Filed Pursuant to Rule 424(b)(3)

Registration No. 333-273728

PROSPECTUS SUPPLEMENT NO. 9

(to prospectus dated August 10, 2023)

GOODNESS GROWTH HOLDINGS, INC.

15,000,000 Subordinate Voting Shares

Up to 80,670,773 Subordinate Voting Shares Underlying Notes

Up to 6,250,000 Subordinate Voting Shares Underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated August 10, 2023 (the “Prospectus”), with the information contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024. Accordingly, we have attached such report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the resale by the selling security holders named in the Prospectus (the “Selling Shareholders”) of up to an aggregate of 101,920,773 of our subordinate voting shares (“subordinate voting shares”), which consist of: (i) up to 15,000,000 subordinate voting shares issued in a private offering to certain Selling Shareholders in connection with a Fifth Amendment to Credit Agreement and First Amendment to Security Agreement by and among Goodness Growth Holdings, Inc., certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Admin, LLC, as administrative agent and as collateral agent, dated as of March 31, 2023 (the “Fifth Amendment”); (ii) up to 80,670,773 subordinate voting shares that are issuable from time to time to certain Selling Shareholders upon conversion of, and payment of interest on, convertible notes issued in a private offering pursuant to a Sixth Amendment to the Credit Agreement by and among Goodness Growth Holdings, Inc., certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Admin, LLC, as administrative agent and as collateral agent, dated as of April 28, 2023 (the “Sixth Amendment”); and (iii) up to 6,250,000 subordinate voting shares that are issuable from time to time to certain of the Selling Shareholders upon the exercise of warrants to purchase our subordinate voting shares that were issued in a private offering to Selling Shareholders in connection with the Sixth Amendment.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, any may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our subordinate voting shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “GDNS” and quoted on the OTCQX under the symbol “GDNSF”. On April 2, 2024, the closing sale price of our subordinate voting shares as reported on the CSE was C$0.53 and the closing sale price of our subordinate voting shares on the OTCQX was $0.39.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 13 of the Prospectus. Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 2, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Transition Period from                      to                     .

Commission file number 000-56225

GOODNESS GROWTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	82-3835655
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Subordinate Voting Shares

Multiple Voting Shares

Super Voting Shares

(Title of class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.   Yes  ◻    No  ⌧

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.   Yes  ◻    No  ⌧

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes  ⌧     No  ◻

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).   Yes  ⌧    No  ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	◻	Accelerated filer	◻
Non-accelerated filer	⌧	Smaller reporting company	⌧
Emerging growth company	⌧

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ◻

Indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that require a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to Section 240.10 D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).   Yes  ☐    No  ⌧

The aggregate market value of the shares of Subordinate Voting Shares and Multiple Voting Shares (based on as converted basis, based on the closing price of these shares on the OTCQX) on June 30, 2023, held by non-affiliates of the registrant was approximately $20,224,616.

As of March 29, 2024, the registrant had the following number of shares of each of its classes of registered securities outstanding: Subordinate Voting Shares –111,041,230; Multiple Voting Shares – 320,851; and Super Voting Shares – 0.

DOCUMENTS INCORPORATED BY REFERENCE

Part III incorporates certain information by reference from the definitive proxy statement to be filed by the registrant in connection with the 2023 Annual and Special Meeting of Shareholders (the “2023 Management Information Circular and Proxy Statement”).

GOODNESS GROWTH HOLDINGS, INC.

EXPLANATORY NOTE

Unless the context provides otherwise, references herein to “we,” “us,” “our,” “Company” or “Goodness Growth” refer to Goodness Growth Holdings, Inc. together with our wholly owned subsidiaries. References to “Darien Business Development Corp.” or “Darien” refer to the Company prior to completion of the RTO (as hereinafter defined).

Unless otherwise indicated, all references to “$” or “US$” in this report refer to United States dollars, and all references to “C$” refer to Canadian dollars.

Emerging Growth Company Status

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the Securities and Exchange Commission (the “SEC”) or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Form 10-K contains statements that we believe are, or may be considered to be, “forward-looking statements” under U.S. or Canadian securities laws. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on current beliefs, expectations, or assumptions regarding the future of the business, future plans and strategies, operational results, and other future conditions of the Company. All statements other than statements of historical fact included in this report regarding the prospects of our industry or our prospects, plans, financial position, or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “expect,” “plan,” “expected,” “scheduled,” “estimates,” “estimated,” “forecasts,” “continue,” “continued,” “anticipate,” “will,” “expectations,” “cannot,” “could,” “believe,” “focused,” “intention,” “strategic,” “future,” “approach,” “strategy,” “efforts,” “potential,” “potentially,” “possible,” “may,” “intend,” “intended,” “intent,” “should,” “might,” “would,” “achieve,” “allowed to,” “over time,” “likely,” “remain,” “opportunities,” “seeking,” or the negative or plural of these words or similar expressions or variations. Furthermore, forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections, and other forward-looking statements will not be achieved. We caution readers not to place undue reliance on these statements as many important factors could cause the actual results to differ materially from the beliefs, plans, objectives, expectations, anticipations, estimates, and intentions expressed in such forward-looking statements. Risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements include, but are not limited to, the risks described in “Risk Factors” in this report.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this report, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this report.

PART I

Item 1.Business

Background

Goodness Growth Holdings, Inc. is a reporting issuer in Canada, with its securities listed for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “GDNS” and on the OTCQX under the symbol “GDNSF”. Goodness Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With our core operations strategically located in four limited-license medical and adult-use markets, Goodness Growth cultivates and manufactures cannabis products in environmentally friendly greenhouses and other facilities and distributes these products through our growing network of Green Goods™ and other Goodness Growth branded retail dispensaries, as well as third-party dispensaries in the markets in which our subsidiaries hold operating licenses.

As of March 27, 2024, Goodness Growth has licenses and operates in three states, consisting of Maryland, Minnesota, and New York. Additionally, the Company has non-operating assets and liabilities in Nevada, Puerto Rico, and Massachusetts. As of March 27, 2024, we retail cannabis products in 14 dispensaries located in Maryland (2), Minnesota (8), and New York (4) and wholesales cannabis products, through third-party companies, in Maryland, Minnesota, and New York.

Our registered office is located at 1500 Royal Centre, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia V6E 4N7. Our head office is located at 207 South Ninth Street, Minneapolis, Minnesota 55402.

History of the Company

Our business was established in 2014 as Minnesota Medical Solutions, LLC, and we received our first license in December 2014. The Company was incorporated under the Business Corporations Act (Alberta) on November 23, 2004 under the name “Initial Capital Inc.” On May 8, 2007, the Company changed its name to “Digifonica International Inc.” following the completion of a qualifying transaction. On December 9, 2013, the Company continued into British Columbia under the name of “Dominion Energy Inc.”, subsequently changed its name to "Dynamic Oil & Gas Exploration Inc." on June 30, 2014, and to "Darien Business Development Corp." on March 13, 2017. On March 18, 2019, the Company changed its name to "Vireo Health International, Inc." following the completion of a reverse takeover transaction (the "RTO") with Vireo Health, Inc. ("Vireo U.S.").

Vireo U.S. had previously acquired all the equity of Minnesota Medical Solutions, LLC, and Empire State Health Solutions, LLC, in an equity interest swap transaction on January 1, 2018.

Pursuant to the RTO, on March 18, 2019, the Company acquired all the issued and outstanding shares of Vireo U.S. and, as a result, the former shareholders of Vireo U.S. acquired control of the Company, as they owned a majority of the outstanding shares of the Company, and continued on with our business.

On June 9, 2021, we changed our name to “Goodness Growth Holdings, Inc.”

Arrangement Agreement

We and Verano Holdings Inc. ("Verano") entered into an Arrangement Agreement dated January 31, 2022, later amended on June 22, 2022 (combined, the "Arrangement Agreement"). Pursuant to the Arrangement Agreement, Verano agreed, among other things, to acquire all of the outstanding shares of Goodness Growth.

We received notice from Verano on October 13, 2022, of Verano's purported termination of the Arrangement Agreement. We believe that Verano has no factual or legal basis to justify or support its purported grounds for termination of the Arrangement Agreement, and on October 13, 2022 commenced an action in the Supreme Court of British Columbia against

Verano. See "Item 3. Legal Proceedings – Verano" and "Item 1A. Risk Factors – We are involved in litigation with Verano, the outcome of which is uncertain".

Description of the Business

Overview of the Company

Goodness Growth is a United States-based multi-state cannabis company with significant operations in three core markets of Maryland, Minnesota, and New York.  We also previously operated in the New Mexico market, but, in June 2023, we sold our business operations in New Mexico. We are science-focused and dedicated to providing patients and adult-use customers with high quality cannabis-based products. We cultivate cannabis in environmentally friendly greenhouses, manufacture pharmaceutical-grade cannabis extracts, and sell our products at both Company-owned and third-party dispensaries to qualifying patients and adult-use customers. We currently serve thousands of customers each month.

In 2021, New York adopted legislation allowing adult-use cannabis and sales began in January, 2023. Maryland voters approved adult-use marijuana legalization in the fourth quarter of 2022, and adult-use sales began on July 1, 2023. On May 30, 2023, Minnesota Governor Tim Walz signed a bill to legalize marijuana into law. Adult-use sales are expected to commence in Minnesota in 2025. As of March 27, 2024, three of our markets are operational, 14 of our total retail dispensary licenses open for business.

Our principal locations and type of operation are listed below:

Location	Nature and Status of Operations	Opened or Acquired
Hurlock, Maryland	Fully operational processing facility	Opened in 2018
Baltimore, Maryland	Fully operational dispensary facility	Acquired in 2021
Frederick, Maryland	Fully operational dispensary facility	Opened in 2021
Massey, Maryland	Fully operational cultivation facility	Opened in 2021
Holland, Massachusetts	Cultivation land purchased; pre-development	Acquired in 2019
Otsego, Minnesota	Fully operational cultivation and processing facility	Opened in 2015
Minneapolis, Minnesota	Fully operational dispensary facility	Opened in 2015
Bloomington, Minnesota	Fully operational dispensary facility	Opened in 2016
Moorhead, Minnesota	Fully operational dispensary facility	Opened in 2015
Rochester, Minnesota	Fully operational dispensary facility	Opened in 2015
Hermantown, Minnesota	Fully operational dispensary facility	Opened in 2020
Blaine, Minnesota	Fully operational dispensary facility	Opened in 2020
Burnsville, Minnesota	Fully operational dispensary facility	Opened in 2020
Woodbury, Minnesota	Fully operational dispensary facility	Opened in 2020
Caliente, Nevada	Initial cultivation and processing facility complete; awaiting interior build out	Acquired in 2021
Johnstown, New York	Fully operational cultivation and processing facility	Opened in 2016
Colonie, New York	Fully operational dispensary facility	Opened in 2016
Elmhurst, New York	Fully operational dispensary facility	Opened in 2016
Johnson City, New York	Fully operational dispensary facility	Opened in 2016
White Plains, New York	Fully operational dispensary facility	Opened in 2016

Our mission is to provide patients and consumers with best-in-class cannabis products and expert advice, informed by medicine and science. We also are seeking to develop intellectual property that is complementary to our mission, including novel product formulations, novel delivery systems and harm-mitigation processes.

We have developed proprietary cannabis strains, cultivation methods, carbon dioxide extraction, ethanol extraction, and other processes related to the production, refinement, and packaging of cannabis products. We have documented the relevant processes in the form of standard operating procedures and work instructions, which are only shared with third parties when absolutely required and then only upon receipt of written non-disclosure agreements.

We have sought and continue to seek to protect our trademark and service mark rights. Because the cultivation, processing, possession, transport and sale of cannabis and cannabis-related products remain illegal under the Controlled Substances Act (as defined below) we are not able to fully protect our intellectual property at the federal level. As a result, we have sought and continue to seek federal registrations in limited classes of goods and services and have obtained several state registrations.

The Cannabis Industry and Business Lines of the Company

According to market research projections by cannabis researcher Brightfield Group, U.S. sales of legal cannabis are expected to reach over $50 billion by 2026.

As described further below, United States federal law now bifurcates the legality of “hemp” (defined as any part of the Cannabis sativa L plant, including any seeds, derivatives, extracts, cannabinoids, isomers, acids, salts and salts of isomers thereof, whether growing or not, with a tetrahydrocannabinol (“THC”) concentration of less than 0.3% on a dry weight basis) from “marihuana” (also commonly known as “marijuana”). For purposes of this filing, the term “cannabis” means “marihuana” as set forth in the Controlled Substances Act (21 U.S.C. § 811) (the “Controlled Substances Act”) and is used interchangeably with the term “marijuana.”

To date, in the United States, medical cannabis has been legalized in 40 states and the District of Columbia, while 24 states and the District of Columbia have approved cannabis for recreational use by adults (adult-use).

We strive to meet best-in-class health, safety and quality standards relating to the growth, production and sale of cannabis medicines, and products for consumers. Our offerings include cannabis flower, cannabis oil, cannabis topicals, orally ingestible tablets, capsules featuring cannabinoids, and vaporizer pens and cartridges.

We are a vertically integrated cannabis company that operates from “seed-to-sale.” We have three business lines:

i.	Cultivation: We grow cannabis in outdoor, indoor and greenhouse facilities. Our expertise in growing enables us to produce award-winning and proprietary strains in a cost-effective manner. We sell our products in company-owned or -managed dispensaries and to third parties where lawful.
ii.	Production: We convert cannabis biomass into formulated oil, using a variety of extraction techniques. We use some of this oil to produce consumer products such as vaporizer cartridges and edibles, and we sell some oil to third parties in jurisdictions where this practice is lawful.
iii.	Retail Dispensaries: We operate retail dispensaries that sell proprietary and, where lawful, third-party cannabis products to retail customers and patients.

Cultivation

We have rights to operate cultivation facilities in six states and Puerto Rico. Although pricing pressure for dried flower in several mature cannabis markets has led some operators to eschew cultivation, in certain markets the transition from medical-only to adult-use cannabis has increased wholesale market prices significantly. We believe that our cultivation operations provide certain other benefits, including:

i.	Low Cost: We continually seeks ways to optimize our growing processes and minimize expenses. By having control over our own cultivation, we can reduce input costs and maximize margins. We believe that production at scale is critical to drive down unit cost.
ii.	Product Availability: Control over our cultivation facilities allows us to monitor and update the product mix in our dispensaries to meet evolving demand, especially in the form of strain selection and diversity.
iii.	Quality Assurance: Quality and safety of cannabis products are critically important to our customers. Control over growing processes greatly reduces the risk of plant contamination or infestation. We believe that products with consistent quality can demand higher retail prices.

Our focuses on quality, potency, strain diversity and production at scale are important because we believe that the wholesale market for cannabis plant material will become increasingly price competitive over time. More companies are entering, and will likely continue to enter, this segment of the industry. We believe that manufacturers and retailers that source high-quality, low-cost plant material will have a significant advantage in the medium and long term.

Cultivation and Production Facilities

Except for our bifurcated cultivation-only and production-only facilities in Maryland, we operate combined cultivation and production facilities. Each cultivation and production facility focuses primarily on the development of cannabis products and dried cannabis plant material for medical and other consumer use, as well as the research and development of new strains of cannabis. At all our facilities, we focus on consumer safety and maintaining strict quality control. The methods used in our facilities result in several key benefits, including consistent production of high-quality product and the minimization of product recalls and complaints from patients and adult-use customers.

Our cultivation business line operates year-round. Operations and sales trends in select markets where we operate do follow seasonal trends with various times of the year providing an opportunity for outdoor cultivation, seasonal impacts on sales in summer and winter months in market in the southwest and northeast and promotional activity increases around specific industry and holiday events, including April 20, July 10 and Green Wednesday (the Wednesday before Thanksgiving).

We operate the following cultivation and production facilities as of the close of business on March 27, 2024:

Maryland:	• • •

We operate one cultivation facility of approximately 110,000 square feet and one production facility of approximately 30,000 square feet.

In March 2021, we transferred the cultivation license from our formerly co-located cultivation and processing facility to another facility consisting of approximately 110,000 square feet of greenhouse space and associated land and buildings. The production operation remains at the original combined cultivation and processing facility.

We have a number of customers; our results of operations and financial results in Maryland are not dependent upon sales to one or a few major customers.

Minnesota	•	Currently operate one cultivation and production facility of approximately 90,000 square feet.
	•	We have a large number of customers; our results of operations and financial results in Minnesota are not dependent upon sales to one or a few major customers.
New York	•

Currently operate one cultivation and production facility of approximately 60,000 square feet. Additional 120,000 square feet of cultivation and productions space is under construction and intended primarily to support the adult-use market, when and if we are licensed to sell into that market.

	•	We purchase a modest portion of our manufactured products inventory from several other registered organizations.
	•	We have a large number of customers; our results of operations and financial results in New York are not dependent upon sales to one or a few major customers.

Manufacturing

We manufacture, assemble, and package cannabis finished goods across a variety of product segments:

i.	Inhalable: flower and trim, dabbable concentrates (e.g., Hash, Rosin, Temple Balls), distillate pre-filled vaporizer pens and cartridges, pre-rolls, distillate syringes.
ii.	Ingestible: edibles, tablets, softgels, oral solutions, oral spray, tinctures, lozenges.
iii.	Topicals: balms and topical bars.

We have wholesale operations in Maryland, Minnesota, and New York. Manufactured products are sold to third parties, where allowed, and are also distributed to Company-owned and operated retail dispensaries.

Supply Chain

We have vertically integrated in the markets in which we operate. In the normal course of our business, we purchase input materials and components that we utilize in the cultivation, processing, manufacture and distribution of our products. No individual supplier represents a significant portion of our purchases or represent a material risk to our operations.

Principal Products or Services

Our brands include:

●	Vireo Spectrum™ brand pre-filled distillate vaporizer pens and cartridges, syringes, bulk oil, softgels, tablets, oral solutions, oral spray, topical bars, and topical balms;
●	Vireo Selects™ brand distillate vaporizer pens and syringes
●	1937™ brand distillate vaporizer pens and cartridges, flower and trim, and dabbable concentrates (e.g., Hash, Rosin, Temple Balls);
●	Boundary Waters™ pre-roll products, RSO Gummies, Half Gram Vapes
●	Hi-Color™ edibles;
●	Kings and Queens™ concentrates, including live and cured resin badder, budder, sugar, and sauce; and Infused Pre-rolls and Live Resin Pre-filled Vaporizer Cartridges
●	Simple™ brand distillate vaporizer cartridges and 14g/28g Flower
●	Dr. Westwater™ Topical Balms
●	Small A$$ Bud™ 14g flower
●	Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges
●	Various other flower and trim brands.

The following table shows which principal manufactured products we currently sell at our dispensaries in our various markets:

Market	Principal Products
Maryland

1937 Vape Cartridges; Vireo Selects Vape Cartridges; 1937 Concentrates; 1937 Pre-Rolls; 1937 Pre-Pack Flower; 1937 Bulk Flower; 1937 Bulk Trim; Hi-Color™ edibles; Kings and Queens™ concentrates, infused pre-rolls, and vape cartridges; Small A$$ Buds bulk flower, Hi*AF™ distillate vaporizer disposable pens and pre-filled cartridges

Minnesota

Vireo Selects Vape Cartridges and Syringes, , Vireo Spectrum Flower and Pre-Rolls, Boundary Waters Pre-Rolls, Vireo Spectrum Capsules; Vireo Spectrum Tincture; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Syringe/Bulk Oil; Vireo Spectrum Tablet; Vireo Spectrum Topical Balm; Vireo Spectrum Topical Bar, Simple Vape Cartridges and Bulk Flower, Dr. Westwater Topical Balms, Boundary Waters RSO Gummies, Boundary Waters Pre-Rolls, Boundary Waters Vapes

New York

Vireo Selects Vape Cartridges, Vireo Spectrum Vape Cartridges; Hi-Color™ edibles, Vireo Spectrum Syringes/Bulk Oil; Vireo Spectrum Softgel; Moonlight Softgel; Vireo Spectrum Oral Solution; Vireo Spectrum Oral Spray; Vireo Spectrum Balm; Vireo Spectrum Flower; Vireo Spectrum Pre-Rolls, Simple Vape Cartridges, Simple 14g/28g Small Bud Flower.

Retail Strategy

We have invested substantial resources in developing customer-friendly store designs and floorplans. In 2020, we began constructing new dispensaries using a new layout and color scheme tied to the Green Goods™ trademark and began converting existing dispensaries to this new theme.

Members of our management team have experience in real estate development, which has enabled us to secure premium locations for some of our dispensaries. Typically, we seek locations with high foot traffic and good visibility, close to densely populated residential areas. We also consider location, vehicular traffic, demographics, and competitor locations when selecting retail locations.

Principal Business Objectives

Our principal business objectives over the next 12-month period include achieving positive operating cash flow through cost discipline, operational excellence, and product quality; improving the quality and efficiency of flower production in Maryland and Minnesota; pursuing non-core asset divestitures; managing the balance sheet with capital partners to grow into being a strong credit.

Employees and Human Capital Resources

As of March 1, 2024, we had 490 employees, 385 of whom were full time employees. Certain of our employees in Maryland, Minnesota and New York are represented by local offices of the United Food and Commercial Workers International Union (“UFCW”). The collective bargaining agreements with the employees in these states expire as follows:

State	Agreement Expiration
Maryland	October 31, 2024
Minnesota	November 21, 2024
New York (Security)	January 31, 2024
New York (non-drivers)	October 31, 2023

Our collective bargaining agreements in New York are expired. Negotiations are in process, and a resolution is expected. We consider our relations with our employees, with UFCW and with Local 811 to be good overall.

Our human capital resources objectives include identifying, recruiting, retaining, incenting and integrating our existing and additional employees into our collaborative, results-focused culture. Our compensation program is designed to attract, motivate and retain highly qualified executives and employees. We are committed to a culture that values diversity, mutual respect, equity and collaboration that helps achieve our enterprise goals.

Research and Development

Our former research and development activities primarily focused on developing new, innovative, and patent-protectable products for the cannabis market. These efforts have focused on novel cannabinoid formulations as well as accessory products designed to improve the cannabis consumption experience. We also experimented with plant spacing and nutrient blends, cannabis variety trialing and improved pest management techniques. We also engaged in research and development activities focused on developing new extracted or infused products.

Patents and Trademarks

We hold two patents for “Tobacco Products with Cannabinoid Additives and Methods for Reducing the Harm Associated with Tobacco Use” (US Patents 10,369,178 and 10,702,565) and have a number of other patents pending with the United States Patent and Trademark Office (“USPTO”).

We have successfully registered the trademarks Vireo Health® and Green Goods® with the USPTO and have applied to register a number of other trademarks with the USPTO, including:

●	1937™
●	Terp Safe™
●	Amplifi™

Competitive Conditions and Position

Historically, Vireo U.S. won licenses in competitive, merit-based selection processes. We pursued opportunities in limited license markets with higher barriers to entry presenting an opportunity for higher returns or the development of strategic opportunities.

The industry is highly competitive with many operators, including large multi-state operators and smaller regional and local enterprises. We face competition from other companies that have greater resources, enhanced access to public equity and debt markets, superior cultivation and manufacturing capabilities, lower operating costs, better-located retail facilities, more experienced management, or that may be more mature as businesses. There are several multi-state operators that we compete directly with in some of our operating markets. Aside from current direct competition, other operators that are sufficiently capitalized to enter the Company’s markets through new licensure or acquisitive growth are also considered potential competitors. Similarly, if and to the extent we continue to enter new markets, we will encounter new direct competitors.

See “Risk Factors – We face intense competition in a new and rapidly growing industry from licensed companies with more experience and financial resources than we have and from unlicensed and unregulated participants.”

Regulation of Cannabis in the United States

Below is a discussion of the federal and state-level U.S. regulatory regimes in those jurisdictions where we operate through our subsidiaries. We currently operate facilities in Maryland, Minnesota, and New York.

Regulation of Cannabis in the United States Federally

We currently directly derives a substantial portion of our revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. Federal Law. As of December 31, 2023, the Company is directly involved (through licensed subsidiaries) in both the medical and adult-use cannabis industry in the states of New York, Minnesota, and Maryland as permitted within such states under applicable state law. The U.S. Supreme Court has ruled that Congress has the constitutional authority to enact the existing federal prohibition on cannabis. The U.S. federal government regulates drugs through the Controlled Substances Act, which places controlled substances, including marijuana, in specific schedules of control. Marijuana is classified as a Schedule I drug. The Controlled Substances Act defines a Schedule I drug, substance or chemical as a substance which has a high potential for abuse, no currently accepted medical use in treatment in the U.S., and a lack of accepted safety for use under medical supervision. With the limited exceptions of Epidiolex, a pharmaceutical derived from the cannabis extract cannabidiol (“CBD”), and certain drugs that incorporate synthetically derived cannabinoids (i.e., Marinol, Syndros, and Cesamet), the U.S. Food and Drug Administration (“FDA”) has not approved marijuana as a safe and effective drug for any indication. Moreover, under the Agriculture Improvement Act of 2018 (commonly referred to as the 2018 Farm Bill), marijuana remains a Schedule I controlled substance under the Controlled Substances Act, with the exception of hemp and extracts derived from hemp.

State laws regulating cannabis are in direct conflict with the Controlled Substances Act. Although certain states and territories of the U.S. authorize medical or adult-use cannabis production and distribution by licensed or registered entities, under U.S. federal law, the possession, use, cultivation, and transfer of cannabis and any related drug paraphernalia is illegal; any such acts are criminal acts under federal law under the Controlled Substances Act. Although our activities are compliant with applicable state and local laws, strict compliance with state and local laws with respect to cannabis will neither absolve the Company of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against the Company.

There is no guarantee that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions where permitted. Unless and until the U.S. Congress amends the Controlled Substances Act with respect to cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that Federal authorities may enforce current U.S. federal law. We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating agreement procedures. While our operations are in material compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under United States federal law. If the Department of Justice (the “DOJ”) policy were to aggressively pursue debt or equity owners of cannabis-related business and U.S. Attorneys followed such DOJ policies by pursuing prosecutions, then the Company could face: (i) seizure of its cash and other assets used to support, or derived from, its cannabis subsidiaries; and (ii) the arrest of its employees, directors, officers, managers and investors, who could face charges of ancillary criminal violations of the Controlled Substances Act for aiding, abetting, and conspiring to violate the Controlled Substances Act by virtue of providing financial support to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis. Additionally, as has been affirmed by U.S. Customs and Border Protection, employees, directors, officers, managers, and investors of the Company who are not U.S. citizens face the risk of being barred from entry into the U.S. for life.

U.S. Department of Justice and Attorney General Memorandums

In August 2013, then-Deputy Attorney General James Cole authored a memorandum (the “Cole Memorandum”) addressed to all United States district attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several states had enacted laws relating to cannabis for medical purposes.

The Cole Memorandum outlined the priorities for the DOJ relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale, and possession of cannabis, conduct in compliance with those laws and regulations is less likely to implicate federal enforcement priorities and, therefore, less likely to justify federal prosecution of such conduct. Notably, however, the DOJ never provided specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard. Rather, DOJ provided eight enforcement priorities which, if implicated, justified federal intervention in state-legal cannabis activities. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the DOJ should be focused on addressing only the most significant priorities related to cannabis (for example, preventing the distribution of cannabis to minors, and preventing revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels).

In March 2017, then-Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, on January 4, 2018, Mr. Sessions issued a memorandum that rescinded and superseded the Cole Memorandum effective immediately (the “Sessions Memorandum”). The Sessions Memorandum stated, in part, that current law reflects Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to marijuana activities. The continued inconsistency between federal and state laws represents a major risk factor for the Company.

As a result of the Sessions Memorandum, federal prosecutors are free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities, despite the existence of state-level laws that may be inconsistent with federal prohibitions. No direction was given to federal prosecutors in the Sessions Memorandum as to the priority they should ascribe to such cannabis activities, and resultantly, it remains uncertain how active federal prosecutors will be in relation to such activities. Furthermore, the Sessions Memorandum did not discuss the treatment of medical cannabis by federal prosecutors. As an industry best practice, despite the rescission of the Cole Memorandum, we continue to do the following to ensure compliance with the guidance provided by the Cole Memorandum:

●	Ensure the operations of our subsidiaries and business partners are compliant with all licensing requirements that are set forth with regards to cannabis operations by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, we retain appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of our operations with all applicable regulations.
●	The activities relating to cannabis businesses adhere to the scope of the licensing obtained for such businesses. For example, in the states where only medical cannabis is permitted, the products are only sold to patients who hold the necessary documentation to permit the possession of cannabis.
●	We only work through licensed operators, which must pass a range of requirements, adhere to strict business practice standards, and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs, and cartels.
●	We conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.
●	Our subsidiaries have implemented inventory-tracking systems and necessary procedures to ensure that inventory is effectively tracked, and the diversion of cannabis and cannabis products is prevented.

Former Attorney General William Barr, who succeeded Attorney General Sessions, did not provide a clear policy directive for the United States related to state-legal cannabis-related activities. However, in a written response to questions from U.S. Senator Cory Booker made as a nominee, Attorney General Barr stated, “I do not intend to go after parties who have complied with state law in reliance on the Cole Memorandum.” Attorney General Barr’s statements were not an official declaration of the DOJ policy and were not binding on the DOJ, on any U.S. Attorney or on the federal courts. On March 11, 2021, Merrick Garland was confirmed as the new Attorney General. Attorney General Garland has not yet made a formal statement or written response on the matter; however, during his confirmation hearings he stated that federal prosecution of state-licensed cannabis operators is not a “useful use” of limited prosecutorial resources. For the reasons described above and the risks further described in the Risk Factors section below, there are significant risks associated with our business.

Although the Cole Memorandum has been rescinded, Congress has passed a so-called “appropriations rider” provision in Congressional spending legislation since 2015 to prevent the DOJ from using congressionally appropriated funds to enforce federal cannabis laws against any state or jurisdiction that has implemented a system that authorizes the use, distribution, possession, or cultivation of medical marijuana. The rider is known as the “Rohrabacher-Farr” Amendment after its original lead sponsors (it is also sometimes referred to as the “Rohrabacher-Blumenauer” or, in its Senate Form, the “Leahy” Amendment, but it is referred to in this report as “Rohrabacher-Farr”).

Rohrabacher-Farr is typically included in short-term funding bills or continuing resolutions by the House of Representatives, whereas the Leahy Amendment was included in the fiscal year 2020 budget by the Senate, which was signed on December 20, 2019. Rohrabacher-Farr prevents the DOJ from using congressionally appropriated funds to enforce federal cannabis laws against regulated medical cannabis actors operating in compliance with state and local law. As of January 19, 2024, the Rohrabacher–Farr amendment was effective through March 8, 2024.

The risk of federal enforcement and other risks associated with the Company’s business are described in Item 1A.—"Risk Factors.”

Regulation of the Cannabis Market at State and Local Levels

Below is a summary overview of the licensing and regulatory framework in the states where Goodness Growth or our subsidiaries are currently operating under licenses or rights to operate.

Maryland

Maryland Regulatory Landscape

Maryland first enacted legal protections for medical cannabis patients in 2003, creating an affirmative defense for patients charged with possession of less than one ounce of cannabis. In 2013, lawmakers expanded the affirmative defense to protect cannabis caregivers, authorized the use of marijuana for investigational medical purposes, and established the Natalie M. LaPrade Medical Marijuana Commission to develop, approve and monitor cannabis academic study programs. Then, in 2014, legislation was enacted to establish a state-regulated medical cannabis program and expand the Commission’s regulatory authority. The law was signed in April 2014, and the program became operational on December 1, 2017. The Natalie M. LaPrade Maryland Medical Cannabis Commission (now known as the Maryland Cannabis Administration (the “MCA”)) regulates the state program and awards operational licenses in a highly competitive application process. The market is divided into three primary classes of licenses: dispensary, cultivation, and processing. Medical cannabis dispensary license pre-approvals were issued to 102 dispensaries out of a pool of over 800 applicants, 15 processing licenses were awarded out of a pool of 124 applicants and 15 cultivation licenses were awarded out of a pool of 145 applicants.

The medical cannabis program was written to allow access to medical cannabis for patients with qualifying medical conditions, including chronic pain, nausea, seizures, glaucoma, and post-traumatic stress disorder or “PTSD.”

In April 2018, Maryland lawmakers agreed to expand the state’s medical cannabis industry by adding another 20 licenses: 7 for cultivation and 13 for processing. Permitted products for sale and consumption include oil-based formulations, dry flower and edibles and other concentrates.

In November 2022, Maryland voters approved adult-use marijuana legalization via ballot initiative. Under the initiative, listed as Question 4 on the ballot, adults 21 and older in Maryland will be allowed to possess up to 1.5 ounces of marijuana flower and grow two plants out of the public view beginning July 1, 2023.

Licenses in Maryland

We operate one dispensary in Frederick, Maryland, which opened in March 2021 and one dispensary in Baltimore, Maryland, which we acquired in November 2021. We also operate a production facility of 30,000 square feet and a 110,000 square-foot cultivation facility. On July 1, 2023, the Company converted its existing medical licenses into new standard cannabis licenses which allow the Company to cultivate, process, and dispense cannabis to patients and consumers age 21 years or older. Revenues have grown principally by the commencement of adult-use sales on July 1, 2023. Our cultivation and production licenses, as well as the license for our Frederick, Maryland dispensary, were awarded to our affiliate MaryMed, LLC through merit-based license application processes. Merit-based license awards require limited investment and thus present high-return opportunities. Our dispensary license for our Baltimore, Maryland location was acquired from Charm City Medicus, LLC on November 19, 2021.

Maryland Licenses and Regulations

Maryland licenses are valid for five years after required fees are paid and provided that the business remains in good standing. Renewal requests are typically communicated through email from the MCA and include a renewal form.

Maryland Reporting Requirements

The State of Maryland uses Marijuana Enforcement Tracking Regulation and Compliance system (METRC) as the state’s computerized track and trace (“T&T”) system for seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. We use a third-party application for our computerized seed to sale software, which integrates with the state’s METRC program and captures the required data points for cultivation, manufacturing and retail a as required in the Maryland Medical Cannabis law.

Minnesota

Minnesota Regulatory Landscape

Legislation passed during the 2014 Minnesota legislative session created a new process allowing seriously ill individuals from Minnesota to use medical cannabis to treat a set of nine qualifying medical conditions. The qualifying medical conditions have been expanded to now include 15 qualifying conditions. The Medical Cannabis Program is regulated and administered by the Minnesota Department of Health which oversees all cultivation, production, and distribution facilities. In the initial program the Minnesota Department of Health had registered two manufacturers, with each manufacturer having licenses for four distribution facilities across the state. Minnesota now allows a manufacturer to operate eight distribution facilities, which may include the manufacturer’s single location for cultivation, harvesting, manufacturing, packaging, and processing but is not required to include that location.

Medical cannabis was initially provided to patients as a dried raw cannabis liquid, pill, topical (lotions, balms, and patches), and through vaporized delivery methods that did not require the use of dried leaves or plant form, water-soluble cannabinoid multi-particulates (for example, granules, powders, and sprinkles) or orally dissolvable products such as lozenges, gums, mints, buccal tablets, and sublingual tablets.

In terms of safety and security, there are several precautions built into the program. For example, registered manufacturers must contract with a laboratory for testing the quality and consistency of the medical cannabis products. Manufacturers’ facilities are also subject to state inspections.

Minnesota has also implemented a process for monitoring and evaluating the health impacts of medical cannabis on patients which will be used to help patients and health professionals grow their understanding of the benefits, risks, and side effects of medical cannabis.

On May 30, 2023, the Governor of Minnesota signed into law House File No. 100 ("H.F. 100") of the 2022 Session, Chapter 63, a bill of an act relating to adult-use cannabis. As a result, many marijuana reform laws went into effect August 1, 2023, including adult use legalization, rescheduling under Minnesota's Controlled Substance Act, allowing 21 years of age or older to possess or transport two ounces or less of adult-use cannabis, or eight grams or less of adult-use cannabis concentrate, edible cannabis products or lower-potency hemp edibles infused with a combined total of 800 milligrams or less of tetrahydrocannabinol, and legalizing home grow of up to four mature plants per residence.

H.F. 100 established the Office of Cannabis Management and transferred the powers and duties with respect to the medical cannabis program under Minnesota Statutes 2022 previously held by the Department of Health.

Licenses and Permits in Minnesota

Our license in Minnesota was awarded in 2015 through merit-based license application processes. Merit-based license awards require limited investment and thus present high-return opportunities. We believe that our medical and scientific expertise helped us develop a competitive advantage in the marketplace.

Vireo Health of Minnesota, LLC (“Vireo Minnesota”), which is a subsidiary of Goodness Growth, holds one vertically-integrated medical cannabis license to operate one cultivation and production facility in Otsego, MN and eight retail medical cannabis dispensaries in the state of Minnesota, located in Blaine, Bloomington, Burnsville, Hermantown, Rochester, Minneapolis, Moorhead, and Woodbury.

Minnesota Licenses and Regulations

We currently operate eight retail dispensaries and one cultivation and production facility of approximately 90,000 square feet. Recent changes to the state’s qualifying conditions for medical cannabis patients have contributed to increases in patient enrollment.

Minnesota state licenses are renewed every two years. Every two years, licensees are required to submit a renewal application with the commissioner at least six months before its registration term expires. Additionally, provided that the requisite renewal fees are paid, the renewal application is submitted in a timely manner, and there are no material violations noted against the applicable licenses, the Company expects to receive the applicable renewed license in the ordinary course of business. While the Company’s compliance controls have been developed to mitigate the risk of any material violations of a license arising, there is no assurance that the Company’s license will be renewed in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process could impede the ongoing or planned operations of the Company and have a material, adverse effect on the Company’s business and financial results.

Minnesota Reporting Requirements

The State of Minnesota uses Marijuana Enforcement Tracking Regulation and Compliance system (METRC) as the state’s computerized T&T system for seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. We use a third-party application for our computerized seed to sale software, which integrates with the state’s Metrc program and captures the required data points for cultivation, manufacturing and retail as required.

New York

New York Regulatory Landscape

The Compassionate Care Act was signed into law on July 5, 2014. The law was expanded in January 2022 to remove a previous list of qualifying conditions. The law now allows patients to use medical cannabis for any condition that could be treated by medical cannabis as recommended by their doctor.

Physicians must complete a New York State Department of Health-approved course and register with the New York Department of Health Medical Marijuana Program to certify patients. Practitioners must consult the New York State Prescription Monitoring Program Registry prior to issuing a certification to a patient for medical cannabis.

Patients who are certified by their practitioners are required to apply to obtain a registry identification card in order to obtain medical cannabis certified patients may designate up to two caregivers, who must also register with the Department of Health, to obtain and administer medical cannabis products on behalf of the patients.

There are ten registered organizations, which each hold a vertically integrated license allowing the cultivation, manufacture, transport, distribution, and dispensation of medical cannabis. Registered organizations may only manufacture medical cannabis products in forms approved by the Commissioner of the Department of Health. Approved forms currently include whole flower, metered liquid or oil preparations, solid and semisolid preparations (e.g., capsules, chewable and effervescent tablets, lozenges), metered ground plant preparations, and topical forms and transdermal patches. The Compassionate Care Act expressly provides that a certified medical use of cannabis does not include smoking and that all prices must be approved by the New York Department of Health.

Each registered organization may have up to four dispensing facilities, owned and operated by the registered organization, where approved medical cannabis products will be dispensed to certified patients or their designated caregivers, who have registered with the Department. Dispensing facilities must report dispensing data to the New York State Prescription Monitoring Program Registry and consult the registry prior to dispensing approved medical cannabis products to certified patients or their designated caregivers.

The Marihuana Regulation & Taxation Act was signed into law on March 31, 2021, legalizing adult-use cannabis in New York State. MRTA established a new Office of Cannabis Management (the “OCM”) governed by a Cannabis Control Board to comprehensively regulate adult-use, medical, and hemp cannabis. The OCM released its final rules and regulations governing the adult-use industry in September 2023, and has begun to issue licenses.

Licenses and Permits in New York

Our licenses in New York were each awarded to us through merit-based license application processes.

Through our subsidiary Vireo Health of New York, LLC, we hold one of ten vertically integrated medical cannabis licenses. We currently have a cultivation and processing facility in Johnstown, NY and four dispensaries throughout the State in New York City (Queens County), Binghamton, White Plains and Albany. We also operate a home-delivery service based out of our Queens dispensary.

Our New York cultivation and processing facility is approximately 21 acres and compromised of 13,650 square foot of indoor cultivation space, 38,304 square feet of greenhouse cultivation space, and 7,350 square feet of laboratory and processing space. The facility has been in continuous production and sale of cannabis since January 2016. In addition, we have under construction, on an adjacent parcel to the existing facility, approximately 110,000 square feet of incremental cultivation and processing facility housed inside a building exceeding 300,000 square feet.

New York Licenses and Regulations

In New York, we were one of the original five registered organizations, placing second in the initial selection process, and are currently one of ten registered organizations (vertically integrated medical cannabis licensees) in the state. While we believe the long-term opportunity in New York is substantial, recent performance has been impacted by neighboring states transitioning to adult-use jurisdictions, as well as by increasing competition from other developing operators. New product introductions and the beginning of wholesale revenue streams may contribute to improving profit margins in the future. We anticipate additional growth of our home delivery service.

New York registered organization licenses expire 2 years after the date of issuance. An application to renew must be filed with the Department not more than six months nor less than four months prior to the expiration thereof. Registration fees are $200,000 and are refundable if the applicant is not granted a renewal registration.

New York Reporting Requirements

The state of New York uses BIOTRACKTHC© as the state’s cultivation and production computerized T&T system. Leaf Logix is used as state’s point of sale T&T system. Individual licensees are required to push data to the state to meet all reporting requirements.

Our Compliance Program

Expenditures for compliance with federal, state, and local environmental laws and regulations are consistent from year to year and are not material to our financial results. We are compliant with all applicable regulations and properly disposes of the toxic and hazardous substances it uses in our operations.

The Company is classified as having “direct” involvement in the U.S. marijuana industry and are in material compliance with applicable licensing requirements and the regulatory framework enacted by each state in which it operates. We are not subject to any material citations or notices of violation with applicable licensing requirements and the regulatory framework enacted by each applicable state that may have an impact on our licenses, business activities or operations.

With the oversight of our Outside General Counsel, our compliance team oversees, maintains, and implements our compliance program. In addition to an Outside General Counsel, we engage state-specific regulatory compliance counsel in jurisdictions, as appropriate, as well as legal specialists where needs arise.

The compliance team oversees training for cultivation, production and dispensary managers and employees, along with other department leaders and other designated persons as needed, on compliance with state and local laws and regulations. Our compliance team also monitors all compliance notifications from the regulators and inspectors and leads the effort to timely resolve any issues identified. We keep records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.

We have created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. We maintain accurate records of our inventory at all licensed facilities. We conduct audits of our cannabis and cannabis products inventories at least weekly in order to detect any possible diversion. In addition to weekly inventory audits, security and/or compliance staff conduct unscheduled, unannounced audits to prevent complacency or the perception thereof. Adherence to our standard operating procedures is mandatory and ensures that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. We also verify adherence to standard operating procedures by regularly conducting internal inspections and ensure that any issues identified are resolved quickly and thoroughly.

See "Item 1. Business – Regulation on Cannabis in the United States – U.S. Department of Justice and Attorney General Memorandums" for discussion on guidance for enforcement agencies and the DOJ with respect to cannabis.

As an industry best practice, to ensure compliance with prior guidance, we continue to:

●	Ensure the operations of our subsidiaries and business partners are compliant with all licensing requirements related to cannabis operations by applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, we retain appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable regulations;
●	The activities relating to cannabis business adhere to the scope of the licensing obtained for such businesses. For example, in the states where only medical cannabis is permitted, cannabis products are only sold to patients who hold the necessary documentation whereas, in the states where cannabis is permitted for adult adult use, in the future, we intend to sell our cannabis products only to individuals who meet the requisite age requirements;
●	We adhere to compliant business practices and have implemented strict regulatory oversight to ensure that no revenue is distributed to criminal enterprises, gangs or cartels; and
●	We conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are in compliance with all applicable state laws, regulations and licensing requirements in all material respects, such activities remain illegal under United States federal law. For the reasons described above and the risks further described in Risk Factors below, there are significant risks associated with our business. Readers are strongly encouraged to carefully read all the risk factors contained in Item 1A. Risk Factors, below.

●	Ensure the operations of our subsidiaries and business partners are compliant with all licensing requirements related to cannabis operations by applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, we retain appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable regulations;
●	The activities relating to cannabis business adhere to the scope of the licensing obtained for such businesses. For example, in the states where only medical cannabis is permitted, cannabis products are only sold to patients who hold the necessary documentation whereas, in the states where cannabis is permitted for adult adult-use, in the future, we intend to sell our cannabis products only to individuals who meet the requisite age requirements;
●	We adhere to compliant business practices and have implemented strict regulatory oversight to ensure that no revenue is distributed to criminal enterprises, gangs or cartels; and
●	We conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

We will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are in compliance with all applicable state laws, regulations and licensing requirements in all material respects, such activities remain illegal under United States federal law. For the reasons described above and the risks further described in Risk Factors below, there are significant risks associated with our business. Readers are strongly encouraged to carefully read all the risk factors contained in Item 1A. Risk Factors, below.

Item 1A. Risk Factors

Summary of Risk Factors

Investing in our securities involves risks. In addition to the other information set forth in this Annual Report on Form 10-K, including the information addressed under “Cautionary Statement Regarding Forward Looking Statements,” investors in the Company’s securities should carefully consider the risks described in this section before deciding to invest in our securities. The following discussion highlights the risks that we believe are material to the Company, but the following discussion does not necessarily include all risks that we may face, and an investor in the Company’s securities should not interpret the disclosure of a risk in the following discussion to state or imply that the risk has not already materialized.  If any of these risks occur, our business, financial condition, and results of operations could be materially and adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment.

Set forth below is a summary of the principal risks we face:

●Marijuana remains illegal under U.S. federal law. There is a substantial risk of regulatory or political change which could alter the enforcement approach at the federal level and thereby subject us to action by the U.S. federal government through various government agencies for participation in the cannabis industry.
●U.S. state and local regulation of cannabis is uncertain and changing. New state or local laws may be enacted which affect our product offerings or manufacturing processes.

●We are involved in litigation with Verano, the outcome of which is uncertain.
●Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services including obtaining traditional bank financing.
●We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.
●Investors in the Company who are not U.S. citizens may be denied entry into the United States.
●	We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to its ability to continue as a going concern in their audit report for the years ended December 31, 2022.
●We incurred net losses in fiscal years 2022, 2021, and 2020, with net cash used in operating activities, and cannot provide assurance as to when or if we will become profitable and generate cash in our operating activities.
●We anticipate requiring additional financing to operate our business and we may face difficulties acquiring additional financing on terms acceptable to us, or at all.
●Our senior secured credit facility contains covenant restrictions that may limit our ability to operate our business.
●Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
●We face security risks related to our physical facilities and cash transfers due to the mostly cash nature of the cannabis industry.
●Our business is subject to the risks inherent in agricultural operations.
●We face risks related to our information technology systems, including potential cyber-attacks and security and privacy breaches.
●Our reputation and ability to do business may be negatively impacted by our suppliers’ inability to produce and ship products.
●We are dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products.
●We may be unable to attract and retain key personnel.
●We face an inherent risk of product liability claims as a manufacturer, processor and producer of products that are intended to be ingested by people.
●Our intellectual property may be difficult to protect.
●We face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than we have and by unlicensed, unregulated participants.
●There are risks associated with consolidation of the industry by well-capitalized entrants developing large-scale operations.
●Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.
●The elimination of monetary liability against our directors, officers, and employees under British Columbia law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.
●There is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts.
●Additional issuances of Subordinate Voting Shares, or securities convertible into Subordinate Voting Shares, may result in dilution and have an adverse effect on the market price of Subordinate Voting Shares.
●The market price for the Subordinate Voting Shares has been and may be volatile.
●An investor may face liquidity risks with an investment in the Subordinate Voting Shares.
●We do not intend to pay dividends on our Shares and, consequently, the ability of investors to achieve a return on their investment will depend entirely on appreciation in the price of our Subordinate Voting Shares.
●We are subject to Canadian and United States tax on our worldwide income.
●Changes in tax laws may affect the Company and holders of Subordinate Voting Shares.

The following are certain risk factors relating to our business. These risks and uncertainties are not the only ones facing the Company. Additional risks and uncertainties not presently known to us, or currently deemed immaterial by us, may also impair our operations. If any such risks occur, our shareholders could lose all or part of their investment and our business, financial condition, liquidity, results of operations, and prospects could be materially, adversely affected and our ability to implement our growth plans could be adversely affected. Our shareholders should carefully evaluate the following risk factors associated with the Subordinate Voting Shares.

Going Concern Risk

We have a history of operating losses and our management has concluded that factors raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to its ability to continue as a going concern in their audit report for the year ended December 31, 2023.

We have recurring losses from operations and negative cash flows from operations. For the year ended December 31, 2023, we had negative operating cash flow, net losses and accumulated deficits. We may never become profitable and if we do not become profitable your investment could be lost completely.

We anticipate that we will continue to report losses and negative cash flow until we can divest our New York assets (if at all). We have concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on debt and other financings raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the year ended December 31, 2023.

The consolidated financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Going Concern.”

Risks Related to the Regulatory System and Business Environment for Cannabis

Marijuana remains illegal under U.S. federal law.

Our activities are, and will continue to be, subject to evolving regulation by governmental authorities. The legality of the production, cultivation, extraction, distribution, transportation and use of cannabis differs among states in the United States. Marijuana remains a Schedule I drug under the Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute, use or possess cannabis in the United States. In those states in which the cultivation, production, extraction, distribution, transportation, possession or use of marijuana has been legalized, these actions continue to be a violation of federal law pursuant to the Controlled Substances Act. Due to the current regulatory environment in the United States, new risks may emerge; management may not be able to predict all such risks.

Since federal law criminalizing the cultivation, production, extraction, distribution, transportation, possession or use of marijuana pre-empts state laws that legalize such actions, enforcement of federal law regarding marijuana is a significant risk and would greatly harm our business, prospects, revenue, results of operation and financial condition. Any proceedings brought against Goodness Growth under federal law may materially, adversely affect our operations and financial performance.

Due to the conflicting views between state legislatures and the federal government regarding cannabis, cannabis businesses are subject to inconsistent laws and regulations. There can be no assurance that the federal government will not enforce federal laws relating to marijuana and seek to prosecute cases involving marijuana businesses that are otherwise compliant with state laws in the future.

For discussion on the differences between federal- and state-level law, treatment, enforcement and other matters, See "Item 1. Business – Regulation of Cannabis in the United States", generally, See "Item 1. Business – Regulation on Cannabis in the United States – U.S. Department of Justice and Attorney General Memorandums" for discussion on guidance for enforcement agencies and the DOJ with respect to cannabis.

We may be subject to action by the U.S. federal government through various government agencies for participation in the cannabis industry.

Cultivation, processing, production, distribution, possession and sale of cannabis for any purpose, medical, adult use or otherwise, remains illegal under U.S. federal law. The U.S. federal government, through, among others, the DOJ, its sub-agency the Drug Enforcement Administration (“DEA”) and the U.S. Internal Revenue Service (“IRS”), has the right to actively investigate, audit and shut down cannabis growing facilities, processors, and retailers. The U.S. federal government may also attempt to seize our property. Any action taken by the DOJ, the DEA and/or the IRS to interfere with, seize or shut down our operations will have an adverse effect on our business, prospects, revenue, results of operation and financial condition.

We could face:

(i)	seizure of our cash and other assets used to support or derived from our cannabis subsidiaries;
(ii)	the arrest of our employees, directors, officers, managers, and investors; and
(iii)	ancillary criminal violations of the Controlled Substances Act for aiding and abetting, and conspiracy to violate the Controlled Substances Act by providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors and/or retailers of cannabis.

If aggressive prosecutorial measures and laid against the Company, our operations would cease, shareholders may lose their entire investments and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

Additionally, there can be no assurance as to the position the current or any new federal administration may take on marijuana. Any enforcement of current federal marijuana laws could cause significant financial damage to the Company and our shareholders. Further, future presidential administrations may choose to treat marijuana differently and potentially enforce the federal laws more aggressively.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions, or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. These results could have a material, adverse effect on the Company, including our reputation and ability to conduct business, our holding (directly or indirectly) of cannabis licenses in the United States, the listing of our securities on various stock exchanges, our financial position, operating results, profitability or liquidity or the market price of our Subordinate Voting Shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation or final resolution of any such matters because: (i) the time and resources that may be needed depend on the nature and extent of any information requested by the authorities involved; and (ii) such time or resources could be substantial.

See "Item 1. Business – Regulation on Cannabis in the United States – U.S. Department of Justice and Attorney General Memorandums" for discussion on guidance for enforcement agencies and the DOJ with respect to cannabis.

U.S. state and local regulation of cannabis is uncertain and changing. New state or local laws may be enacted which affect our product offerings or manufacturing processes.

There is no assurance that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions where permitted. If the U.S. federal government begins to enforce U.S. federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing state laws are repealed or curtailed, our business or operations in those states or under those laws would be materially and adversely affected. Federal actions against any individual or entity engaged in the cannabis industry, or a substantial repeal of cannabis related legislation, could materially, adversely affect the Company, our business and our assets or investments.

State and local laws permitting the cultivation, production, extraction, distribution, transportation, possession and/or use of cannabis may also be modified in a manner that is contrary to our interests. For example, states could authorize the issuance of licenses to cultivate, produce, transport or distribute cannabis to additional parties, or the maximum number of such licenses could be unlimited. Certain ownership structures, such as the ability to be vertically integrated, could be restricted, thereby affecting our ability to own and control multiple stages of the supply chain. States currently permitting only medical-use cannabis could implement adult-use cannabis laws that give preferences to applicants and/or participants that compete with us, or even prohibit us to participate in portions or the entirety of the adult-use marketplace. Any such changes would have a material, adverse effect on our business, financial position and/or results of operations.

The rulemaking process at the state level that applies to cannabis operators in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented by the Company are compliance-based and are derived from the state regulatory structure governing cannabis businesses. Notwithstanding our efforts and diligence, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that we will receive and maintain the necessary licenses, permits or cards to continue operating our business. A state implementing an adult-use cannabis program may prohibit participation by the Company in one or more aspects of that program, or require the Company to pay fees to participate, which fees may be material or prohibitive.

Local laws and ordinances could also restrict our business activity. Although our operations are legal under the laws of the states in which it operates, local governments often have the ability to limit, restrict and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed and have a material, adverse effect on our business.

Multiple states where medical and/or adult use cannabis is legal have imposed or are considering special taxes or fees on businesses in the marijuana industry. It is uncertain at this time whether other states are in the process of reviewing such additional taxes and fees. The implementation of special taxes or fees could have a material, adverse effect upon our business, prospects, revenue, results of operation and financial condition.

We currently operate cannabis businesses in Maryland, Minnesota, and New York.

State regulatory agencies may require us to post bonds or significant fees.

There is a risk that a greater number of state regulatory agencies will begin requiring entities engaged in certain aspects of the business or industry of legal marijuana to post a bond or significant fees when applying, for example, for a dispensary license or renewal, as a guarantee of payment of sales and franchise taxes. We are not able to quantify at this time the potential scope of such bonds or fees in the states in which we currently operate or may in the future operate, but they may be materially adverse to our results of operations, financial condition and ultimate business success, individually or in the aggregate.

We may be subject to heightened scrutiny by United States and Canadian authorities, which could ultimately lead to the market for Subordinate Voting Shares becoming highly illiquid and our shareholders having no ability to effect trades in Subordinate Voting Shares in Canada.

Currently, our Subordinate Voting Shares are traded on the Canadian Securities Exchange and on the OTCQX tier of the OTC Markets in the United States. Our business, operations, and investments in the United States, and any such future business, operations, or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the United States. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

In 2017, there were concerns that the Canadian Depository for Securities Limited, through its subsidiary CDS Clearing and Depository Services Inc. (“CDS”), Canada’s central securities depository (clearing and settling trades in the Canadian equity, fixed income, and money markets), would refuse to settle trades for cannabis issuers that have investments in the United States. However, CDS has not implemented this policy.

On February 8, 2018, the Canadian Securities Administrators published Staff Notice 51-352 describing the Canadian Securities Administrators’ disclosure expectations for specific risks facing issuers with cannabis-related activities in the U.S. Staff Notice 51-352 confirms that a disclosure-based approach remains appropriate for issuers with U.S. cannabis-related activities. Staff Notice 51-352 includes additional disclosure expectations that apply to all issuers with U.S. cannabis-related activities, including those with direct and indirect involvement in the cultivation and distribution of cannabis, as well as issuers that provide goods and services to third parties involved in the U.S. cannabis industry.

On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group, which is the owner and operator of CDS, announced the signing of a Memorandum of Understanding (“MOU”) with Aequitas NEO Exchange Inc., the Canadian Securities Exchange, the Toronto Stock Exchange and the TSX Venture Exchange. The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures, and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the Canadian securities exchanges to review the conduct of listed issuers. The MOU notes that securities regulation requires that the rules of each of the exchanges must not be contrary to the public interest and that the rules of each of the exchanges have been approved by the securities regulators. Pursuant to the MOU, CDS will not ban accepting deposits of or transactions for clearing and settlement of securities of issuers with cannabis-related activities in the United States. Even though the MOU indicated that there are no plans to ban the settlement of securities through CDS, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were implemented at a time when the Subordinate Voting Shares are listed on a Canadian stock exchange, it would have a material, adverse effect on the ability of holders of Subordinate Voting Shares to make and settle trades. In particular, the market for Subordinate Voting Shares would become highly illiquid until an alternative (if available) was implemented, and investors would have no ability to effect a trade of Subordinate Voting Shares through the facilities of the applicable Canadian stock exchange.

We are involved in litigation with Verano, the outcome of which is uncertain.

On October 13, 2022, the Company received a notice of purported termination of the Arrangement Agreement, which asserted certain breaches of the Arrangement Agreement, including claims the Company’s public filings and communications with respect to its business and ongoing operations were misleading and that the Company breached its representations to Verano under the Arrangement Agreement. Verano also claimed, as a result of such breaches, it is entitled to payment of the $14,875,000 termination fee and its transaction expenses. The Company denies all of Verano’s allegations and affirmatively asserts that it has complied with its obligations under the Arrangement Agreement, and with its disclosure obligations under US and Canadian law, in all material respects at all times. The Company believes that Verano had no factual or legal basis to justify or support its purported grounds for termination of the Arrangement Agreement.

On October 21, 2022, the Company commenced an action in the Supreme Court of British Columbia against Verano arising out of Verano’s repudiation of the Arrangement Agreement, which Goodness Growth believes was wrongful. The Company is seeking damages, costs and interest, based on Verano's breach of contract and of its duty of good faith and honest performance. On November 14, 2022, Verano filed counterclaims against the Company for the termination fee and transaction expenses described above. Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded to either party. In addition, the costs of prosecuting the Company’s claims and defending against the claims made by Verano could be material.

We may face state limitations on ownership of cannabis licenses and may be required to divest certain licenses or entities that hold such license in order to comply with applicable regulations.

Certain jurisdictions in which we operate limit the number of cannabis licenses and certain economic or commercial interests in the entity that holds the license that can be held by one entity within that state. As a result of the completion of certain acquisition transactions that we have entered into or may enter into in the future, we may potentially hold more than the prescribed number of licenses or economic or commercial interests in a licensed entity in certain states, and accordingly may be required to divest certain licenses or entities that hold such license in order to comply with applicable regulations. The divestiture of certain licenses or entities that hold such licenses may result in a material, adverse effect on our business, financial condition, or results of operations.

We may become subject to FDA and/or ATF regulation.

Marijuana remains a Schedule I controlled substance under U.S. federal law. If the federal government reclassifies marijuana to a Schedule II, Schedule III, Schedule IV, or Schedule V controlled substance or declassifies it as a controlled substance, it is possible that the FDA would seek to regulate cannabis under the Food, Drug and Cosmetics Act of 1938, as amended (the “FDCA”). The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the FDCA. The FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because marijuana is federally illegal to produce and sell, and because it has few federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the DEA; however, the FDA has enforced the FDCA with regard to industrial hemp-derived products, especially CBD derived from industrial hemp sold outside of state-regulated cannabis businesses. The FDA had asserted its authority to regulate CBD derived from both marijuana and industrial hemp, and its intention to develop a framework for regulating the production and sale of CBD derived from industrial hemp. On January 26, 2023, the FDA announced that it would not seek to regulate CBD as a dietary supplement.

Additionally, the FDA may issue rules and regulations, including good manufacturing practices related to the growth, cultivation, harvesting, processing, and production of cannabis. Clinical trials may be needed to verify the efficacy and safety of cannabis and cannabis products. It is also possible that the FDA would require facilities where medical-use cannabis is grown to register with the FDA and comply with certain federally prescribed regulations. If some or all these regulations are imposed, the impact they would have on the cannabis industry is unknown, including the costs, requirements and possible prohibitions that may be enforced. If we are unable to comply with the potential regulations or registration requirements prescribed by the FDA, it may have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition.

It is also possible that the federal government could seek to regulate cannabis under the ATF. The ATF may issue rules and regulations related to the use, transport, sale and advertising of cannabis or cannabis products.

Cannabis businesses are subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services. Recent events in the banking industry may further restrict our ability to access financial services including obtaining traditional bank financing.

Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable U.S. federal money-laundering laws. Banks and other depository institutions are currently hindered by federal law from providing financial services to marijuana businesses, even in states where those businesses are regulated.

The Company and our subsidiaries are subject to a variety of laws and regulations domestically and internationally that involve money laundering, financial record-keeping and proceeds of crime, including the U.S. Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the “Bank Secrecy Act”), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Further, under U.S. federal law, banks or other financial institutions that provide a cannabis business with a checking account, debit or credit card, small business loan, or any other service could be found guilty of money laundering, aiding and abetting, or conspiracy.

The Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury issued the FinCEN Memorandum on February 14, 2014, outlining the pathways for financial institutions to bank cannabis businesses in compliance with federal enforcement priorities. The FinCEN Memorandum states that, in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of federal money laundering laws. The FinCEN Memorandum refers to the Cole Memorandum’s enforcement priorities.

The revocation of the Cole Memorandum has not yet affected the status of the FinCEN Memorandum, nor has FinCEN given any indication that it intends to rescind the FinCEN Memorandum itself. Shortly after the Sessions Memorandum was issued, FinCEN did state that it would review the FinCEN Memorandum, but FinCEN has not yet issued further guidance.

Although the FinCEN Memorandum remains in effect, it is unclear whether the Biden administration will continue to follow its guidelines. The DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act that occur in any state, including states that have in some form legalized the sale of cannabis. Further, the conduct of the DOJ’s enforcement priorities could change for any number of reasons. A change in the DOJ’s priorities could result in the prosecution of banks and financial institutions for crimes that were not previously prosecuted.

If our operations, or proceeds thereof, dividend distributions or profits or revenues derived from our operations were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds from a crime (the sale of a Schedule I drug) under the Bank Secrecy Act’s money laundering provisions. This may restrict our ability to declare or pay dividends or effect other distributions.

The FinCEN Memorandum does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the DOJ, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear willing to provide banking services to cannabis-related businesses or to rely on this guidance. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses in the United States. As a result, we may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it operates in permits cannabis sales. The inability or limitation of our ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for us to operate and conduct our business as planned or to operate efficiently and could subject our businesses to robbery, embezzlement or other crimes related to our possession or transport of cash, sometimes in substantial quantities.

In March 2023, Federal banking regulators closed Silicon Valley Bank and Signature Bank to prevent the banks from failing. The closures have prompted broader inquiries into the financial health of banks and other financial institutions in the United States and other countries. While none of the banks with which the Company maintains financial relationships have been identified as a target of such an inquiry or as at risk of closure by regulators, there remains the possibility that one or more of the banks could fail, which would further limit the Company’s access to financial services, which could lead to the need to maintain more cash at some or all of the Company’s locations, increasing the risk of theft or other loss. Such events could lead to the smaller number of banks that continue to provide financial services to the Company imposing further restrictions, higher fees, or both on the Company’s accounts.

We operate in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where we carry on business.

Our business and activities are heavily regulated in all jurisdictions where we carry on business. Our operations are subject to various laws, regulations and guidelines by state and local governmental authorities relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of cannabis, cannabis oil and consumable cannabis products, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by these governmental authorities and obtaining all necessary regulatory approvals for the manufacture, production, storage, transportation, sale, import and export, as applicable, of our products. The commercial cannabis industry is still a new industry at the state and local level. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals that may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition.

While we endeavor to comply with all applicable laws, regulations and guidelines and, to our knowledge, we are in compliance with, or are in the process of being assessed for compliance with all such laws, regulations and guidelines, any failure to comply with the regulatory requirements applicable to our operations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business; the suspension or expulsion from a particular market or jurisdiction of our key personnel; the imposition of additional or more stringent inspection, testing and reporting requirements; and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities and/or revocation of our licenses and other permits, which could have a material, adverse effect on our business, results of operations and financial condition. Furthermore, governmental authorities may change their administration, application, or enforcement procedures at any time, which may adversely affect our ongoing costs relating to regulatory compliance.

Because marijuana is illegal under U.S. federal law, we may be unable to access to U.S. bankruptcy protections in the event of our bankruptcy or a bankruptcy of an entity in which we invest.

Many courts have denied cannabis businesses federal bankruptcy protections because the use of cannabis is illegal under federal law. In the event one or more of our businesses were to become unable to pay its liabilities, federal bankruptcy laws sometimes enable businesses to reorganize, reduce debt and continue to operate, or to wind down in an orderly manner so that creditors and sometimes equity holder realize some return of the funds they have provided to the bankrupt business.  If federal bankruptcy laws do not apply to cannabis businesses, it would be very difficult for lenders or other creditors and the owners of Subordinate Voting Shares or other equity to recoup their investments in us. If we were to experience a bankruptcy, there is no guarantee that U.S. federal bankruptcy protections would be available to us, which would have a material, adverse effect on the Company, including the potential to disable our ability to conduct our businesses at all.

Additionally, there is no guarantee that we will be able to effectively enforce any interests we may have in our other subsidiaries and investments. A bankruptcy or other similar event related to an entity in which we hold an interest that precludes such entity from performing its obligations under an agreement may have a material, adverse effect on our business, financial condition, or results of operations. Further, should an entity in which we hold an interest have insufficient assets to pay its liabilities, it is possible that other liabilities will be satisfied prior to the liabilities or equity owed to us. In addition, bankruptcy or other similar proceedings are often a complex and lengthy process, the outcome of which may be uncertain and could result in a material, adverse effect on our business, financial condition or results of operations.

Because our contracts involve marijuana and related activities, which are not legal under U.S. federal law, we may face difficulties in enforcing our contracts.

Because our contracts involve cannabis and other activities that are not legal under federal law and in some state jurisdictions, we may face difficulties in enforcing our contracts in federal courts and certain state courts. Therefore, there is uncertainty as to whether we will be able to legally enforce our agreements, which could have a material, adverse effect on the Company.

We may not be able to secure our payment and other contractual rights with liens on the inventory or licenses of our clients and contracting parties under applicable state laws.

In general, the laws of the various states that have legalized cannabis sale and cultivation do not expressly or impliedly allow for the pledge of inventory containing cannabis as collateral for the benefit of third parties, such as the Company and our subsidiaries, that do not possess the requisite licenses and entitlements to cultivate, process, sell, or possess cannabis pursuant to the applicable state law. Likewise, the laws of those states generally do not allow for transfer of the licenses and entitlements to sell or cultivate cannabis to third parties that have not been granted such licenses and entitlements by the applicable state agency. Our inability to secure our payment and other contractual rights with liens on the inventory and licenses of our clients and contracting parties increases the risk of loss resulting from breaches of the applicable agreements by the contracting parties, which, in turn, could have a material, adverse effect on our business, financial condition or results of operations.

Because marijuana is illegal under U.S. federal law, marijuana businesses may be subject to civil asset forfeiture.

Because the marijuana industry remains illegal under U.S. federal law, any properties owned by participants in the marijuana industry which are either used in the course of conducting such business or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

We may be subject to constraints on and differences in marketing our products under varying state laws.

There are and may continue to be restrictions on sales and marketing activities imposed by government regulatory bodies that could hinder the development of our business and operating results. Restrictions may include regulations that specify what, where and to whom product information and descriptions may appear and/or be advertised. Marketing, advertising, packaging, and labeling regulations also vary from state to state, potentially limiting the consistency and scale of consumer branding communication and product education efforts. The regulatory environment in the U.S. limits our ability to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and operating results could be materially, adversely affected.

The results of future clinical research may be unfavorable to cannabis, which may have a material, adverse effect on the demand for our products.

The cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception can be significantly influenced by scientific research or findings regarding the consumption of cannabis products. There can be no assurance that future scientific research or findings will be favorable to the cannabis market or any particular product, or consistent with earlier research or findings. Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids. Although we believe that various articles, reports, and studies support our beliefs regarding the medical benefits, viability, safety, efficacy and dosing of cannabis, future research and clinical trials may prove such statements to be incorrect or could raise concerns regarding cannabis. Future research studies and clinical trials may draw opposing conclusions to those stated in this document or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, or other facts related to cannabis, which could have a material, adverse effect on the demand for our products, and therefore on our business, prospects, revenue, results of operation and financial condition.

Inconsistent public opinion and perception of the medical and adult-use marijuana industry hinders market growth and state adoption.

Public opinion and support for medical and adult-use cannabis has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising generally for legalizing medical and adult-use cannabis, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical cannabis as opposed to adult-use legalization). Inconsistent public opinion and perception of the medical and adult-use cannabis industry may hinder growth and state adoption, which could have a material, adverse effect on our business, financial condition, or results of operations.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance of and demand for our product lines. Our management believes the medical and adult-use cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Acceptance of our products depends on several factors, including availability, cost, familiarity of use, perceptions of acceptance by other people, convenience, effectiveness, safety, and reliability. If customers do not accept our products, or if we fail to meet customers’ needs and expectations adequately, our ability to continue generating revenues could be reduced. Consumer perception of our products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of medical and adult-use cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the medical and adult-use cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or publicity could have a material, adverse effect on the demand for our products and our business, results of operations, financial condition, and cash flows. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material, adverse effect on the Company, the demand for our products, and our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy, and quality of cannabis in general, or our products specifically, or associating the consumption of cannabis with illness or other negative effects or events, could have such a material, adverse effect or our business, financial position and results of operations. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

Investors in the Company who are not U.S. citizens may be denied entry into the United States.

Because cannabis remains illegal under U.S. federal law, those individuals who are not U.S. citizens employed at or investing in legal and licensed U.S. cannabis companies could face detention, denial of entry or lifetime bans from the United States for their business associations with U.S. cannabis businesses. Entry happens at the sole discretion of U.S. Customs and Border Protection (“CBP”) officers on duty, and these officers have wide latitude to ask questions to determine the admissibility of a foreign national. The government of Canada has started warning travelers on its website that previous use of cannabis, or any substance prohibited by U.S. federal laws, could mean denial of entry to the United States. Business or financial involvement in the legal cannabis industry in Canada or in the United States could also be reason enough for U.S. border guards to deny entry. On September 21, 2018, CBP released a statement outlining its current position with respect to enforcement of the laws of the United States. It stated that Canada’s legalization of cannabis will not change CBP enforcement of U.S. laws regarding controlled substances and, because cannabis continues to be a controlled substance under U.S. law, working in or facilitating the proliferation of the legal cannabis industry in U.S. states where it is deemed legal or Canada may affect admissibility to the United States. As a result, CBP has affirmed that, employees, directors, officers, managers, and investors of companies involved in business activities related to cannabis in the United States or Canada (such as the Company), who are not U.S. citizens face the risk of being barred from entry into the United States for life. On October 9, 2018, CBP released an additional statement regarding the admissibility of Canadian citizens working in the legal cannabis industry. CBP stated that a Canadian citizen working in or facilitating the proliferation of the legal cannabis industry in Canada coming into the United States for reasons unrelated to the cannabis industry will generally be admissible to the United States; however, if such person is found to be coming into the United States for reasons related to the cannabis industry, such person may be deemed inadmissible.

We may incur significant tax liabilities and a reduction to our tax attributes due to limitations on tax deductions and credits under Section 280E of the Internal Revenue Code.

Under Section 280E of the U.S. Internal Revenue Code of 1986 (together with the Treasury regulations promulgated and the rulings issued thereunder, the “Code”), no deduction or credit is allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if the trade or business (or the activities which comprise the trade or business) consists of trafficking in controlled substances (within the meaning of Schedules I and II of the Controlled Substances Act), which is prohibited by federal law or the law of any state in which that trade or business is conducted. The IRS has applied this provision to cannabis operations, prohibiting them from deducting many expenses associated with cannabis businesses other than certain costs and expenses related to cannabis cultivation and manufacturing operations. Accordingly, Section 280E has a significantly adverse impact on the operations of cannabis companies, including the Company, and an otherwise profitable business may operate at a loss, after taking into account its U.S. income tax expenses.

The Company is filing amended tax returns for periods ending December 31, 2020 through December 31, 2022 to reflect the position that cannabis activities are not subject to Code Section 280E. Additionally, the Company’s reporting of its United States federal net operating loss carryforward amount and state net operating loss carryforward amount on its Consolidated Financial Statements as of December 31, 2023 assumes that such position will be respected by the IRS. Please see Note 21, “Income Taxes” of the Notes to the Consolidated Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K for a discussion of such position and the Company’s net operating losses. There can be no assurance that the IRS will not challenge such position or that a U.S. court would not sustain such a challenge. If the IRS successfully challenged such position, certain of the Company’s tax deductions and credits may be disallowed, thereby reducing the Company’s reporting United States federal net operating loss carryforward amount and state net operating loss carryforward amount.

Any audit by the IRS with respect to our receipt of an employee retention credit (“ERC”) under The Coronavirus Aid, Relief, and Economic Security (“CARES”) Act could result in additional taxes or costs to the Company.

The Company applied for and received an ERC under the CARES Act. Please see Note 21, “Income Taxes” of the Notes to the Consolidated Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K for a description of the Company’s receipt of the ERC. In July 2023, the IRS stated its intention to shift its focus to review ERC claims for compliance concerns, including intensifying audit work. The Company’s eligibility to receive the ERC remains subject to audit by the IRS. If the IRS audits the Company during the applicable statute of limitations period and finds that the Company was not eligible to receive some or all of the ERC, the Company would be required to return some or all of the ERC to the IRS, with any applicable interest and penalties.

If our operations are found to be in violation of applicable money laundering legislation and our revenues are viewed as proceeds of crime, we may be unable to effect distributions or repatriate funds to Canada.

We are subject to a variety of laws and regulations in the U.S. and Canada that involve money laundering, financial record-keeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended, and the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada.

If the operations of the Company or our subsidiaries, or any proceeds thereof, any dividend distributions or any profits or revenues derived from these operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above, or any other applicable legislation. This could have a material, adverse effect on the Company and, among other things, could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions, or subsequently repatriate such funds back to Canada.

Risks Related to our Business and Operations

We incurred net losses in fiscal years 2023 and 2022 and cannot provide assurance as to when or if we will become profitable and generate cash in our operating activities.

We incurred net losses, under U.S. generally accepted accounting principles, of $25,547,089 and $42,457,444 for the fiscal years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, we had an aggregate accumulated deficit of $203,428,052. Such losses have historically required us to seek additional funding through the issuance of debt or equity securities. In addition, we have historically experienced and may prospectively experience fluctuations in our quarterly earnings due to the nature of our business. Our long-term success is dependent upon among other things, achieving positive cash flows from operations and augmenting such cash flows using external resources to satisfy our cash needs, and there is no assurance that we will be able to achieve such cash flows.

We anticipate requiring additional financing to operate our business and we may face difficulties acquiring additional financing on terms acceptable to us or at all.

We will need additional capital to sustain our operations and will likely seek further financing. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised. To date, our operations and expansion of our business have been funded primarily from cash-flow from operations as substantially supplemented by the proceeds of debt and equity financings and the sale of our former Pennsylvania subsidiaries and Arizona dispensary and cannabis licenses. We expect to require substantial additional capital in the future primarily to fund working capital requirements of our business, including operational expenses, planned capital expenditures including the focused development and growth of cultivation and dispensary facilities, debt service and acquisitions.

Even if we obtain financing for our near-term operations and expansion, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including, without limitation: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; (iv) the amount of our capital expenditures, including acquisitions; (v) debt service; and (vi) the taxes to which our businesses and operations are subject.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of existing securities. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity securities, market fluctuations in the price of our securities could limit our ability to obtain additional equity financing.

No assurance can be given that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially, adversely affected, and we could be forced to reduce or discontinue our operations.

We are a holding company, and our earnings are dependent on the earnings and distributions of our subsidiaries.

We are a holding company and essentially all our assets are the capital stock or membership interests of our subsidiaries or management services agreements with entities in each of the markets in which we operate, including in our core markets of Maryland, Minnesota and New York. As a result, our shareholders are subject to the risks attributable to our subsidiaries. As a holding company, we conduct substantially all our business through our subsidiaries, which generate substantially all our revenues. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of our subsidiaries and the distribution of those earnings to us. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation, or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before us.

Our subsidiaries may not be able to obtain necessary permits and authorizations.

Our subsidiaries may not be able to obtain or maintain the necessary licenses, permits, certificates, authorizations, or accreditations to operate their respective businesses, or may only be able to do so at great cost. In addition, our subsidiaries may not be able to comply fully with the wide variety of laws and regulations applicable to the cannabis industry. Failure to comply with or to obtain the necessary licenses, permits, certificates, authorizations, or accreditations could result in restrictions on a subsidiary’s ability to operate in the cannabis industry, which could have a material, adverse effect on our business, financial condition, and results of operations.

Disparate state-by-state regulatory landscapes and the constraints related to holding cannabis licenses in various states results in operational and legal structures for realizing the benefit from cannabis licenses that could result in materially detrimental consequences to us.

We realize, and will continue to realize, the benefits from cannabis licenses pursuant to a number of different structures, depending on the regulatory requirements from state-to-state, including realizing the economic benefit of cannabis licenses through management agreements. Such agreements are often required to comply with applicable laws and regulations or are in response to perceived risks that we determine warrant such arrangements.

The foregoing structures present various risks to the Company and our subsidiaries, including but not limited to the following risks, each of which could have a material, adverse effect on our business, financial condition, and results of operations:

●	A governmental body or regulatory entity may determine that any of these structures are in violation of a legal or regulatory requirement or change such legal or regulatory requirements with the result that a management agreement structure violates such requirements (where it had not in the past).
●	There could be a material, adverse impact on the revenue stream we receive from or on account of cannabis licenses (as we will not be the license holder, and therefore any economic benefit is received pursuant to a contractual arrangement). If a management agreement is terminated, the Company will no longer receive any economic benefit from the applicable dispensary and/or cultivation license.
●	These structures could potentially result in the funds invested by the Company being used for unintended purposes, such as to fund litigation.
●	If a management agreement structure is in place, we will not be the license holder of the applicable state-issued cannabis license, and therefore, only have contractual rights in respect of any interest in any such license. If the license holder fails to adhere to its contractual agreement with us, or if the license holder makes, or omits to make, decisions in respect of the license that we disagree with, we will only have contractual recourse and will not have recourse to any regulatory authority.
●	The license holder may renege on its obligation to pay fees and other compensation pursuant to a management agreement or violate other provisions of these agreements.
●	The license holder’s acts or omissions may violate the requirements applicable to it pursuant to the applicable dispensary and/or cultivation license, thus jeopardizing the status and economic value of the license holder (and, by extension, of the Company).
●	The license holder may attempt to terminate the management agreement in violation of its express terms.

In any or all of the above situations, it may be difficult and expensive for us to protect our rights through litigation, arbitration, or similar proceedings.

Our senior secured credit facility contains covenant restrictions that may limit our ability to operate our business.

On March 25, 2021, we entered into the Credit Facility. The Credit Facility contains, and any of our other future debt agreements may contain, covenant restrictions that limit our ability to operate our business, including restrictions on our ability to, among other things, incur additional debt or issue guarantees, create additional liens, pay cash dividends, repurchase stock or make other restricted payments, make certain voluntary prepayments of specified debt, engage in sale-leasebacks involving certain assets, and enter into mergers or acquisitions or dispose of certain assets. The Credit Facility also contains, and any of our other future debt agreements may contain, financial covenants regarding our liquidity, minimum consolidated adjusted EBITDA, and consolidated fixed charge coverage ratio. As a result of these covenants, our ability to respond to changes in business and economic conditions and engage in beneficial transactions, including to obtain additional financing as needed, may be restricted. Furthermore, our failure to comply with our debt covenants could result in a default under our debt agreements, which could permit the holders to accelerate our obligation to repay the debt. If any of our debt is accelerated, we may not have sufficient funds available to repay it.

Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

As of December 31, 2023, we had $70,444,488 in aggregate principal indebtedness (refer to Notes 14 & 15) to the consolidated financial statements included elsewhere in this Annual Report on Form 10-K).

Our substantial consolidated indebtedness may increase our vulnerability to any generally adverse economic and industry conditions. We and our subsidiaries may, subject to the limitations in the terms of our existing and future indebtedness, incur additional debt, secure existing or future debt, or recapitalize our debt. Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance our current and future indebtedness, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. Our business has not generated positive cash flow from operations. If this continues in the future, we may not have sufficient cash flows to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our current and future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

The nature of the medical and adult-use cannabis industry may result in unconventional due diligence processes and acquisition terms that could have unknown and materially detrimental consequences to us.

The uncertainty inherent in various aspects of the medical and adult-use cannabis industry may result in what otherwise would be considered to be inadequate investment due diligence information and uncertain legal consequences relative to arrangements affecting a target investment. The reluctance of banks and other financial institutions to facilitate financial transactions in the medical and adult-use cannabis industry can result in inadequate and unverifiable financial information about target investments, as well as cash management practices that are vulnerable to theft and fraud. The lack of established, traditional sources of financing for industry participants can result in unusual and uncertain arrangements affecting the ownership and obligations of a target investment. The reluctance of lawyers to represent industry participants in furtherance of financing and other business transactions can result in the lack of appropriate documentation setting forth the terms of the transactions, inadequately documented transactions, and transactions that in whole or in part are illegal under applicable state law, among other detrimental consequences. We may have invested in, and may in the future invest in, businesses and companies that are or may become party to legal proceedings, may have inadequate financial and other due diligence information, may employ vulnerable cash management practices, lack written or adequate legal documents governing significant transactions, and otherwise have known or unknown conditions that could be detrimental to our business and assets.

Our assets may be purchased with limited representations and warranties from the sellers of those assets.

We will generally acquire assets and businesses, after conducting our due diligence, with only limited representations and warranties from the seller regarding the quality of the assets and the likelihood of payment. As a result, if defects in the assets or business are subsequently discovered, we may not be able to pursue a claim for all or any of our damages against the owners of such seller, and may be limited to asserting our claims against the seller. The extent of damages that we may incur as a result of such matters cannot be predicted, but potentially could have a material, adverse effect on the value of our assets and revenue stream and, as a result, on our ability to pay dividends.

Lending by us to third parties may be unsecured, subordinate in interest or backed by unrealizable license assets.

In connection with certain transactions, we may also act as lender to one or more counterparties. Certain of these loans are unsecured, which places us at a greater risk of not receiving repayment or the equivalent value thereof. Even for loans that are secured, there is a risk that other lenders may have priority interest to us or that the assets of the borrower may be insufficient to satisfy the loan. In addition, we may have difficulty putting liens on the assets of a borrower, as the major asset is generally the cannabis license which is not transferrable pursuant to state law. Any inability of a borrower to repay a loan or of the Company to realize the value of secured assets could have a material, adverse effect on our business, financial condition, or results of operations.

Competition for the acquisition and leasing of properties suitable for the cultivation, production, and sale of medical and adult-use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could materially, adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation, production, and sale of medical and adult-use cannabis with entities engaged in agriculture and real estate investment activities, including corporate agriculture companies, cultivators, producers, and sellers of cannabis. These competitors may prevent us from acquiring and leasing desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our shareholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns.

We face security risks related to our physical facilities and cash transfers due to the mostly cash nature of the cannabis industry.

The business premises of our operating locations are targets for theft. While we have implemented security measures at each location and continue to monitor and improve such security measures, our cultivation, production, processing, and dispensary facilities could be subject to break-ins, robberies, and other breaches in security. If there were a breach in security and we fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers, cannabis products and cultivation, production, processing, and packaging equipment could have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition.

Our business involves the movement and transfer of cash, which is collected from dispensaries or patients/customers and deposited into our bank. There is a risk of theft or robbery during the transport of cash. We have engaged security firms to provide security in the transport and movement of large amounts of cash. Employees sometimes transport cash and/or products. While we have taken robust steps to prevent theft or robbery of cash and products during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash or products, involving the theft of product or cash.

We face exposure to fraudulent or illegal activity by employees, contractors, consultants, and agents, which may subject us to investigations and actions.

We are exposed to the risk that any of our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates one or more of the following: (i) government regulations; (ii) manufacturing standards; (iii) federal or state privacy laws and regulations; (iv) laws that require the true, complete, and accurate reporting of financial information or data; or (v) other laws or regulations. It may not always be possible for us to identify and prevent misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. We cannot provide assurance that our internal controls and compliance systems will protect us from acts committed by our employees, agents, or business partners in violation of U.S. federal or state or local laws. If any such actions are instituted against us, and we are not successful in defending the Company or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material, adverse effect on our business, financial condition or results of operations.

We face risks related to the novelty of the cannabis industry, and the resulting lack of information regarding comparable companies, unanticipated expenses, difficulties and delays, and the offering of new products and services in an untested market.

As a relatively new industry, there are not many established players in the cannabis industry whose business model we can follow or emulate. Similarly, there is little information about comparable companies available for potential investors to review in deciding whether to invest in the Company.

Shareholders and investors should consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies, like us, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of our business. We may fail to successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to the point where investors may lose their entire investments.

We have committed and expect to continue committing significant resources and capital to develop and market existing products and services and new products and services. These products and services are relatively untested in the marketplace, and we cannot provide assurance that we will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition from offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products and services could materially harm our business, prospects, revenue, results of operation and financial condition.

We are dependent on the popularity and acceptance of our brand portfolio.

Our ability to generate revenue and be successful in the implementation of our business plan is dependent on consumer acceptance of and demand for our products. Acceptance of and demand for our products depends on several factors, including availability, cost, ease of use, familiarity of use, convenience, effectiveness, safety, and reliability. If these customers do not accept our products, or if such products fail to adequately meet customers’ needs and expectations, our ability to continue generating revenues could be reduced.

We believe that establishing and maintaining the brand identities of products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of brands will depend largely on success in providing high-quality products. If customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by customers and consumers, we will risk diluting brand identities and decreasing their attractiveness to existing and potential customers. Moreover, in order to attract and retain customers and to promote and maintain brand equity in response to competitive pressures, we may have to increase substantially financial commitment to creating and maintaining a distinct brand loyalty among customers. If we incur significant expenses in an attempt to promote and maintain brands, this could have a material, adverse effect on our business, financial condition or results of operations.

Our business is subject to the risks inherent in agricultural operations.

Medical and adult-use cannabis is an agricultural product. There are risks inherent in the cultivation business, such as insects, plant diseases, and similar agricultural risks. Although our cultivation is substantially completed indoors under climate-controlled conditions, some cultivation is completed outdoors and there can be no assurance that extreme weather and other natural events and conditions will not have a material, adverse effect on the production of our products and, consequentially, on our business, financial condition, or results of operations.

We may encounter increasingly strict environmental regulation in connection with our operations and the associated permitting, which may increase the expenses for cannabis production or subject us to enforcement actions by regulatory authorities.

Our operations will be subject to environmental regulation in the various jurisdictions in which they operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage, and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors, and employees. There is no assurance that future changes in environmental regulation, if any, will not have a material, adverse effect on our business, financial condition, or results of operations of the Company.

Government approvals and permits are currently, and may in the future be, required in connection with our operations. To the extent such approvals are required and not obtained, we may be curtailed or prohibited from our proposed production of cannabis or from proceeding with the development of our operations as currently proposed.

We may face potential enforcement actions if we fail to comply with applicable laws.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The subsidiaries may be required to compensate those suffering loss or damage by reason of their operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production of cannabis, or more stringent implementation thereof, could cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development, and could have a material, adverse effect on our business, financial condition, or results of operations.

We face risks related to our information technology systems, including potential cyber-attacks and security and privacy breaches.

Our use of technology is critical in our continued operations. We are susceptible to operational, financial and information security risks resulting from cyber-attacks and/or technological malfunctions. Successful cyber-attacks and/or technological malfunctions affecting us or our service providers can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of customer information or other confidential information and reputational risk. We have not experienced any material losses to date relating to cyber-attacks, other information breaches or technological malfunctions. However, there can be no assurance that we will not incur such losses in the future. As cybersecurity threats continue to evolve, we may be required to use additional resources to continue to modify or enhance protective measures or to investigate and redress security vulnerabilities.

We are subject to laws, rules and regulations in the United States and other jurisdictions relating to the collection, production, storage, transfer and use of personal data. We may store and collect personal information about customers and employees. It is our responsibility to protect that information from privacy breaches that may occur through procedural or process failure, information technology malfunction or deliberate, unauthorized intrusions. Any such theft or privacy breach could have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition. Additionally, our ability to execute transactions and to possess and use personal information and data in conducting our business subjects us to legislative and regulatory burdens that may require us to notify regulators and customers, employees, and other individuals of a data security breach. Evolving compliance and operational requirements under the privacy laws, rules, and regulations of jurisdictions in which we operate impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against us by governmental entities and/or the imposition of significant fines, could negatively impact our reputation and may otherwise materially, adversely impact our business, financial condition, and operating results.

We may be required to disclose personal information to government or regulatory entities.

We own, manage, or provide services to various U.S. state-licensed cannabis operations. Acquiring even a minimal and/or indirect interest in a U.S. state-licensed cannabis business can trigger requirements to disclose investors’ personal information. While these requirements vary by jurisdiction, some require interest holders to apply for regulatory approval and to provide tax returns, compensation agreements, fingerprints for background checks, criminal history records and other documents and information. Some states require disclosures of directors, officers, and holders of more than a certain percentage of equity of the applicant. While certain states include exceptions for investments in publicly traded entities, not all states do so, and some such exceptions are confined to companies traded on a U.S. securities exchange. If these regulations were to extend to the Company, investors would be required to comply with such regulations, or face the possibility that the relevant cannabis license could be revoked or cancelled by the state licensing authority.

We face risks related to our insurance coverage and uninsurable risks.

Our business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, fires, riots, civil unrest, labor disputes, litigation and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although we intend to continue to maintain insurance to protect against certain risks in such amounts as we consider to be reasonable, our insurance will not cover all the potential risks associated with our operations. We may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in our operations is not generally available on acceptable terms. We might also become subject to liability for pollution or other hazards which we may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Company to incur significant costs that could have a material, adverse effect upon our financial performance and results of operations.

Our reputation and ability to do business may be negatively impacted by our suppliers’ inability to produce and ship products.

We depend on third-party suppliers to produce and timely ship orders to us. Some products purchased from our suppliers are resold to our customers, while others are used in the production or packaging of our products. These suppliers could fail to produce products to our specifications or quality standards and may not deliver units on a timely basis. Any changes in our suppliers’ ability to timely resolve production issues could impact our ability to fulfill orders and could also disrupt our business due to delays in finding new suppliers.

We are dependent on key inputs, suppliers and skilled labor for the cultivation, extraction, and production of cannabis products.

The cultivation, extraction and production of cannabis and derivative products is dependent on a number of key inputs and their related costs, including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs, such as the raw material cost of cannabis, could materially impact our business, financial condition, results of operations or prospects. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier were to go out of business, we might be unable to find a replacement for such source in a timely manner, on substantially similar terms, or at all. If a sole-source supplier were to be acquired by a competitor of ours, that competitor may elect not to sell to the Company in the future. Any inability to secure required supplies and services, or to do so on appropriate terms, could have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition. We purchase key inputs on a purchase order basis from suppliers at market prices based on its production requirements and anticipated demand. We believe that we will have access to a sufficient supply of the key inputs for the foreseeable future.

Our cannabis growing operations consume considerable energy, which makes us vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may adversely affect our business and our ability to operate profitably.

The ability to compete and grow our business will be dependent on our continued access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts, and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts, and components. This could have a material, adverse effect on our financial results.

Our inability to attract and retain key personnel could materially, adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of our senior management and key personnel. We compete with other companies both within and outside the cannabis industry to recruit and retain competent employees. If we cannot maintain qualified employees to meet the needs of our anticipated growth, our business and financial condition could be materially, adversely affected.

Our sales are difficult to forecast due to limited and unreliable market data.

As a result of recent and ongoing regulatory and policy changes in the medical and adult use cannabis industries, the market data that is available is limited and unreliable. We must rely largely on our own market research to forecast sales, as detailed forecasts are not generally obtainable from other sources in the states in which our business operates. Additionally, any market research and projections by the Company of estimated total retail sales, demographics, demand, and similar consumer research, are based on assumptions from limited and unreliable market data. A failure in the demand for our products to materialize as a result of inaccurate research and projections may have a material, adverse effect on our business, results of operations and financial condition.

We may be subject to growth-related risks.

We may be subject to growth-related risks, including capacity constraints and pressure on our internal personnel, processes, systems, and controls. Our ability to manage growth effectively will require us, among other things, to continue to implement and improve our operational and financial systems and processes, and to expand, train and manage our employee base. Our inability to manage this growth effectively and efficiently may have a material, adverse effect on our business, prospects, revenue, results of operation and financial condition.

We are currently involved in litigation, and there may be additional litigation in which we will be involved in the future.

We are currently involved in litigation and may become party to litigation from time to time in the future with various counterparties, including, but not limited to, joint venture partners and other affiliates. An adverse decision in any litigation could have a material, adverse effect on our business, financial condition or results of operations and could result in negative publicity and reputational harm. Furthermore, even if we are successful in the litigation, we may incur substantial legal fees, which could have a material, adverse effect on our business, financial condition, or results of operations.

We face an inherent risk of product liability claims as a manufacturer, processor and producer of products that are intended to be ingested by people.

As a cultivator, manufacturer, processor, and distributor of products designed to be ingested by humans, we face an inherent risk of exposure to product liability claims, regulatory action, and litigation if our products are alleged to have caused significant loss or injury. In addition, the manufacture and sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. Although we will continue to have quality control procedures in place, we may be subject to various product liability claims, including, among others, that the products produced by us, or the products that are purchased by us from third-party licensed producers, caused injury, illness, or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against us could result in increased costs, could adversely affect our reputation with our customers and consumers generally and could have a material, adverse effect on our business, results of operations and financial condition. There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our potential products and have a material, adverse effect on our business, results of operations and financial condition.

Our intellectual property may be difficult to protect.

We rely upon certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. Our success will depend, in part, on our ability to maintain and enhance protection over our intellectual property, know-how and other proprietary information. We enter into confidentiality or non-disclosure agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers, and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third-parties confidential information developed by the receiving party or made known to the receiving party by us during the course of the receiving party’s relationship with the Company. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property, and we enter into assignment agreements to perfect our rights. These confidentiality, inventions, and assignment confidentiality agreements may be breached and may not effectively assign rights to proprietary information to us. In addition, our proprietary information could be independently discovered by competitors, in which case we may not be able to prevent the use of such proprietary information by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our proprietary information could be difficult, expensive, and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect such proprietary information. The failure to obtain or maintain meaningful intellectual property protection could adversely affect our competitive position.

In addition, effective future patent, trademark, copyright, and trade secret protection may be unavailable or limited in certain countries and may be unenforceable under the laws of certain jurisdictions. As long as cannabis remains a Schedule I controlled substance pursuant to the Controlled Substances Act, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. While many states do offer the ability to protect trademarks independent of the federal government, patent protection is wholly unavailable on a state level, and state-registered trademarks provide a lower degree of protection than would federally registered marks. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties.

Our failure to adequately maintain and enhance protection over our proprietary information, as well as over unregistered intellectual property of companies that we acquire, could have a material, adverse effect on our business, financial condition, or results of operations.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could subject us to significant liabilities and other costs.

Our success may depend on our ability to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. We cannot assure that third parties will not assert intellectual property claims against us. We are subject to additional risks if entities licensing intellectual property to us do not have adequate rights to the licensed materials. If third parties assert copyright or patent infringement or violation of other intellectual property rights against Goodness Growth, we will be required to defend ourselves in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, require us to pay ongoing royalties or subject us to injunctions that may prohibit the development and operation of our applications, any of which could have a material, adverse effect on our business, results of operations and financial condition.

Our products may be subject to product recalls, which may result in expense, legal proceedings, regulatory action, loss of sales and reputation, and diversion of management attention.

Despite our quality control procedures, cultivators, manufacturers, and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products, or any of the products that are purchased by us from a third-party licensed producer, are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin, if at all. In addition, a product recall may require significant management attention. Although we have detailed procedures in place for testing our products, there can be no assurance that any quality, potency, or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action, or lawsuits. Additionally, if one of our significant brands were subject to recall for any reason, the image of that brand and the Company could be harmed. A recall could lead to decreased demand for our products and could have a material, adverse effect on our results of operations and financial condition. Additionally, product recalls may lead to increased scrutiny of our operations by the FDA or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

We may face unfavorable publicity or consumer perception of the safety, efficacy, and quality of our cannabis products as a result of research, investigations, litigation and publicity.

Management believes the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the cannabis produced. Consumer perception of our products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favorable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that is perceived as less favorable than, or questions earlier research reports, findings or publicity could have a material, adverse effect on the demand for our products and our business, results of operations, financial condition, and cash flows. Our dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material, adverse effect on the Company, the demand for our products and our business, results of operations, financial condition and cash flows. Further, adverse publicity reports or other media attention regarding the safety, efficacy, and quality of cannabis in general, or our products specifically, or associating the consumption of adult use cannabis with illness or other negative effects or events, could have such a material, adverse effect. Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

In addition, the use of vape products and vaping may pose health risks. According to the Centers for Disease Control, vape products may contain ingredients that are known to be toxic to humans and may contain other ingredients that may not be safe. Because clinical studies about the safety and efficacy of vape products have not been submitted to the FDA, consumers currently have no way of knowing whether they are safe for their intended uses or what types or concentrations of potentially harmful substances are found in these products.

We face intense competition in a new and rapidly growing industry by other licensed companies with more experience and financial resources than we have and by unlicensed, unregulated participants.

We face intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing and marketing experience than we have. Increased competition by larger and better-financed competitors could materially, adversely affect our business, financial condition, and results of operations. Because of the early stage of the industry in which we operate, we face additional competition from new entrants. If the number of consumers of cannabis in the states in which we operate increases, the demand for products will increase and we expect that competition will become more intense as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, we will require a continued high level of investment in research and development, facilities, marketing, and sales support. We may not have sufficient resources to maintain research and development, facilities, marketing, and sales support efforts on a competitive basis, which could materially, adversely affect the business, financial condition, and results of our operations.

We also face competition from illegal dispensaries and black market sources of cannabis and cannabis products, which are unlicensed and unregulated, and which may sell products that are deemed more desirable than ours by certain consumers, including products with higher concentrations of active ingredients, and using delivery methods, including edibles and extract vaporizers, that we are prohibited from offering to individuals in certain of the states in which we operate as they are not currently permitted by the laws of such states. Such unlicensed and unregulated products can often be sold at a significantly lower price than our competing products due to substantially lower manufacturing costs. Any inability or unwillingness of law enforcement authorities to enforce existing laws prohibiting the unlicensed cultivation and sale of cannabis and cannabis-based products could result in the perpetuation of the black market for cannabis and/or have a material, adverse effect on the perception of cannabis use. Any or all these events could have a material, adverse effect on our business, financial condition, and results of operations.

There are risks associated with consolidation of the industry by well-capitalized entrants developing large-scale operations.

Currently, the cannabis industry generally is comprised of individuals and small to medium-sized entities, like the Company; however, the risk remains that large conglomerates and companies who also recognize the potential for financial success through investment in this industry could strategically purchase or assume control of larger dispensaries and cultivation facilities. In doing so, these larger competitors could establish price setting and cost controls which would effectively “price out” many of the individuals and small to medium sized entities who currently make up the bulk of the participants in the varied businesses operating within and in support of the medical and adult-use cannabis industry. While the trend in most state laws and regulations seemingly deters this type of takeover, this industry remains quite nascent, so what the landscape will be in the future remains largely unknown.

Synthetic products from the pharmaceutical industry may compete with cannabis products.

The pharmaceutical industry may attempt to dominate the cannabis industry, and in particular, legal cannabis, through the development and distribution of synthetic products that emulate the effects and treatment of organic cannabis. If they are successful, the widespread popularity of such synthetic products could change the demand, volume, and profitability of the cannabis industry. This could adversely affect our ability to secure long-term profitability and success through the sustainable and profitable operation of the anticipated businesses and investment targets and could have a material, adverse effect on our anticipated business, financial condition, and results of operations.

Our internal controls over financial reporting may not be effective, and our independent auditors may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business.

We are subject to various Canadian and U.S. reporting and other regulatory requirements. We incur expenses and, to a lesser extent, diversion of our management’s time in our efforts to comply with the Sarbanes-Oxley Act and applicable Canadian securities laws regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act and applicable Canadian securities laws, or the subsequent testing by our independent registered public accounting firm if required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Subordinate Voting Shares. The existence of any material weakness or significant deficiency would require management to devote significant time and incur significant expense to remediate any such material weakness or significant deficiency and management may not be able to remediate any such material weakness or significant deficiency in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations, and cause shareholders to lose confidence in our reported financial information, all of which could materially and adversely affect our business and share price.

We identified a material weakness in our internal control over financial reporting as of December 31, 2021, which was remediated as of December 31, 2022 (see Item 9A to this Form 10-K for more information). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness was primarily attributable to the misapplication of GAAP accounting guidance surrounding the treatment of warrants issued with a Canadian dollar denominated exercise price.  Management updated its control procedures over the accounting for infrequent and unusual transactions during the year ended December 31, 2022. More specifically, management added a process step to consult with external GAAP accounting experts when a new significant, infrequent, or unusual transaction occurs. We cannot assure you that the measures we have taken to date, and are continuing to implement, will be sufficient to avoid potential future material weaknesses. Moreover, we cannot be certain that we will not in the future have additional material weaknesses in our internal control over financial reporting, or that we will successfully remediate any that we find. In addition, the processes and systems we have developed to date may not be adequate.

There could continue to be a reasonable possibility that significant deficiencies, other material weaknesses or deficiencies could result in a misstatement of our accounts or disclosures that would result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis, or cause us to fail to meet our obligations to file periodic financial reports on a timely basis. Any of these failures could result in adverse consequences that could materially and adversely affect our business, including an adverse impact on the market price of our Subordinate Voting Shares, potential action by the SEC against us, possible defaults under our debt agreements, shareholder lawsuits, delisting of our Shares, general damage to our reputation and the diversion of significant management and financial resources.

The elimination of monetary liability against our directors, officers, and employees under British Columbia law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees.

Our Articles contain a provision permitting us to eliminate the personal liability of our directors to us and our shareholders for damages incurred as a director or officer to the extent provided by British Columbia law. We may also have contractual indemnification obligations under any employment agreements with our officers or agreements entered into with our directors. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit the Company and our shareholders.

There is doubt as to the ability to enforce judgments in Canada or under Canadian law against U.S. subsidiaries, assets, and experts.

Our subsidiaries are organized under the laws of various U.S. states. All of the assets of these entities are located outside of Canada and certain of the experts that will be retained by us or our affiliates are residents of countries other than Canada. As a result, it may be difficult or impossible for our shareholders to effect service within Canada upon such persons, or to realize against them in Canada upon judgments of courts of Canada predicated upon the civil liability provisions of applicable Canadian provincial securities laws or otherwise. There is some doubt as to the enforceability in the U.S. by a court in original actions, or in actions to enforce judgments of Canadian courts, of civil liabilities predicated upon such applicable Canadian provincial securities laws or otherwise. A court in the U.S. may refuse to hear a claim based on a violation of Canadian provincial securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a court in the U.S. agrees to hear a claim, it may determine that the local law in the U.S., and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by U.S. law in such circumstances.

Our directors and officers reside outside of Canada. Most or all of the assets of such persons are located outside of Canada. Therefore, it may not be possible for Company shareholders to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for Company shareholders to effect service of process within Canada upon such persons. Courts in the United States may refuse to hear a claim based on a violation of Canadian securities laws on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a United States court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process.

Our past performance may not be indicative of our future results.

Our prior investment and operational performance may not be indicative of our future operating results. There can be no assurance that the historical operating results achieved by us or our affiliates will be achieved by us, and our performance may be materially different.

Our business, financial condition, results of operations, and cash flow may be negatively impacted by challenging global economic conditions and events.

Disruptions and volatility in global financial markets and declining consumer and business confidence could lead to decreased levels of consumer spending. Our operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer spending and, consequently, impact our sales and profitability.  Moreover, in the event of war (such as the military conflict between Russia and Ukraine and in the Middle East), acts of terrorism or the threat of terrorist attacks, public health crises (such as the COVID-19 pandemic), climate risks and weather catastrophes or other events outside of our control, consumer spending could significantly decrease for a sustained period. These macroeconomic developments could negatively impact our business, which depends on the general economic environment and levels of consumer spending. As a result, we may not be able to maintain our existing customers or attract new customers, or we may be forced to reduce the price of our products. We are unable to predict the likelihood of the occurrence, duration, or severity of such disruptions in the credit and financial markets and adverse global economic conditions. Any general or market-specific economic downturn could have a material, adverse effect on our business, financial condition, results of operations, and cashflow.

Diseases and epidemics may adversely impact our business.

Emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases (such as the COVID-19 pandemic) could have a material adverse effect on the Company by causing operational and supply chain delays and disruptions (including as a result of government regulation and prevention measures), labor shortages and shutdowns, social unrest, breach of material contracts and customer agreements, government or regulatory actions or inactions, increased insurance premiums, decreased demand or the inability to sell and deliver the Company’s products, delays in permitting or approvals, governmental disruptions, capital markets volatility, or other unknown but potentially significant impacts. In addition, governments may impose strict emergencies measures in response to the threat or existence of an infectious disease. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could result in a material adverse effect on input prices, demand for our products, investor confidence, and general financial market liquidity, all of which may materially, adversely affect the Company's business and the market price of the Subordinate Voting Shares. Accordingly, any outbreak or threat of an outbreak of an epidemic disease or similar public health emergency could have a material adverse effect on the Company's business, financial condition and results of operations.

Risks Related to Our Securities

A return on our securities is not guaranteed.

There is no guarantee that our securities will earn any positive return in the short term or long term. A holding of our securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of our securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Additional issuances of Subordinate Voting Shares, or securities convertible into Subordinate Voting Shares, may result in dilution.

We may issue additional equity or convertible debt securities in the future, which may dilute an existing shareholder’s holdings in the Company. Our Articles permit the issuance of an unlimited number of Multiple Voting Shares and Subordinate Voting Shares, and existing shareholders will have no pre-emptive rights in connection with such further issuances. Our Board of Directors has discretion to determine the price and the terms of further issuances, and such terms could include rights, preferences, and privileges superior to those existing holders of our securities. Moreover, additional Subordinate Voting Shares will be issued by the Company on the conversion of the Multiple Voting Shares in accordance with their terms. To the extent holders of our options or other convertible securities convert or exercise their securities and sell Subordinate Voting Shares they receive, the trading price of the Subordinate Voting Shares may decrease due to the additional amount of Subordinate Voting Shares available in the market. Further, the Company may issue additional securities in connection with strategic acquisitions. The Company cannot predict the size or nature of future issuances or the effect that future issuances and sales of Subordinate Voting Shares (or securities convertible into Subordinate Voting Shares) will have on the market price of the Subordinate Voting Shares. Issuances of a substantial number of additional Subordinate Voting Shares, or the perception that such issuances could occur, may adversely affect prevailing market prices for the Subordinate Voting Shares. With any additional issuance of Subordinate Voting Shares, investors will suffer dilution to their voting power and economic interest in the Company.

Sales of substantial numbers of Subordinate Voting Shares may have an adverse effect on their market price.

Sales of a substantial number of Subordinate Voting Shares in the public market could occur at any time either by existing holders of Subordinate Voting Shares or by holders of the Multiple Voting Shares, which are convertible into Subordinate Voting Shares on the satisfaction of certain conditions. These sales, or the market perception that the holders of a large number of Subordinate Voting Shares or Multiple Voting Shares intend to sell Subordinate Voting Shares, could reduce the market price of the Shares. If this occurs and continues, it could impair our ability to raise additional capital through the sale of securities.

The market price for the Subordinate Voting Shares may continue to be volatile.

The market prices for securities of cannabis companies generally have been volatile. In addition, the market price for the Subordinate Voting Shares has been and may be subject to wide fluctuations in response to numerous factors within and beyond our control including, but not limited to:

●	actual or anticipated fluctuations in our results of operations;
●	recommendations by securities research analysts;
●	changes in the economic performance or market valuations of companies in the industry in which we operate;
●	addition or departure of our executive officers and other key personnel;
●	release or expiration of transfer restrictions on outstanding Multiple Voting Shares or Subordinate Voting Shares;
●	sales or expected sales of additional Subordinate Voting Shares;
●	exercise of options or warrants to purchase Subordinate Voting Shares;
●	operating and financial performance that deviates from the expectations of management, securities analysts or investors;
●	regulatory changes affecting our industry generally and/or our business and operations;
●	announcements of developments and other material events by us or our competitors;
●	fluctuations in the costs of vital production materials and services;
●	changes in global financial markets, global economies, and general market conditions, such as interest rates and pharmaceutical product price volatility;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;
●	operating and share price performance of other companies that investors deem comparable to us or from a lack of market comparable companies; and
●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or markets.

Financial markets have at times historically experienced significant price and volume fluctuations that: (i) have especially affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares from time to time may decline even if our operating results, underlying asset values and prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. There can be no assurance that further fluctuations in price and volume of Subordinate Voting Shares traded will not occur. If increased levels of volatility and market turmoil continue, our operations could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially, adversely affected.

A further decline in the price or trading volume of the Subordinate Voting Shares could affect our ability to raise further capital and adversely impact our ability to continue operations.

The market price for the Subordinate Voting Shares has historically been volatile, with relatively few shares traded on most trading days. Since the termination of the Arrangement Agreement, the Subordinate Voting Shares have been trading at or near the all-time low price and have had generally low trading volume. As a result, our ability to raise equity capital is impaired. The market price and trading volume of the Subordinate Voting Shares could decline further. A further decline in the price or trading volume of the Subordinate Voting Shares could result in a further reduction in the liquidity of the Subordinate Voting Shares and a further reduction in our ability to raise capital. Because a significant portion of our operations have been and may continue to be financed through the sale of equity securities, a further decline in the price or trading volume of our Subordinate Voting Shares could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a material, adverse effect on our business plan and operations, including our ability to operationalize existing licenses and complete planned capital expenditures. If the price or trading volume of our Subordinate Voting Shares declines further, there can be no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not have the resources to continue to operate all of our current businesses, or at all.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate, or unfavorable research about us, our business or our market, our share price and trading volume could decline.

The trading market for our Subordinate Voting Shares may be influenced by the research and reports that securities or industry analysts publish about us, our business, our market, or our competitors. If no or few securities or industry analysts cover our Company, as is currently the case, the trading price and volume of our Subordinate Voting Shares is likely negatively impacted and will likely continue to be negatively impacted for so long as analyst coverage is minimal or no analysts cover us. If one or more of the analysts who covers us downgrades our Subordinate Voting Shares or publishes unfavorable research about our business, or provides more favorable relative recommendations about our competitors, the price of our Subordinate Voting Shares would likely decline. If any analyst ceases coverage of us or fails to publish reports on us regularly, demand for our Subordinate Voting Shares could decrease, which could cause our share price or trading volume, or both, to decline further.

An investor may face liquidity risks with an investment in our Subordinate Voting Shares.

There is a significant liquidity risk associated with an investment in our Subordinate Voting Shares. The Subordinate Voting Shares currently trade on the Canadian Securities Exchange and are quoted on the OTCQX tier of the OTC Markets in the United States. We cannot predict at what prices the Subordinate Voting Shares will continue to trade, and there is no assurance that an active trading market will be sustained. The Subordinate Voting Shares do not currently trade on any U.S. national securities exchange. In the event the Subordinate Voting Shares begin trading on any U.S. national securities exchange, we cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained.

Trading in securities quoted on the OTC Markets is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of Subordinate Voting Shares for reasons unrelated to operating performance. Moreover, the OTC Markets is not a U.S. national securities exchange, and trading of securities on the OTC Markets is often more sporadic than the trading of securities listed on a U.S. national securities exchange like the Nasdaq or the NYSE. These factors may result in investors having difficulty reselling Subordinate Voting Shares on the OTC Markets.

We are subject to increased costs as a result of being a public company in Canada and the United States.

As a public company both in Canada and the United States, we are subject to the reporting requirements, rules and regulations under the applicable Canadian and United States securities laws and rules of stock exchange(s) on which our securities may be listed. We incur increased costs associated with legal, accounting, and other expenses related to such regulatory compliance. Securities legislation and the rules and policies of the Canadian Securities Exchange require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to our legal and financial compliance costs. We may also elect to devote greater resources than we otherwise would have on communication and other activities typically considered important by publicly traded companies.

We do not intend to pay dividends on our Subordinate Voting Shares and, consequently, the ability of investors to achieve a return on their investment will depend entirely on appreciation in the price of our Subordinate Voting Shares.

We have never declared or paid any cash dividend on our Subordinate Voting Shares and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in our Subordinate Voting Shares will depend upon any future appreciation in their value. There is no guarantee that our Subordinate Voting Shares will appreciate in value or even maintain the price at which they were purchased.

We are an “emerging growth company” as defined in the JOBS Act and our election to delay adoption of new or revised accounting standards applicable to public companies may result in our financial statements not being comparable to those of some other public companies. As a result of this and other reduced disclosure requirements applicable to emerging growth companies, the Subordinate Voting Shares may be less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies may take advantage of certain reduced disclosures and may, as hawse have, elect to delay adopting new or revised accounting standards until such time as those standards apply to private companies, which may result in our financial statements not being comparable to those of some other public companies.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (2) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (3) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause the Company to lose that status earlier, including if we are deemed to be a large accelerated filer under the rules of the SEC of any fiscal year, if we have total annual gross revenue of $1.235 billion as of the end of a fiscal year, or if we issue more than $1.0 billion in non-convertible debt during any three-year period. We cannot predict if investors will find the Subordinate Voting Shares less attractive because we may rely on these exemptions. If some investors find the Subordinate Voting Shares less attractive as a result, there may be a less active trading market for the Subordinate Voting Shares, and the share price may be more volatile.

Our shareholders are subject to extensive governmental regulation and, if a shareholder is found unsuitable by one of our licensing authorities, that shareholder would not be able to beneficially own our securities. Our shareholders may also be required to provide information that is requested by licensing authorities and we have the right, under certain circumstances, to redeem a shareholder’s securities; we may be forced to use our cash or incur debt to fund such redemption of our securities.

The Company is, subject to certain conditions, entitled to redeem its securities held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. The purpose of the redemption right is to provide the Company with a means of protecting itself from having a shareholder (an “Unsuitable Person”) with an ownership interest of five percent (5%) or more of the Company’s issued and outstanding shares (calculated on as-converted to Subordinate Voting Shares basis):

(i)	who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or

(ii)	whose ownership of our securities may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of our business relating to the cultivation, processing or dispensing of cannabis or cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the course of its business, in each case including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

In the event a shareholder’s background or status jeopardizes our current or proposed licensure, we may be required to redeem such shareholder’s securities in order to continue our operations or obtain licenses in the future. This redemption may divert our cash resources from other productive uses and require us to obtain additional financing which, if in the form of equity financing, would be dilutive to our shareholders. Further, any debt financing may involve additional restrictive covenants and further leveraging of our fixed assets. The inability to obtain additional financing to redeem an Unsuitable Person’s securities may result in the loss of a current or potential license.

Certain Tax Risks

We are subject to Canadian and United States tax on our worldwide income.

We are deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of being organized under the laws of a Province of Canada. Accordingly, we are subject to Canadian taxation on our worldwide income, in accordance with the rules in the Tax Act generally applicable to corporations resident in Canada.

Notwithstanding that we are deemed to be a resident of Canada for Canadian federal income tax purposes, we are treated as a United States corporation for United States federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to United States federal income tax on our worldwide income. As a result, we are subject to taxation both in Canada and the United States, which could have a material, adverse effect on our business, financial condition, or results of operations.

Dispositions of the Subordinate Voting Shares are subject to Canadian and/or United States tax.

Dispositions of the Subordinate Voting Shares are subject to Canadian tax. In addition, dispositions of the Subordinate Voting Shares by U.S. Holders are subject to U.S. tax, and certain dispositions of the Subordinate Voting Shares by Non-U.S. Holders (including, if we are treated as a USRPHC, as defined below) are subject to U.S. tax. For purposes of this discussion, a “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of the Subordinate Voting Shares and is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect to be treated as a U.S. person under applicable Treasury regulations. For purposes of this discussion, a “Non-U.S. holder” is a beneficial owner of the Subordinate Voting Shares other than a U.S. Holder or partnership.

Although we do not intend to pay dividends on our Subordinate Voting Shares, any such dividends would be subject to Canadian and/or United States withholding tax.

It is currently not anticipated that we will pay any dividends on any of our Subordinate Voting Shares in the foreseeable future.

To the extent dividends are paid on our Subordinate Voting Shares, dividends received by shareholders who are residents of Canada for purposes of the Tax Act (and Non-U.S. Holders for purposes of the Code) will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a Canadian foreign tax credit or a deduction in respect of such U.S. withholding taxes paid may not be available.

Dividends received by U.S. Holders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. Holders may not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. Holders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant tax treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to a shareholder of the Company, subject to examination of the relevant tax treaty.

Taxation of Non-U.S. Holders upon a disposition of the Subordinate Voting Shares depends on whether we are classified as a United States real property holding corporation.

We are treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code. As a U.S. domestic corporation for U.S. federal income tax purposes, the taxation of our Non-U.S. Holders upon a disposition of the Subordinate Voting Shares generally depends on whether we are classified as a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”). We have not performed any analysis to determine whether we are currently, or have ever been, a USRPHC. In addition, we have not sought and do not intend to seek formal confirmation of our status as a Non-USRPHC from the IRS. If we ultimately are determined by the IRS to constitute a USRPHC, our non-U.S. Holders may be subject to U.S. federal income tax on any gain associated with the disposition of the Subordinate Voting Shares.

Changes in tax laws may affect the Company and holders of Subordinate Voting Shares.

There can be no assurance that the Canadian and U.S. federal income tax treatment of the Company or an investment in the Company will not be modified, prospectively or retroactively, by legislative, judicial, or administrative action, in a manner adverse to us or holders of our Shares.

ERISA imposes additional obligations on certain investors.

In considering an investment in the Shares, trustees, custodians, investment managers, and fiduciaries of retirement and other plans subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and/or Section 4975 of the Code, should consider, among other things: (i) whether an investment in the Company shares is in accordance with plan documents and satisfies the diversification requirements of Sections 404(a)(1)(C) and 404(a)(1)(D) of ERISA, if applicable; (ii) whether an investment in our Shares will result in unrelated business taxable income to the plan; (iii) whether an investment in the Shares is prudent under Section 404(a)(1)(B) of ERISA, if applicable, given the nature of an investment in, and the compensation structure of, the Company and the potential lack of liquidity of Shares during the lock-up period following the RTO; (iv) whether the Company or any of our affiliates is a fiduciary or party in interest to the plan; and (v) whether an investment in the Shares complies with the “indicia of ownership” requirement set forth in ERISA Section 404(b). Fiduciaries and other persons responsible for the investment of certain governmental and church plans that are subject to any provision of federal, state, or local law that is substantially similar to the fiduciary responsibility provisions of Title I of ERISA or Section 4975 of the Code that are considering the investment in the Shares should consider the applicability of the provisions of such similar law and whether the Shares would be an appropriate investment under such similar law. The responsible fiduciary must take into account all of the facts and circumstances of the plan and of the investment when determining if a particular investment is prudent.

Item 1B.Unresolved Staff Comments

None.

Item 1C.Cybersecurity

Cybersecurity risk management and strategy

The Company integrates risk management into its overall cybersecurity strategy and has implemented processes designed to identify, assess, prioritize, and manage risks to protect data, intellectual property, and information assets. As part of our risk governance and management, the Company has developed procedures to; identify and evaluate risks, measure them against predefined criteria, devise and execute strategies to mitigate identified risks, continuously monitor and review risk profiles, and communicate risks to relevant stakeholders. Addressing cybersecurity risks involves a comprehensive approach that encompasses both internal assessments and external information sources. For instance, the Company engages in security assessments conducted by internal and external experts to ensure compliance with security policies and industry frameworks; and vulnerability assessments to discover vulnerabilities in networks, systems and applications. The Company has strategically reduced its hardware footprint by eliminating on-premise datacenters and moving IT infrastructure into cloud-hosted and Software as a Service (SaaS) providers. As a result, the Company is streamlined and agile to respond quickly to market fluctuations and changes in the industry. Additionally, the Company leverages cloud-hosted and SaaS providers that offer Service Level Agreements (SLAs) and adhere to compliance and regulatory requirements for the industry. We oversee third-party service providers by conducting vendor diligence upon onboarding and additional monitoring. Vendors are assessed for risk based on the nature of their services, access to data and systems and supply chain risk. The Company performs ongoing risk assessments that evaluate IT systems and assess the likelihood of occurrence, estimate potential impact, and plan for remediation.

Cybersecurity Governance

Cybersecurity risk management is overseen by the Company’s Vice President of Information Technology and Security who is supported by full-time information security staff. The Vice President of Information Technology and Security advises the executive team on the development and implementation of the information security program.

The Company incorporates learning from its cybersecurity risk management process into its overall cybersecurity program. To date, the Company has not experienced a cybersecurity incident that resulted in a material effect on our business strategy, results of operations, or financial condition. Despite our efforts, we cannot provide assurance that we will not be materially affected in the future by cybersecurity risks or any future material incidents. For more information, see Item 1A. Risk Factors, “We face risks related to our information technology systems, including potential cyber-attacks and security and privacy breaches”.

The Board and executive team provide regular oversight of the Company’s cybersecurity risk management program. The Vice President of Information Technology and Security presents to the Board and the executive team regularly with updates via business review dashboards. The Board and executive team provide guidance, including with respect to any changes to business priorities, risk tolerance, or security initiatives.

Item 2.Properties

The following tables set forth our principal physical properties.

Material Properties
Type	Location	Leased / Owned
Processing	MaryMed, LLC (100 Enterprise Drive Hurlock, Maryland 21643)	Leased

Cultivation	MaryMed, LLC (12418 Massey Road Massey, Maryland 21650)	Owned

Cultivation and Processing	Vireo Health of Minnesota, LLC (8740 77th Street NE Otsego, Minnesota 55362)	Leased

Cultivation and Processing	Vireo Health of New York, LLC (Tryon Industrial Park 256 County Route 117 Perth, New York 12010)	Leased

Through our subsidiaries, we have entered into material lease agreements related to our Maryland, Minnesota, and New York operations. Those agreements are discussed below.

Maryland Lease

100 Enterprise Drive, LLC (“Maryland Lessor”) entered into a lease agreement with MaryMed, LLC on April 21, 2017 and continuing for a period of ten years (“MaryMed Lease Agreement”). Pursuant to the MaryMed Lease Agreement, MaryMed LLC agreed to lease from Maryland Lessor the premises located at 10 Enterprise Drive, in the Town of Hurlock County, of Dorchester, Maryland. The monthly base rent for the first 12 months of the term of the lease was $20,000 per month and $300,000 as security deposit. The foregoing description is qualified in its entirety by reference to the MaryMed Lease Agreement, which is included as Exhibit 10.17 hereto and incorporated by reference herein.

Maryland Lessor entered into a lease amendment with MaryMed, LLC on May 8, 2020 (“MaryMed Lease Amendment”) with respect to the MaryMed Lease Agreement. Pursuant to the MaryMed Lease Amendment, the base rent was reduced to an amount of $10,506 per month from June 1, 2020 through August 1, 2020. The foregoing description is qualified in its entirety by reference to the MaryMed Lease Amendment, which is included as Exhibit 10.13 hereto and incorporated by reference herein.

Minnesota Lease

IIP-MN 1 LLC (“Minnesota Landlord”) and Minnesota Medical Solutions, LLC (predecessor to Vireo Health of Minnesota, LLC) entered into a lease agreement on November 8, 2017 that was set to expire on November 8, 2032 (“MN Lease Agreement”). Concurrent with the execution of the lease, Minnesota Landlord closed on a purchase of real property and improvements on the property located at 8740 77th Street Northeast, Ostego, Minnesota on October 6, 2017. The monthly base rent for the first 12 months of the term of the MN Lease Agreement was $50,000, with $300,000 to be paid in security deposit. The foregoing description is qualified in its entirety by reference to the MN Lease Agreement, which is included as Exhibit 10.19 hereto and incorporated by reference herein.

Pursuant to the First Amendment to the MN Lease Agreement (“1st Amendment to the MN Lease Agreement”), dated December 7, 2018, the term of the MN Lease Agreement was extended to December 7, 2033 and Minnesota Medical Solutions, LLC was permitted to make improvements at a cost to Minnesota Landlord not to exceed $2,988,000 rather than $988,000 as initially detailed in the MN Lease Agreement. In addition, the monthly base rent was increased to $77,625 and the security deposit was increased to $450,000. The foregoing description is qualified in its entirety by reference to the 1st Amendment to the MN Lease Agreement, which is included as Exhibit 10.15 hereto and incorporated by reference herein.

Pursuant to the Second Amendment to the MN Lease Agreement (“2nd Amendment to the MN Lease Agreement”), dated September 25, 2019, the term of the MN Lease Agreement was extended to December 7, 2038 and Minnesota Medical Solutions, LLC was permitted to make improvements at a cost to Minnesota Landlord not to exceed $5,588,000 rather than $2,988,000 as detailed in the 1st Amendment to the MN Lease Agreement, and the monthly base rent was increased to $111,262. The foregoing description is qualified in its entirety by reference to the 2nd Amendment to the MN Lease Agreement, which is included as Exhibit 10.16 hereto and incorporated by reference herein.

Pursuant to the Third Amendment to the MN Lease Agreement (“3rd Amendment to the MN Lease Agreement”), dated February 18, 2020, Minnesota Medical Solutions, LLC was permitted to make improvements at a cost to Minnesota Landlord not to exceed $5,638,183 rather than $2,988,000 as detailed in the 2nd Amendment to the MN Lease Agreement. The foregoing description is qualified in its entirety by reference to the 3rd Amendment to the MN Lease Agreement, which is included as Exhibit 10.17 hereto and incorporated by reference herein.

Pursuant to the Fourth Amendment to the MN Lease Agreement (“4th Amendment to the MN Lease Agreement”), dated April 10, 2020, Minnesota Medical Solutions, LLC was permitted to make improvements at a cost to Minnesota Landlord not to exceed $6,698,183 rather than $5,638,183 as detailed in the 3rd Amendment to the MN Lease Agreement, and the term of the MN Lease Agreement was extended to April 9, 2040. In addition, the monthly base rent was increased to $129,350. The security deposit will be reduced to $225,000 on November 8, 2023 and the security deposit will be further reduced to $112,500 on November 8, 2026. The foregoing description is qualified in its entirety by reference to the 4th Amendment to the MN Lease Agreement, which is included as Exhibit 10.18 hereto and incorporated by reference herein.

Pursuant to the Fifth Amendment to the MN Lease Agreement (“5th Amendment to the MN Lease Agreement”), dated February 24, 2023, a default by any affiliate of Vireo Health of Minnesota, LLC (f/k/a Minnesota Medical Solutions, LLC), under another lease with the Minnesota Landlord or any affiliate of the Minnesota Landlord, beyond any applicable notice and cure periods, constitutes a default under the MN Lease Agreement, as amended. The forgoing description is qualified in its entirety by reference to the 5th Amendment to the MN Lease Agreement, which is included as Exhibit 10.43 hereto and incorporated by reference.

New York Lease

IIP-NY2 LLC (“New York Landlord”) and Vireo Health of New York, LLC entered into a lease agreement on October 23, 2017 that was set to expire on October 23, 2032 (“NY Lease Agreement”). Concurrent with the execution of the lease, IIP-NY 2 LLC closed on a purchase of real property and improvements on the property located at 256 County Route 117, Perth, New York on September 21, 2017. The monthly base rent for the first 12 months of the term of the NY Lease Agreement was $55,000, with $330,000 to be paid in security deposit. The foregoing description is qualified in its entirety by reference to the NY Lease Agreement, which is included as Exhibit 10.19 hereto and incorporated by reference herein.

Pursuant to the First Amendment to the NY Lease Agreement (“1st Amendment to the NY Lease Agreement”), dated December 7, 2018, the term of the NY Lease Agreement was extended to December 7, 2033 and Vireo Health of New York, LLC was permitted to make improvements at a cost to New York Landlord not to exceed $3,000,000, instead of $1,000,000 as initially outlined in the NY Lease Agreement. The foregoing description is qualified in its entirety by reference to the 1st Amendment to the NY Lease Agreement, which is included as Exhibit 10.10 hereto and incorporated by reference herein.

Pursuant to the Second Amendment to the NY Lease Agreement (“2nd Amendment to the NY Lease Agreement”), dated April 10, 2020, the term of the NY Lease Agreement was extended to April 9, 2035 and Vireo Health of New York, LLC was permitted to make improvements at a cost to New York Landlord not to exceed $3,360,000 rather than $3,000,000 as detailed in the 1st Amendment to the NY Lease Agreement. In addition, the monthly base rent was increased to $90,518.51 and the Company provided a new guaranty on behalf of New York Landlord. The foregoing description is qualified in its entirety by reference to the 2nd Amendment to the NY Lease Agreement, which is included as Exhibit 10.11 hereto and incorporated by reference herein.

Pursuant to the Third Amendment to the NY Lease Agreement (“3rd Amendment to the NY Lease Agreement”), dated September 24, 2022, the term of the NY Lease Agreement was extended to September 23, 2041. Concurrent with the execution of the 3rd Amendment to the NY Lease Agreement, Vireo Health of New York and the New York Landlord closed on a purchase of 92.3 acres of real property adjacent to 256 County Route 117, Perth, New York. Vireo Health of New York, LLC was permitted to make improvements at a cost to New York Landlord not to exceed $49,435,000, instead of $3,360,000 as initially outlined in the 2nd Amendment to the NY Lease Agreement. In addition, the monthly base rent was increased to $615,629 and the Company provided a new guaranty on behalf of the New York Landlord. The forgoing description is qualified in its entirety by reference to the 3rd Amendment to the NY Lease Agreement, which is included as Exhibit 10.12 hereto and incorporated by reference.

Pursuant to the Fourth Amendment to the NY Lease Agreement (“4th Amendment to NY Lease Agreement”), dated February 24, 2023, (1) the tenant improvement allowance was increased to a cost not to exceed $53,435,000, instead of $49,435,000 as initially outlined in the 3rd Amendment to the NY Lease Agreement. In addition, the monthly base rent was increased by an additional $50,000, (2) the security deposit was increased by an additional $150,000, and (3) a default by any affiliate of Vireo Health of New York, LLC, under another lease with the New York Landlord or any affiliate of the New York Landlord, beyond any applicable notice and cure periods, constitutes a default under the NY Lease Agreement, as amended. The forgoing description is qualified in its entirety by reference to the 4th Amendment to the NY Lease Agreement, which is included as Exhibit 10.44 hereto and incorporated by reference.

Pursuant to the Fifth Amendment to the NY Lease Agreement (“5th Amendment to NY Lease Agreement”), dated October 27, 2023, (1) the tenant improvement allowance was increased to a cost not to exceed $67,435,000, instead of $53,435,000 as initially outlined in the 3rd Amendment to the NY Lease Agreement. In addition, the monthly base rent was increased by an additional $210,000, (2) the existing security deposit was used to pay liens against the property. (3) Vireo Health of New York, LLC agreed to restore the used security deposit over a twelve month period beginning February 1, 2024, and (4) a default by any affiliate of Vireo Health of New York, LLC, under another lease with the New York Landlord or any affiliate of the New York Landlord, beyond any applicable notice and cure periods, constitutes a default under the NY Lease Agreement, as amended. The forgoing description is qualified in its entirety by reference to the 4th Amendment to the NY Lease Agreement, which is included as Exhibit 10.44 hereto and incorporated by reference.

Item 3.Legal Proceedings

We are involved in various regulatory issues, claims and lawsuits arising in the ordinary course of business, none of which, in the opinion of management, is expected to have a material, adverse effect on our results of operations or financial condition.

Schneyer

On February 25, 2019, Dr. Mark Schneyer (“Schneyer”) filed a lawsuit in Minnesota District Court, Fourth District (the “Court”), on his own behalf and, derivatively, on behalf of Dorchester Capital, LLC, naming Vireo Health, Inc. (“Vireo U.S.”), Dorchester Management, LLC (“Dorchester Management”), and Dorchester Capital, LLC (“Capital”), as defendants. The essence of the claims made by Schneyer is Vireo U.S. paid an inadequate price for MaryMed, LLC (“MaryMed”), which it purchased it from Capital in 2018, and that the consideration given – shares of preferred stock in Vireo U.S. – was distributed inappropriately by Capital at the direction of Dorchester Management (the managing member of Capital). Schneyer, who is a Class B member of Capital, sought unspecified damages in excess of $50,000 and other relief. Dorchester Management, LLC is an affiliated entity to Vireo U.S. and was previously used as a management company over Dorchester Capital, LLC. It no longer has active operations following Vireo Health, Inc.’s acquisition of MaryMed, LLC in 2018. It is owned and controlled by Kyle E. Kingsley and Amber H. Shimpa, executive officers and directors of Vireo U.S. and the Company.

While Vireo U.S. continues to believe that Schneyer’s claims lack merit, it agreed to settle the litigation in April 2023 to avoid the expense, distraction and risk of the pre-trial and trial processes. Entering into this settlement in no way changed the defendants’ belief that they did nothing wrong and that the claims were baseless.

Verano

On January 31, 2022, the Company entered into the Arrangement Agreement with Verano, pursuant to which Verano was to acquire all of the issued and outstanding shares of Goodness Growth pursuant to a Plan of Arrangement. Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, holders of Goodness Growth Shares would receive 0.22652 of a Verano Subordinate Voting Share, subject to adjustment as described below, for each Subordinate Voting Share held, and 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share held, immediately prior to the effective time of the Arrangement.

On October 13, 2022, Goodness Growth received a notice of purported termination of the Arrangement Agreement (the “Notice”) from Verano. The Notice asserted certain breaches of the Arrangement Agreement, including claims the Company’s public filings and communications with respect to its business and ongoing operations were misleading and that the Company breached its representations to Verano under the Arrangement Agreement. Verano also claimed, as a result of such breaches, it is entitled to payment of a $14,875,000 termination fee and its transaction expenses. Goodness Growth denies all of Verano’s allegations and affirmatively asserts that it has complied with its obligations under the Arrangement Agreement, and with its disclosure obligations under US and Canadian law, in all material respects at all times. The Company believes that Verano has no factual or legal basis to justify or support its purported termination of the Arrangement Agreement, which the Company determined to treat as a repudiation of the Arrangement Agreement.

On October 21, 2022, Goodness Growth commenced an action in the Supreme Court of British Columbia against Verano after Verano wrongfully repudiated the Arrangement Agreement. The Company is seeking damages, costs and interest, based on Verano's breach of contract and of its duty of good faith and honest performance.

On November 14, 2022, Verano filed counterclaims against the Company for the termination fee and transaction expenses described above. Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded.

On July 31, 2023, the Company filed a requisition for adjournment of its application filed July 14, 2023, and set for hearing on July 31, 2023 to compel Verano’s compliance with document production based upon the Company’s belief that Verano was engaging in tactics to delay the litigation.

Throughout 2023, the Company served 4 lists of documents, reviewed document production from Verano, and prepared for examinations for discovery.  The Company also prepared materials in anticipation of seeking summary determination of its claim, which it anticipates filing within 30 days.

Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded.  The damages sought will be significant and material given that Verano’s breach left the Company in a vulnerable position resulting in the Company being constrained in its ability to fund growth initiatives that were desirable and that its competitors were able to undertake, most notably in Minnesota and New York markets.

Item 4.Mine Safety Disclosures

Not applicable.

PART II

Item 5.Market for Registrant’s Common Equity, Related Stockholder Matters, and Issuer Purchases of Equity Securities

Trading Price and Volume

Our Subordinate Voting Shares are traded on the CSE under the symbol “GDNS.” The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated, as quoted on the CSE.

	Low Trading Price	High Trading Price
Period	(C$)	(C$)
Year Ending March 31, 2024
First Quarter (through March 1, 2024)	$0.3150	$0.6100
Year Ended December 31, 2023
Fourth Quarter (December 31, 2023)	$0.2050	$0.3500
Third Quarter (September 30, 2023)	$0.1400	$0.3000
Second Quarter (June 30, 2023)	$0.1450	$0.3200
First Quarter (March 31, 2023)	$0.1450	$0.2750
Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	$0.2150	$1.6300
Third Quarter (September 30, 2022)	$1.2900	$1.9000
Second Quarter (June 30, 2022)	$1.5400	$2.6400
First Quarter (March 31, 2020)	$2.0100	$3.3100

Our Subordinate Voting Shares also are traded on the OTCQX under the symbol “GDNSF.” The following table sets forth trading information for the Subordinate Voting Shares for the periods indicated, as quoted on the OTCQX.

	Low Trading Price	High Trading Price
Period	(US$)	(US$)
Year Ending March 31, 2024
First Quarter (through March 1, 2024)	$0.2370	$0.4500
Year Ended December 31, 2023
Fourth Quarter (December 31, 2023)	$0.1550	$0.2600
Third Quarter (September 30, 2023)	$0.1020	$0.2140
Second Quarter (June 30, 2023)	$0.1060	$0.2410
First Quarter (March 31, 2023)	$0.1050	$0.2070
Year Ended December 31, 2022
Fourth Quarter (December 31, 2022)	$0.1500	$1.2100
Third Quarter (September 30, 2022)	$0.9340	$1.4570
Second Quarter (June 30, 2022)	$1.2000	$2.1010
First Quarter (March 31, 2022)	$1.5700	$2.5950

Shareholders

As of March 1, 2024, there were 137 holders of record of our Subordinate Voting Shares, 167 holders of record of our Multiple Voting Shares, and 0 holders of record of our Super Voting Shares.

Dividends

We have not paid, and do not in the foreseeable future intend to pay, any dividends on the Subordinate Voting Shares or any other equity. The declaration and payment of future dividends to holders of our Shares will be at the discretion of the Board of Directors and will depend upon many factors, including our financial condition, earnings, legal requirements, restrictions in our debt agreements and other factors deemed relevant by the Board of Directors. In addition, as a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their respective jurisdictions of organization, agreements of our subsidiaries or covenants under future indebtedness that the Company or our subsidiaries may incur. See “Risk Factors - Risks Related to the Company’s Securities – We do not intend to pay dividends on our Shares and, consequently, the ability of investors to achieve a return on their investment will depend entirely on appreciation in the price of the Subordinate Voting Shares.”

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

There was no share repurchase activity by the issuer or affiliates during the quarter ended December 31, 2023.

Recent Sales of Unregistered Securities

Except as previously disclosed, we did not issue any unregistered securities during the year ended December 31, 2023.

Item 6.Reserved

Item 7.Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with the financial information and the notes thereto included in Part II, Item 8 of this Annual Report on Form 10-K. Some of the information contained in this discussion and analysis or set forth elsewhere in this Annual Report on Form 10-K, including information with respect to our plans and strategy for our business and related financing, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or “forward-looking information” within the meaning of Canadian securities laws. These statements are often identified by the use of words such as “expect,” “plan,” “expected,” “scheduled,” “estimates,” “estimated,” “forecasts,” “continue,” “continued,” “anticipate,” “will,” “expectations,” “cannot,” “could,” “believe,” “focused,” “intention,” “strategic,” “future,” “approach,” “strategy,” “efforts,” “potential,” “potentially,” “possible,” “may,” “intend,” “intended,” “intent,” “should,” “might,” “would,” “achieve,” “allowed to,” “over time,” “likely,” “remain,” “opportunities,” “seeking,” or the negative or plural of these words or similar expressions or variations. Such forward-looking statements and forward-looking information are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements or forward-looking information. Factors that could cause or contribute to such differences include, but are not limited to, those identified in this Annual Report on Form 10-K and those discussed in the section titled “Risk Factors” set forth in Part I, Item 1A of this Annual Report on Form 10-K and in our other SEC and Canadian public filings. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this Annual Report on Form 10-K and while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements. You should not rely upon forward-looking statements or forward-looking information as predictions of future events. Furthermore, such forward-looking statements or forward-looking information speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements or forward-looking information to reflect events or circumstances after the date of such statements.

This management's discussion and analysis is dated April 1, 2024.

Amounts are presented in United States dollars, except as otherwise indicated.

Overview of the Company

Goodness Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. The Company is evolving with the industry and is in the midst of a transformation to being significantly more customer-centric across its operations, which include cultivation, manufacturing, wholesale and retail business lines. With our core operations strategically located in three limited-license markets through our state-licensed subsidiaries, we cultivate and manufacture cannabis products and distribute these products through our growing network of Green Goods® and other retail dispensaries we own or operate as well as to third-party dispensaries in the markets in which our subsidiaries hold operating licenses.

Verano Litigation

On January 31, 2022, we entered into an Arrangement Agreement (the “Arrangement Agreement”) with Verano Holdings Corp. (“Verano”), pursuant to which Verano was to acquire all of the issued and outstanding shares of Goodness Growth pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, holders of Goodness Growth Shares was to receive 0.22652 of a subordinate voting share of Verano (each a “Verano Subordinate Voting Share”), subject to adjustment as described below, for each Subordinate Voting

Share held, and 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share held, immediately prior to the effective time of the Arrangement.

On October 13, 2022, we received a notice of purported termination of the Arrangement Agreement (the “Notice”) from Verano. The Notice asserted certain breaches of the Arrangement Agreement, including claims our public filings and communications with respect to our business and ongoing operations were misleading and that we breached our representations to Verano under the Arrangement Agreement. Verano also claimed, as a result of such breaches, it is entitled to payment of the $14,875,000 termination fee and its transaction expenses of up to $3,000,000. We deny all of Verano’s allegations and believe we have complied with our obligations under the Arrangement Agreement in all material respects at all times. We believe Verano has no factual or legal basis to justify or support its purported grounds for termination of the Arrangement Agreement.

On October 21, 2022, we commenced an action in the Supreme Court of British Columbia against Verano seeking damages after Verano wrongfully terminated the Arrangement Agreement. We are seeking damages, costs and interest, based on Verano's breach of contract and of its duty of good faith and honest performance.

On November 14, 2022, Verano filed counterclaims against the Company for the termination fee and transaction expenses described above.

On July 31, 2023, the Company filed a requisition for adjournment of its application filed July 14, 2023, and set for hearing on July 31, 2023 to compel Verano’s compliance with document production.

Throughout 2023, the Company served 4 lists of documents, reviewed document production from Verano, and prepared for examinations for discovery.  The Company also prepared materials in anticipation of seeking summary determination of its claim.

Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded.

The termination of the Arrangement Agreement gives rise to substantial doubt about the Company’s ability to meet its obligations over the next twelve months. Company management is working with the Company’s lenders, counsel, and other applicable parties to implement a plan to effectively mitigate the conditions giving rise to substantial doubt. Elements of this plan may include, but are not limited to, asset sales, debt restructuring, and capital raises. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company’s continuance as going concern is dependent on its future profitability and implementation of the aforementioned plan. The Company may not be successful in these efforts.

Operating Segments

We report our operating results in one business segment: the cultivation, production, and sale of cannabis. We cultivate, manufacture, and distribute cannabis products to third parties in wholesale markets and cultivate, manufacture, and sell cannabis products directly to approved patients and adult-use-customers in our owned or operated retail stores.

During the year ended December 31, 2023, the Company had operating revenue in four states: Maryland, Minnesota, New Mexico, and New York. In June 2023, we sold our business operations in New Mexico. Retail revenues during the year ended December 31, 2023 were derived from sales in eighteen dispensaries throughout four states. We had eight operational dispensaries in Minnesota, four in New Mexico (until June 2023), four in New York, and two in Maryland. Wholesale revenues were derived from sales of products to third parties in the states of Maryland, Minnesota, and New York.

Year ended December 31, 2023 Compared to the Year Ended December 31, 2022

Revenue

We derived our revenue from cultivating, processing, and distributing cannabis products through our eighteen dispensaries in four states and our wholesale sales to third parties in four states. For the year ended December 31, 2023, 84% of the revenue was generated from retail dispensaries and 16% from wholesale business.  For the year ended December 31, 2022, 83% of the revenue was generated from retail dispensaries and 17% from wholesale business.  During the year ended December 31, 2023, we ceased all operations in New Mexico.  During the year ended December 31, 2022, we ceased all operations in Arizona.

For the year ended December 31, 2023, Minnesota operations contributed approximately 51% of revenues, New York contributed 16%, Maryland contributed 31%, and New Mexico contributed 2%. For the year ended December 31, 2022, Minnesota operations contributed approximately 51% of revenues, New York contributed 20%, Arizona contributed 3%, New Mexico contributed 8%, and Maryland contributed 18%.

Revenue for the year ended December 31, 2023, was $88,133,163, an increase of $13,507,296 or 18% compared to revenue of $74,625,867 for year ended December 31, 2022. The increase is primarily attributable to increased revenue contributions from the Maryland business driven by the commencement of adult-use sales on July 1, 2023, and increased in revenue contributions from Minnesota driven by increased patient count, partially offset by decreased New Mexico revenues, which was divested in June of 2023.

Retail revenue for the year ended December 31, 2023, was $73,620,867, an increase of $11,497,510 or 19% compared to retail revenue of $62,123,357 for the year ended December 31, 2022, primarily due to increased revenue contributions from the Maryland business driven by the commencement of adult-use sales on July 1, 2023, and increased in revenue contributions from Minnesota driven by increased patient count, partially offset by decreased New Mexico revenues, which was divested in June of 2023

Wholesale revenue for the year ended December 31, 2023, was $14,512,297, an increase of $2,009,787 or 16% compared to wholesale revenue of $12,502,510 for year ended December 31, 2022. The increase was primarily due to increased revenue contributions from the Maryland business driven by the commencement of adult-use sales on July 1, 2023.

	Year Ended
	December 31,
	2023	2022	$ Change	% Change
Retail:
MN	$45,171,621	$37,461,646	$7,709,975	21%
NY	8,915,421	10,676,424	(1,761,003)	(16)%
NM	1,964,285	6,040,847	(4,076,562)	(67)%
MD	17,569,539	7,944,440	9,625,099	121%
Total Retail	$73,620,866	$62,123,357	$11,497,509	19%

Wholesale:
AZ	$—	$2,361,233	$(2,361,233)	(100)%
MD	9,400,733	5,474,824	3,925,909	72%
NY	5,046,537	3,994,313	1,052,224	26%
MN	25,300	672,140	(646,840)	(96)%
NM	39,727	—	39,727	100%

Total Wholesale	$14,512,297	$12,502,510	$2,009,787	16%

Total Revenue	$88,133,163	$74,625,867	$13,507,296	18%

NM and AZ	$(2,004,012)	$(8,402,080)	$6,398,068	(76)%
Total Revenue excluding NM and AZ	$86,129,151	$66,223,787	$19,905,364	30%

Cost of Goods Sold and Gross Profit

Cost of goods sold are determined from costs related to the cultivation and processing of cannabis and cannabis-derived products as well as the cost of finished goods inventory purchased from third parties.

Cost of goods sold for the year ended December 31, 2023, was $44,028,998, an increase of $311,292 compared to the year ended December 31, 2022 of $43,717,706, driven most significantly by the product costs associated with the increase in revenues year over year.

Gross profit for the year ended December 31, 2023, was $44,104,165, representing a gross margin of 50%. This is compared to gross profit for the year ended December 31, 2022, of $30,908,161 or a 41% gross margin. The increase in margin was driven by increased retail revenue contributions from Minnesota, which carries a high margin profile, both overall and as a percentage of total revenue, the disposition of all Arizona wholesale operations, which carried a low margin in 2022, and the commencement of adult-use sales in Maryland on July 1, 2023.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2023, were $33,524,387, a decrease of $4,323,139 compared to total expenses of $37,847,526 for the year ended December 31, 2022. The decrease in total expenses was attributable to a decrease in selling, general, and administrative expenses of $5,605,706 partially offset by an increase in share based compensation expenses of $1,463,401. Decreased salaries and wages driven by lower headcount and decreased professional fees account for the majority of the decrease in selling, general, and administrative expenses.

Operating Income (Loss) before Income Taxes and Other Income (Expense)

Operating income (loss) before other income (expense) and provision for income taxes for the year ended December 31, 2023, was $10,579,778, an increase of $17,519,143 compared to an operating loss before other income (expense) and provision for income taxes of $(6,939,365) for the year ended December 31, 2022.

Total Other Income (Expense)

Total other expense for the year ended December 31, 2023, was ($28,403,867), a decrease of $1,221,212 compared to other expense of ($29,625,079) or the year ended December 31, 2022. The decrease in other expense is primarily attributable to increased other income attributable to the receipt of the Coronavirus Aid, Relief, and Economic Security Act Employee Retention Tax Credit in 2023 and decreased impairment losses in 2023, partially offset by increased interest expense driven by the Credit Facility and increased losses on disposal of assets related to the Red Barn Growers disposition in connection with the divestiture of our business in New Mexico during 2023.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2023, Federal and State income tax expense totaled $7,723,000 compared to tax expense of $5,893,000 for the year ended December 31, 2022. The increase in tax expense is primarily attributable to the increase in gross profit relative to the prior year.

Year ended December 31, 2022 Compared to the Year Ended December 31, 2021

Revenue

We derived our revenue from cultivating, processing, and distributing cannabis products through our nineteen dispensaries in five states and our wholesale sales to third parties in four states. For the year ended December 31, 2022, 83% of the revenue was generated from retail dispensaries and 17% from wholesale business.  For the year ended December 31, 2021, 82% of the revenue was generated from retail business and 18% from wholesale business.

For the year ended December 31, 2022, Minnesota operations contributed approximately 51% of revenues, New York contributed 20%, Arizona contributed 3%, New Mexico contributed 8%, and Maryland contributed 18%. For the year ended December 31, 2021, Minnesota operations contributed approximately 40% of revenues, New York contributed 25%, Arizona contributed 16%, New Mexico contributed 6%, and Maryland contributed 13%.

Revenue for the year ended December 31, 2022, was $74,625,867, an increase of $20,179,699 or 37% compared to revenue of $54,446,168 for year ended December 31, 2021. The increase is primarily attributable to revenue contributions from the retail business in Minnesota of $15.7 million, the retail business in Maryland of $4.7 million, and the retail business in New Mexico of $2.9 million, partially offset by the lack of revenues from the Arizona retail business, which was divested in 2021.  Key revenue drivers are the increased patient demand in Minnesota driven by the addition of cannabis flower to the Minnesota medical program in March of 2022, the commencement of adult-use marijuana sales in New Mexico on April 1, 2022, and the acquisition of Charm City Medicus, LLC in the fourth quarter of 2021.

Retail revenue for the year ended December 31, 2022, was $62,123,357, an increase of $17,430,972 or 39% compared to retail revenue of $44,692,385 for the year ended December 31, 2021, primarily due to increased revenue contributions from Minnesota, Maryland, and New Mexico.

Wholesale revenue for the year ended December 31, 2022, was $12,502,510, an increase of $2,748,727 compared to wholesale revenue of $9,753,783 for year ended December 31, 2021. The increase was primarily due to increased wholesale demand in Maryland and New York.

	Year Ended
	December 31,
	2022	2021	$ Change	% Change
Retail:
MN	$37,461,646	$21,795,356	$15,666,290	72%
NY	10,676,424	11,473,918	(797,494)	(7)%
AZ	—	5,053,669	(5,053,669)	(100)%
NM	6,040,847	3,100,803	2,940,044	95%
MD	7,944,440	3,268,639	4,675,801	143%
Total Retail	$62,123,357	$44,692,385	$17,430,972	39%

Wholesale:
AZ	$2,361,233	$3,519,835	$(1,158,602)	(33)%
MD	5,474,824	3,688,359	1,786,465	48%
NY	3,994,313	2,478,906	1,515,407	61%
MN	672,140	—	672,140	100%
OH	—	66,683	(66,683)	(100)%
Total Wholesale	$12,502,510	$9,753,783	$2,748,727	28%

Total Revenue	$74,625,867	$54,446,168	$20,179,699	37%
NM, AZ, and OH	$(8,402,080)	$(6,687,321)	$(1,714,759)	26%
Total Revenue excluding NM and AZ	$66,223,787	$47,758,847	$18,464,940	39%
N.M. Not Meaningful

Cost of Goods Sold and Gross Profit

Cost of goods sold are determined from costs related to the cultivation and processing of cannabis and cannabis-derived products as well as the cost of finished goods inventory purchased from third parties.

Cost of goods sold for the year ended December 31, 2022, was $43,717,706, an increase of $9,070,223 compared to the year ended December 31, 2021 of $34,647,483, driven most significantly by the product costs associated with the increase in revenues year over year.

Gross profit for the year ended December 31, 2022, was $30,908,161, representing a gross margin of 41%. This is compared to gross profit for the year ended December 31, 2021, of $19,798,685 or a 36% gross margin. The increase in margin and gross profit was driven primarily by increased retail revenues, specifically increased Minnesota retail contributions as a percentage of overall revenue, which carry higher margins.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2022, were $37,847,526, a decrease of $2,432,723 compared to total expenses of $40,280,249 for the year ended December 31, 2021. The decrease in total expenses was attributable to a decrease in share-based compensation of $2,488,444.

Operating Loss before Income Taxes and Other Income (Expense)

Operating loss before other income (expense) and provision for income taxes for the year ended December 31, 2022, was $(6,939,365), a decrease of $13,542,199 compared to an operating loss before other income (expense) and provision for income taxes of $(20,481,564) for the year ended December 31, 2021.

Total Other Income (Expense)

Total other expense for the year ended December 31, 2022, was ($29,625,079), an increase of $20,538,168 compared to other expense of ($9,086,911) or the year ended December 31, 2021. The increase in other expense is primarily attributable to increased interest expense of $12,018,182 in 2022 driven by the issuance of promissory notes, increased impairment charges of $3,426,250 related to long-lived assets, and a decrease of $6,734,680 in asset disposal gains due to a lack of asset divestitures in 2022.

Provision for Income Taxes

Income tax expense is recognized based on the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at year-end. For the year ended December 31, 2022, Federal and State income tax expense totaled $5,893,000 compared to tax expense of $4,122,000 for the year ended December 31, 2021. The increase in tax expense is primarily attributable to the increase in gross profit relative to the prior year.

Non-GAAP Measures

EBITDA is a non-GAAP measure that does not have a standardized definition under GAAP. Total Revenues excluding revenues from states where we have divested operations in 2021, 2022, and 2023 is also a non-GAAP measure that does not have a standardized definition under GAAP. The following information provides reconciliations of the supplemental non-GAAP financial measure EBITDA presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP.  Reconciliations of the supplemental non-GAAP financial measure Total Revenues that excludes revenues from states where we have divested operations in 2021, 2022 and 2023 presented herein to the most directly comparable financial measures calculated in accordance with GAAP can be found in the tables above where the measures appear. We have provided these non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. This supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Year Ended
	December 31,
	2023	2022
Net income (loss)	$(25,547,089)	$(42,457,444)
Interest expense, net	31,260,798	22,593,552
Income taxes	7,723,000	5,893,000
Depreciation & Amortization	1,148,809	1,329,643
Depreciation and amortization included in cost of goods sold	2,453,653	2,682,818
EBITDA (non-GAAP)	$17,039,171	$(9,958,431)

Liquidity and Capital Resources

As of December 31, 2023 and 2022, the Company had a working capital deficiency of $(30,615,109) and $17,019,820 respectively, reflecting a decrease in working capital of $47,634,929 for the year ended December 31, 2023 driven by the reclassification of long-term debt to current.

The Company is an early-stage growth company. It is generating cash from sales and is deploying its capital reserves to acquire and develop assets capable of producing additional revenues and earnings over both the immediate and near term.

Capital reserves are being utilized for capital expenditures and improvements in existing facilities, product development and marketing, as well as customer, supplier and investor and industry relations.

Credit Facility

During 2017 the Company signed a promissory note payable in the amount of $1,010,000. The note bears interest at a rate of 15% per annum with interest payments required on a monthly basis. In 2019 the Company’s promissory note payable in the amount of $1,010,000 was modified to increase the amount payable to $1,110,000. The Company has paid off $60,000 in principal, and the remaining $1,050,000 principal balance is due on December 31, 2023. The Company repaid the note in full subsequent to year end.

On November 19, 2021, the Company signed a promissory note payable in the amount of $2,000,000 in connection with the acquisition of Charm City Medicus, LLC. The note bears an interest rate of 8% per annum with interest payments due on the last day of each calendar quarter. On November 19, 2023, the Company and lender amended the note. Per the terms of the amendment, the interest rate was modified to 15%, and the Company paid off $1,000,000 of principal.  The remaining principal balance of $1,000,000 is due on November 19, 2024, and the note is secured by 25% of the membership interests in Vireo Health of Charm City, LLC.

On March 25, 2021, the Company entered into a credit agreement for a senior secured delayed draw term loan with an aggregate principal amount of up to $46,000,000 (the “Credit Facility”), and executed a draw of $26,000,000 in principal. The unpaid principal amounts outstanding under the Credit Facility bear interest at a rate of (a) the U.S. prime rate plus 10.375%, payable monthly in cash, and (b) 2.75% per annum paid in kind interest payable monthly. The Credit Facility matures on March 31, 2024.

On November 18, 2021, the Company and lenders amended the Credit Facility to provide for an additional loan of $4,200,000 with a cash interest rate of 15% per annum and PIK interest of 2% per annum and a maturity date of November 29, 2024. Obligations under the Credit Facility are secured by substantially all the assets of the Company.

On January 31, 2022, Goodness Growth and certain of its subsidiaries, as borrowers (collectively, “Borrowers”), entered into a Third Amendment to the Credit Facility (the “Third Amendment”) providing for additional delayed draw term loans of up to $55 million (the “Delayed Draw Loans”). The cash interest rate on the Delayed Draw Loans under the Third Amendment is equal to the U.S. prime rate plus 10.375%, with a minimum required rate of 13.375% per annum, in addition to paid-in-kind interest of 2.75% per annum.

On March 31, 2023, the Company executed a fifth amendment to its Credit Facility with its senior secured lender, Chicago Atlantic Admin, LLC (the "Agent"), an affiliate of Green Ivy Capital, and a group of lenders. The amended credit facility extends the maturity date on its Delayed Draw Loans to April 30, 2024, through the issuance of 15,000,000 Subordinate Voting Shares in lieu of a cash extension fee. These 15,000,000 shares were valued at $1,407,903 and considered a deferred financing cost. It also provides the Company with reduced cash outlays by eliminating required amortization of the loan, and requires the Company to divest certain assets to improve its liquidity position and financial performance. The Company has the potential to extend the maturity date on its Delayed Draw Loans up to January 31, 2026 with the satisfaction of certain financial performance-related conditions.

Unless otherwise specified, all deferred financing costs are treated as a contra-liability, to be netted against the outstanding loan balance and amortized over the remaining life of the loan. As of December 31, 2023, $1,524,531 (2022 - $5,085,792) of deferred financing costs remain unamortized.

Convertible Notes

On April 28, 2023, the Company closed on a new convertible debt facility which enables the Company to access up to $10,000,000 in aggregate principal amount of convertible notes (the “Convertible Notes”). The convertible facility has a term of three years, with an annual interest rate of 12.0%, 6.0% cash and 6.0% paid-in-kind. The initial tranche's principal amount of Convertible Notes outstanding in the amount of $2,000,000, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, is convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company, at a conversion price equal to $0.145. For each future tranche advanced, the principal amount of Convertible Notes outstanding, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, is convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company, at a conversion price equal to the lesser of $0.145 or a 20.0% premium over the 30-day volume weighted average price of the Company’s Subordinate Voting Shares calculated on the day prior to the date on which each tranche is advanced, if permitted by the Canadian Securities Exchange. The lenders also have the right to advance any remaining undrawn funds on the convertible loan facility to the Company at any time. If the notes are not converted, the outstanding principal amount and unpaid paid-in-kind interest is due on April 30, 2026.

During the year ended December 31, 2023, the Company closed eight additional tranches of Convertible Notes, which are convertible into Subordinate Voting Shares at a conversion price of $0.145. Total proceeds received from these tranches amounted to $8,000,000.

In connection with this financing, the Company issued 6,250,000 warrants to purchase Subordinate Voting Shares of the Company to the lenders. These warrants have a five year term, a strike price of $0.145, and were valued at $497,055 (Note 16). The value of these warrants and other legal and administrative expenses amounting to $1,346,793 are treated as deferred financing costs. All deferred financing costs are treated as a contra-liability, to be netted against the outstanding loan balance and amortized over the remaining life of the loan. As of December 31, 2023, $1,083,697 of deferred financing costs remain unamortized.

Cash Used in Operating Activities

Net cash used in operating activities was $1.0 million for the year ended December 31, 2023, a decrease of $17.1 million as compared to cash used in operating activities of $18.1 million for the year ended December 31, 2022. The decrease is due to more favorable changes in working capital relative to 2022, increased gross profit, and decreased operating expenses.

Cash Flow from Investing Activities

Net cash used in investing activities was $3.5 million for the year ended December 31, 2023, compared to net cash used of $5.6 million for the year ended December 31, 2022. The decrease in cash used is primarily attributable to a decrease in security deposits.

Cash Flow from Financing Activities

Net cash provided by financing activities was $5.3 million for the year ended December 31, 2023, a decrease of $18.4 million as compared to the year ended December 31, 2022. The decrease was principally due to fewer net proceeds received from the Credit Facility in 2023.

Lease Transactions

As of December 31, 2023, we have entered into lease agreements for the use of buildings used in cultivation, production and/or sales of cannabis products in Maryland, Minnesota, and New York.

The lease agreements for all of the retail space used for our dispensary operations are with third-party landlords and remaining duration ranges from 1 to 6 years. These agreements are short-term facility leases that require us to make monthly rent payments as well as funding common area costs, utilities and maintenance. In some cases, we have received tenant improvement funds to assist in the buildout of the space to meet our operating needs. As of December 31, 2023, we operated 14 retail locations secured under these agreements.

We have also entered into sale and leaseback arrangements for our cultivation and processing facilities in Minnesota and New York with a special-purpose real estate investment trust. These leases are long-term agreements that provide, among other things, funds to make certain improvements to the property that we believe will significantly enhance production capacity and operational efficiency of the facility.

Excluding any contracts under one year in duration, the future minimum lease payments (principal and interest) on all our leases are as follows:

	Operating Leases	Finance Leases
	December 31, 2023	December 31, 2023	Total
2023	$2,073,710	$12,472,481	$14,546,191
2024	2,057,603	13,773,155	15,830,758
2025	1,697,744	14,183,661	15,881,405
2026	1,403,358	14,606,527	16,009,885
2027	1,140,431	15,042,128	16,182,559
Thereafter	142,453	218,572,918	218,715,371
Total minimum lease payments	$8,515,299	$288,650,870	$297,166,169
Less discount to net present value	(2,248,361)	(195,157,538)	(197,405,899)
Less liabilities held for sale	(3,214,820)	(85,111,503)	(88,326,323)
Present value of lease liability	$3,052,118	$8,381,829	$11,433,947

Outstanding Share Data

As of Deecmber 31, 2024, we had 110,338,223 shares issued and outstanding, consisting of the following:

(a)  Subordinate Voting Shares

110,007,030 shares issued and outstanding. The holders of Subordinate Voting Shares are entitled to receive dividends which may be declared from time to time and are entitled to one vote per share at all shareholder meetings. All Subordinate Voting Shares are ranked equally with regards to the Company’s residual assets. The Company is authorized to issue an unlimited number of no-par value Subordinate Voting Shares.

(b)  Multiple Voting Shares

331,193 shares issued and outstanding. The holders of Multiple Voting Shares are entitled to one hundred votes per share at all shareholder meetings. Each Multiple Voting Share is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Multiple Voting Shares.

(c)  Super Voting Shares

0 shares issued and outstanding. Holders of Super Voting Shares are entitled to one thousand votes per share at all shareholder meetings. Each Super Voting Share is exchangeable for one hundred Subordinate Voting Shares. The Company is authorized to issue an unlimited number of Super Voting Shares.

Options, Warrants, and Convertible Promissory Notes

As of December 31, 2023, we had 29,969,324 employee stock options outstanding, 2,543,011 RSUs outstanding, 3,037,649 Subordinate Voting Share compensation warrants denominated in C$ related to financing activities, and 16,400,000 Subordinate Voting Share compensation warrants outstanding

Off-Balance Sheet Arrangements

As of the date of this filing, we do not have any off-balance-sheet arrangements that have, or are reasonably likely to have, a current or future effect on our results of operations or financial condition, including, and without limitation, such considerations as liquidity and capital resources.

Summary of Significant Accounting Policies and Estimates

The critical accounting estimates, assumptions, and judgments that we believe to have the most significant impact on our consolidated financial statements are described below. Note 2, “Summary of Significant Accounting Policies” of the Notes to the Consolidated Financial Statements in Part II, Item 8 of this Annual Report on Form 10-K describes the significant accounting policies and methods used in the preparation of our Consolidated Financial Statements.

Use of estimates and significant judgments

The preparation of our financial statements requires management to make estimates, assumptions and judgments that affect the reported amounts of revenue, expenses, assets, liabilities, accompanying disclosures and the disclosure of contingent liabilities. These estimates and judgments are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Estimates and judgments are assessed on an ongoing basis. Revisions to estimates are recognized prospectively.

Examples of key estimates in these financial statements include cash flows and discount rates used in accounting for business combinations including contingent consideration, asset impairment including estimated future cash flows and fair values, the allowance for doubtful accounts receivable and trade receivables, inventory valuation adjustments that contemplate the market value of, and demand for inventory, estimated useful lives of property and equipment and intangible assets, valuation allowance on deferred income tax assets, determining the fair value of financial instruments, fair value of stock-based compensation, estimated variable consideration on contracts with customers, sales return estimates, the fair value of the convertible notes and equity component and the classification, incremental borrowing rates and lease terms applicable to lease contracts. We believe that the estimates, judgments, and assumptions used to determine certain amounts that affect the financial statements are reasonable, based on information available at the time they are made. To the extent there are differences between these estimates and actual results, our consolidated financial statements may be materially affected.

Revenue Recognition

The Company’s primary source of revenue is from wholesale of cannabis products to dispensary locations and direct retail sales to eligible customers at the Company-owned dispensaries. Substantially all of the Company’s retail revenue is from the direct sale of cannabis products to adult-use and medical customers.

Revenue is recognized when control of the promised goods or services, through performance obligations by the Company, is transferred to the customer in an amount that reflects the consideration it expects to be entitled to in exchange for the performance obligations. More specifically, wholesale revenues are recognized upon delivery and acceptance by wholesale customers. Retail revenues are recognized at the point of sale. Discounts are recorded at the time of revenue recognition.  Returns were not material during the years ended December 31, 2023 and 2022, but are recognized when the customer is refunded. Revenues are presented net of discounts and returns.

Sales taxes collected from customers are remitted to the appropriate taxing jurisdictions and are excluded from sales revenue as the Company considers itself a pass-through conduit for collecting and remitting sales taxes. Excise duties that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer are included in revenue. Freight revenues on all product sales, when applicable, are also recognized, on a consistent manner, at a point in time. The term between invoicing and when payment is due is not significant and the period between when the entity transfers the promised good or service to the customer and when the customer pays for that good or service is one year or less.

Cost of sales

Cost of sales represents costs directly related to manufacturing and distribution of our products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling and the depreciation of manufacturing equipment and production facilities. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance, and property taxes. Cost of sales also includes inventory valuation adjustments. We recognize the cost of sales as the associated revenues are recognized.

Inventory

Inventory is comprised of cannabis work-in-process, cannabis finished goods and other inventory. Work-in-process inventory includes cannabis plants, bulk harvested material, and various bulk oils and extracts. Finished goods include packaged flower and extracts. Other inventory includes product packaging, hemp derived CBD, apparel, and paraphernalia.

Inventory cost includes pre-harvest, post-harvest and shipment and fulfillment, as well as related accessories. Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead. Post-harvest costs include costs associated with drying, trimming, blending, extraction, purification, quality testing and allocated overhead. Shipment and fulfillment costs include the costs of packaging, labelling, courier services and allocated overhead.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. At the end of each reporting period, we perform an assessment of inventory and records write-downs for excess and obsolete inventories based on our estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Factors considered in the determination of obsolescence include slow-moving or non-marketable items. Actual inventory losses may differ from management’s estimates and such differences could be material to our consolidated balance sheets, statements of net loss and comprehensive loss and statements of cash flows. In calculating the value of the inventory, management is required to make a number of estimates, including estimating the stage of growth of the cannabis plant up to the point of harvest, harvesting costs, selling costs, sales price, wastage and expected yields of the cannabis plant. In calculating final inventory values, management is required to determine an estimated fail rate and compare the inventory cost to estimated net realizable value. If the assumptions around future demand for our inventory are more optimistic than actual future results, then the excess and obsolete inventory provision may not be sufficient, resulting in our inventory being valued in excess of its net realizable value.

Assessing Recoverability of long-lived assets

We review long-lived assets, including property and equipment and definite life intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Asset impairment tests require the allocation of assets to asset groups, where appropriate, which requires significant judgment and interpretation with respect to the integration between the assets and shared resources. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). Asset impairment tests require the determination of whether there is an indication of impairment. The assessment of whether an indication of impairment exists is performed at the end of each reporting period and requires the application of judgment, historical experience, and external and internal sources of information. An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited. In assessing value in use, the estimated future cash flows are discounted to their present value using a discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If impairment indicators exist and are not identified, or judgment and assumptions used in assessing the recoverable amount change, the carrying value of long-lived assets can exceed the recoverable amount.

Impairment of goodwill and indefinite life intangible assets

Goodwill and indefinite life intangible assets are tested for impairment annually, or more frequently when events or circumstances indicate that impairment may have occurred. As part of the impairment evaluation, the Company may elect to perform an assessment of qualitative factors. If this qualitative assessment indicates that it is more likely than not that the fair value of the indefinite-lived intangible asset or the reporting unit (for goodwill) is less than its carrying value, a quantitative impairment test to compare the fair value to the carrying value. An impairment charge is recorded if the carrying value exceeds the fair value. If the judgments relating to the qualitative or quantitative assessments performed differ from actual results, or if assumptions are different, the values of the indefinite life intangible assets and goodwill can differ from the amounts recorded.

Estimating the fair value of Stock-based compensation

In January 2019, the Company adopted the 2019 Equity Incentive Plan under which the Company may grant incentive stock option, restricted shares, restricted share units, or other awards. The exercise price for incentive stock options issued under the plan will be set by the Administrator (as defined under the plan) but will not be less 100% of the fair market value of the Company’s shares on the date of grant. The Company measures and recognizes compensation expense for stock options to employees and non-employees on a straight-line basis over the vesting period based on their grant date fair values. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option pricing model. Estimates in our stock-based compensation valuations are highly complex and subjective. Determining the estimated fair value of at the grant date requires judgment in determining the appropriate valuation model and assumptions, including the fair value of common shares on the grant date, risk-free rate, volatility rate, annual dividend yield and the expected term. The volatility rate is based on historical volatilities of public companies operating in a similar industry to the Company. Stock options have a maximum term of 10 years from the date of grant. The stock options vest at the discretion of the Board. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

For stock options granted, the exercise price at the date of grant was determined by the Board of Directors with assistance from third-party valuation specialists. The Company estimates forfeitures at the time of grant and revises these estimates in subsequent periods if actual forfeitures differ from those estimates.

For performance-based stock options and RSUs, the Company records compensation expense over the estimated service period adjusted for a probability factor of achieving the performance-based milestones. At each reporting date, the Company assesses the probability factor and records compensation expense accordingly, net of estimated forfeitures.

Fully vested, non-forfeitable equity instruments issued to parties other than employees are measured on the date they are issued where there is no specific performance required by the grantee to retain those equity instruments. Stock-based payment transactions with non-employees are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Where fully vested, non-forfeitable equity instruments are granted to parties other than employees in exchange for notes or financing receivable, the note or receivable is presented in additional paid-in capital on the balance sheets.

Assessing the realizability of deferred tax assets

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Management assesses the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes uncertain income tax positions at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which judgment occurs.

Recently Issued Accounting Standards

For a discussion of recent accounting pronouncements, please see Note 2, Summary of Significant Accounting Policies to our financial statements included elsewhere in this prospectus.

Item 7A.Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, we are not required to provide this information.

Item 8.Financial Statements and Supplementary Data

Report of Independent Registered Public Accounting Firm (PCAOB ID 731)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors of

Goodness Growth Holdings, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Goodness Growth Holdings Inc. (the “Company”), as of December 31, 2023 and 2022, and the related consolidated statements of net loss and comprehensive loss, stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2023 and 2022, and the related notes (collectively referred to as the “financial statements”).  In our opinion, the financial statements present fairly, in all material respects, the financial position of Goodness Growth Holdings Inc. as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has concluded that the historical recurring losses from operations, negative cash flows from operations, dependence on debt and other financings and the termination of the Arrangement Agreement gives rise to substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants

April 1, 2024

GOODNESS GROWTH HOLDINGS, INC.

Consolidated Balance Sheets (In U.S Dollars)

	December 31,	December 31,
	2023	2022
Assets
Current assets:
Cash	$15,964,665	$15,149,333
Accounts receivable, net of credit losses of $254,961 and $453,860, respectively	3,086,640	4,286,072
Income tax receivable	12,278,119	—
Inventory	19,285,870	20,508,023
Prepayments and other current assets	1,336,234	2,544,532
Notes receivable, current	3,750,000	—
Warrants held	1,937,352	—
Assets Held for Sale	91,213,271	4,240,781
Total current assets	148,852,151	46,728,741
Property and equipment, net	23,291,183	89,606,932
Operating lease, right-of-use asset	2,018,163	6,110,787
Notes receivable, long-term	—	3,750,000
Intangible assets, net	8,718,577	8,776,946
Goodwill	—	183,836
Deposits	383,645	2,312,161
Deferred tax assets	—	1,687,000
Total assets	$183,263,719	$159,156,403
Liabilities
Current liabilities
Accounts Payable and Accrued liabilities	$7,674,389	$14,928,780
Long-Term debt, current portion	60,220,535	11,780,000
Right of use liability	890,013	1,680,294
Uncertain tax liability	22,356,000	—
Liabilities held for sale	88,326,323	1,319,847
Total current liabilities	179,467,260	29,708,921
Right-of-use liability	10,543,934	79,757,994
Other long-term liabilities	155,917	—
Convertible debt, net	9,140,257	—
Long-Term debt, net	—	46,248,604
Total liabilities	$199,307,368	$155,715,519

Commitments and contingencies (refer to Note 18)

Stockholders’ equity (deficiency)
Subordinate Voting Shares ($- par value, unlimited shares authorized; 110,007,030 shares issued and outstanding at December 31, 2023 and 86,712,030 at December 31, 2022)	—	—
Multiple Voting Shares ($- par value, unlimited shares authorized; 331,193 shares issued and outstanding at December 31, 2023 and 348,642 at December 31, 2022)	—	—
Super Voting Shares ($- par value; unlimited shares authorized; 0 shares issued and outstanding at December 31, 2023 and 65,411 at December 31, 2022)	—	—
Additional Paid in Capital	187,384,403	181,321,847
Accumulated deficit	(203,428,052)	(177,880,963)
Total stockholders' equity (deficiency)	$(16,043,649)	$3,440,884
Total liabilities and stockholders' equity (deficiency)	$183,263,719	$159,156,403

The accompanying notes are an integral part of these consolidated financial statements

GOODNESS GROWTH HOLDINGS, INC.

Consolidated Statements of Net Loss and Comprehensive Loss (In U.S. Dollars, except per share amounts)

	For the Years Ended December 31,
	2023	2022
Revenue	$88,133,163	$74,625,867
Cost of sales
Product costs	42,739,653	39,423,918
Inventory valuation adjustments	1,289,345	4,293,788
Gross profit	44,104,165	30,908,161
Operating expenses:
Selling, general and administrative	28,217,980	33,823,686
Stock-based compensation expenses	4,157,598	2,694,197
Depreciation	469,948	653,077
Amortization	678,861	676,566
Total operating expenses	33,524,387	37,847,526

Income (loss) from operations	10,579,778	(6,939,365)

Other income (expense):
Impairment of long-lived assets	(411,629)	(8,596,201)
Gain (loss) on disposal of assets	(4,477,738)	322,181
Interest expenses, net	(31,260,798)	(22,593,552)
Other income (expenses)	7,746,298	1,242,493
Other income (expenses), net	(28,403,867)	(29,625,079)

Loss before income taxes	(17,824,089)	(36,564,444)

Current income tax expenses	(6,036,000)	(6,085,000)
Deferred income tax recoveries	(1,687,000)	192,000
Net loss and comprehensive loss	(25,547,089)	(42,457,444)
Net loss per share - basic and diluted	$(0.19)	$(0.33)
Weighted average shares used in computation of net loss per share - basic and diluted	135,235,919	128,126,330

The accompanying notes are an integral part of these consolidated financial statements

GOODNESS GROWTH HOLDINGS, INC.

Consolidated Statements of Stockholders’ Equity (Deficiency)

(In U.S. Dollars, except per share amounts)

	Common Stock
	SVS		MVS		Super Voting Shares				Total
							Additional Paid-	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	in Capital	Deficit	Equity (deficiency)
Balance, January 1, 2022	81,298,228	$—	402,720	$—	65,411	$—	$178,429,422	$(135,423,519)	$43,005,903
Conversion of MVS shares	5,407,800	—	(54,078)	—	—	—	—	—	—
Options exercised	15,002	—	—	—	—	—	7,201	—	7,201
Stock-based compensation	—	—	—	—	—	—	2,885,224	—	2,885,224
Net Loss	—	—	—	—	—	—	—	(42,457,444)	(42,457,444)
Balance at December 31, 2022	86,721,030	$—	348,642	$—	65,411	$—	$181,321,847	$(177,880,963)	$3,440,884

Balance, January 1, 2023	86,721,030	$—	348,642	$—	65,411	$—	$181,321,847	$(177,880,963)	$3,440,884
Conversion of MVS shares	1,744,900	—	(17,449)	—	—	—	—	—	—
Conversion of Super Voting Shares	6,541,100	—	—	—	(65,411)	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	4,157,598	—	4,157,598
Shares issued in financing activities	15,000,000	—	—	—	—	—	1,407,903	—	1,407,903
Warrants issued in financing activities	—	—	—	—	—	—	497,055	—	497,055
Net Loss	—	—	—	—	—	—	—	(25,547,089)	(25,547,089)
Balance at December 31, 2023	110,007,030	$—	331,193	$—	—	$—	$187,384,403	$(203,428,052)	$(16,043,649)

The accompanying notes are an integral part of these consolidated financial statements

GOODNESS GROWTH HOLDINGS, INC.

Consolidated Statements of Cash Flows

(In U.S. Dollars)

	For the Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(25,547,089)	$(42,457,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Inventory valuation adjustments	1,289,345	4,293,788
Depreciation	469,948	653,077
Depreciation capitalized into inventory	2,404,095	2,682,818
Non-cash operating lease expense	523,662	934,443
Amortization of intangible assets	678,861	676,566
Amortization of intangible assets capitalized into inventory	49,558	—
Stock-based payments	4,157,598	2,885,223
Warrants receivable	(1,937,352)	—
Interest Expense	7,070,026	4,935,616
Impairment of long-lived assets	411,629	8,596,201
Deferred income tax	1,687,000	(192,000)
Accretion	994,654	3,979,503
Loss (gain) on sale of property and equipment	—	(173,938)
Loss on disposal of Red Barn Growers	2,909,757	—
Loss (gain) on disposal of assets	1,567,981	—
Gain on disposal of royalty asset	—	(168,359)
Change in operating assets and liabilities:
Accounts Receivable	1,449,432	227,747
Prepaid expenses	1,182,766	(984,419)
Inventory	(1,823,391)	(3,992,663)
Income taxes	(18,330,899)	801,471
Uncertain tax position liabilities	22,356,000	—
Accounts payable and accrued liabilities	(1,256,913)	(770,895)
Changes in operating lease liabilities	(1,151,011)	—
Change in assets and liabilities held for sale	(121,563)	—
Net cash provided by (used in) operating activities	$(965,906)	$(18,073,265)

CASH FLOWS FROM INVESTING ACTIVITIES:
PP&E Additions	$(4,963,107)	$(5,561,663)
Intangible license additions	(1,090,919)	—
Proceeds from sale of Red Barn Growers net of cash	689,186	395,458
Proceeds from sale of property, plant, and equipment	253,288	—
Proceeds from sale of royalty asset	—	236,635
Deposits	1,636,455	(686,948)
Net cash provided by (used in) investing activities	$(3,475,097)	$(5,616,518)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of issuance costs	$—	$25,763,080
Proceeds from convertible debt, net of issuance costs	9,150,262	—
Proceeds from option exercises	—	7,201
Debt principal payments	(2,976,362)	—
Lease principal payments	(917,565)	(2,086,444)
Net cash provided by (used in) financing activities	$5,256,335	$23,683,837

Net change in cash	$815,332	$(5,946)

Cash, beginning of year	$15,149,333	$15,155,279

Cash, end of year	$15,964,665	$15,149,333

The accompanying notes are an integral part of these consolidated financial statements. Refer to Note 22 for supplemental cash flow information.

GOODNESS GROWTH HOLDINGS, INC.

Notes to Consolidated Financial Statements

For the years ended December 31, 2023 and 2022

1. Description of Business and Summary

Goodness Growth Holdings, Inc. (“Goodness Growth” or the “Company”) (formerly, Vireo Health International, Inc.) was incorporated under the Alberta Business Corporations Act on November 23, 2004. The Company was previously listed on the Canadian Securities Exchange (the “CSE”) under ticker symbol “VREO”. On June 9, 2021, the Company changed its name to Goodness Growth Holdings, Inc. and its ticker symbol on the CSE to “GDNS.”

Goodness Growth is a cannabis company whose mission is to provide safe access, quality products and value to its customers while supporting its local communities through active participation and restorative justice programs. Goodness Growth operates cannabis cultivation, production, and dispensary facilities in Maryland, Minnesota, and New York, and formerly in Arizona and New Mexico.

While marijuana and CBD-infused products are legal under the laws of several U.S. states (with vastly differing restrictions), the United States Federal Controlled Substances Act classifies all “marijuana” as a Schedule I drug. Under U.S. federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision. Recently some federal officials have attempted to distinguish between medical cannabis use as necessary, but adult-use as “still a violation of federal law.” At the present time, the distinction between “medical marijuana” and “adult-use marijuana” does not exist under U.S. federal law.

On January 31, 2022, the Company entered into an Arrangement Agreement (the “Arrangement Agreement”) with Verano Holdings Corp. (“Verano”), pursuant to which Verano was to acquire all of the issued and outstanding shares of Goodness Growth pursuant to a plan of arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) (the “Arrangement”). Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, holders of Goodness Growth Shares would receive 0.22652 of a subordinate voting share of Verano (each a “Verano Subordinate Voting Share”), subject to adjustment as described below (the “Exchange Ratio”), for each Subordinate Voting Share held, and 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share held, immediately prior to the effective time of the Arrangement.

On October 13, 2022, Goodness Growth received a notice of purported termination of the Arrangement Agreement (the “Notice”) from Verano. The Notice asserted certain breaches of the Arrangement Agreement, including claims the Company’s public filings and communications with respect to its business and ongoing operations were misleading and that the Company breached its representations to Verano under the Arrangement Agreement. Verano also claimed, as a result of such breaches, it is entitled to payment of the $14,875,000 termination fee and its transaction expenses. Goodness Growth denies all of Verano’s allegations and affirmatively asserts that it has complied with its obligations under the Arrangement Agreement, and with its disclosure obligations under US and Canadian law, in all material respects at all times. The Company believes that Verano has no factual or legal basis to justify or support its purported grounds for termination of the Arrangement Agreement.

On October 21, 2022, Goodness Growth commenced an action in the Supreme Court of British Columbia against Verano after Verano repudiated the Arrangement Agreement. The Company is seeking damages, costs and interest, based on Verano's breach of contract and of its duty of good faith and honest performance.

On November 14, 2022, Verano filed counterclaims against the Company for the termination fee and transaction expenses described above.

On July 31, 2023, the Company filed a requisition for adjournment of its application filed July 14, 2023, and set for hearing on July 31, 2023 to compel Verano’s compliance with document production.

Throughout 2023, the Company served 4 lists of documents, reviewed document production from Verano, and prepared for examinations for discovery.  The Company also prepared materials in anticipation of seeking summary determination of its claim.

Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded.

2. Summary of Significant Accounting Policies

Basis of presentation and going concern

The accompanying consolidated financial statements reflect the accounts of the Company. The consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations as they come due. We anticipate that we will continue to report losses and negative cash flow for the foreseeable future. We have concluded that our historical recurring losses from operations and negative cash flows from operations as well as our dependence on debt and other financings and the termination of the Arrangement Agreement gives rise to substantial doubt about the Company’s ability to continue as a going concern. Company management is working with the Company’s lenders, counsel, and other applicable parties to implement a plan to effectively mitigate the conditions giving rise to substantial doubt. Elements of this plan may include, but are not limited to, asset sales, debt restructuring, and capital raises. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. However, the Company’s continuance as going concern is dependent on its future profitability and implementation of the aforementioned plan. The Company may not be successful in these efforts.

These consolidated financial statements reflect all adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company’s financial position and results of operations.

Basis of consolidation

These consolidated financial statements include the accounts of the following entities wholly owned, or effectively controlled by the Company for the year ended December 31, 2023:

Name of entity	Place of incorporation
Vireo Health, Inc.	Delaware, USA
Vireo Health of New York, LLC	New York, USA
Minnesota Medical Solutions, LLC	Minnesota, USA
MaryMed, LLC	Maryland, USA
Vireo of Charm City, LLC	Maryland, USA
1776 Hemp, LLC	Delaware, USA
Vireo Health of Massachusetts, LLC	Delaware, USA
Mayflower Botanicals, Inc.	Massachusetts, USA
EHF Cultivation Management, LLC	Arizona, USA
Vireo Health of New Mexico, LLC	Delaware, USA
Red Barn Growers, Inc.	New Mexico, USA
Resurgent Biosciences, Inc.	Delaware, USA
Vireo Health of Puerto Rico, LLC	Delaware, USA
Vireo Health de Puerto Rico, Inc.	Puerto Rico
XAAS Agro, Inc.	Puerto Rico
Vireo Health of Nevada 1, LLC	Nevada, USA
Verdant Grove, Inc.	Massachusetts, USA

The entities listed above are wholly owned, or effectively controlled by the Company and have been formed or acquired to support the intended operations of the Company and all intercompany transactions and balances have been eliminated in the consolidated financial statements of the Company.

During the year ended December 31, 2023, Red Barn Growers, Inc. was removed as a result of a business disposition. Refer to Note 3 for further details on business dispositions.

Recently adopted accounting pronouncements

In October of 2021 FASB issued ASU 2021-08 Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. The update is intended to improve the accounting for acquired revenue contracts with customers in a business combination by addressing diversity in practice and inconsistency related to the recognition of an acquired contract liability and payment terms and their effect on subsequent revenue recognized by the acquirer. The adoption of the standard on January 1, 2023, did not have a material impact on the Company's results of operations or cash flows.

Use of estimates and significant judgments

The preparation of the Company’s consolidated financial statements requires management to make estimates, assumptions and judgments that affect the reported amounts of revenue, expenses, assets, liabilities, accompanying disclosures and the disclosure of contingent liabilities. These estimates and judgments are subject to change based on experience and new information which could result in outcomes that require a material adjustment to the carrying amounts of assets or liabilities affecting future periods. Estimates and judgments are assessed on an ongoing basis. Revisions to estimates are recognized prospectively.

Examples of key estimates in these consolidated financial statements include credit losses, inventory valuation adjustments that contemplate the market value of, and demand for inventory, estimated useful lives of property and equipment and intangible assets, valuation allowance on deferred income tax assets, determining the fair value of financial instruments, fair value of stock-based compensation, estimated variable consideration on contracts with customers, estimated redemption rates on loyalty sales programs, estimated paid time off redemption rates, sales return estimates, the fair value of the convertible notes and equity component and the classification, incremental borrowing rates, uncertain tax positions, and lease terms applicable to lease contracts.

Financial statement areas that require significant judgments are as follows:

Assets held for sale and discontinued operations - The Company classifies non-current assets and disposal groups as held for sale if their carrying amounts will be recovered principally through a sale rather than through continuing use. Such non-current assets and disposal groups classified as held for sale are measured at the lower of their carrying amount and their fair value less cost to sell. Costs to sell are the incremental costs directly attributable to the sale, excluding finance costs and income tax expense.

The criteria for held for sale classification is regarded as met only when the sale is highly probable and the asset or the disposal group is available for immediate sale in its present condition. Actions required to complete the sale should indicate that it is unlikely that significant changes to the sale will be made or that the sale will be withdrawn. Management must be committed to the sale expected within one year from the date of the classification.

A discontinued operation is a component of the Company that either has been abandoned, disposed of, or is classified as held for sale, and: (i) disposal group is a component of an entity (or group of components); (ii) component of an entity (or group of components) meets the held for sale criteria, is disposed of by sale, or is disposed of other than by sale; (iii) component of an entity (or group of components) represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. A component of the Company comprises an operation and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Company. During the years ended December 31, 2023 and 2022, the Company completed various divestitures, further described in Note 3.

Management considered the quantitative results of the divested entities as well as qualitative strategic considerations to judge whether the divestitures constitute a discontinued operation. Management does not believe these divestitures represent a strategic shift that has or will have a major effect on an entity’s operations and financial results, and as such, none of these divestitures are considered a discontinued operation.

Stock-based compensation - Valuation of stock-based compensation and warrants requires management to make estimates regarding the inputs for option pricing models, such as the expected life of the option, the volatility of the Company’s stock price, the vesting period of the option and the risk-free interest rate are used. Actual results could differ from those estimates. The estimates are considered for each new grant of stock options or warrants.

Uncertain tax positions - The evaluation of the Company’s uncertain tax positions involves significant judgment in the interpretation and application of GAAP. Although management believes the Company’s reserves are reasonable, no assurance can be given that the final outcome of these uncertainties will not be different from that which is reflected in the Company’s reserves. Reserves are adjusted considering changing facts and circumstances, such as the closing of a tax examination. Resolution of these uncertainties in a manner inconsistent with management’s expectations could have a material impact on the Company’s financial condition and operating results.

Asset impairment – Asset impairment tests require the allocation of assets to asset groups, where appropriate, which requires significant judgment and interpretation with respect to the integration between the assets and shared resources. Asset impairment tests require the determination of whether there is an indication of impairment. The assessment of whether an indication of impairment exists is performed at the end of each reporting period and requires the application of judgment, historical experience, and external and internal sources of information.

Leases – The Company applies judgment in determining whether a contract contains a lease and if a lease is classified as an operating lease or a finance lease. The Company determines the lease term as the non-cancellable term of the lease, which may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

The Company has several lease contracts that include extension and termination options. The Company applies judgment in evaluating whether it is reasonably certain whether or not to exercise the option to renew or terminate the lease. That is, it considers all relevant factors that create an economic incentive for it to exercise either the renewal or termination. After the commencement date, the Company reassesses the lease term if there is a significant event or change in circumstances that is within its control and affects its ability to exercise or not to exercise the option to renew or to terminate (e.g., construction of significant leasehold improvements or significant customization to the leased asset).

The Company also applies judgment in allocating the consideration in a contract between lease and non-lease components. It considers whether the Company can benefit from the right-of-use asset either on its own or together with other resources and whether the asset is highly dependent on or highly interrelated with another right-of-use asset.

Foreign currency

These consolidated financial statements are presented in the United States dollar (“USD”), which is the Company’s reporting currency. The functional currency of the Company and its subsidiaries, as determined by management, is the United States (“US”) dollar.

Net loss per share

Basic net loss per share is computed by dividing reported net loss by the weighted average number of common shares outstanding for the reported period. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock of the Company during the reporting period. Diluted net loss per share is computed by dividing net loss by the sum of the weighted average number of common shares and the number of potential dilutive common share equivalents outstanding during the period. Potential dilutive common share equivalents consist of the incremental common shares issuable upon the exercise of vested share options and the incremental shares issuable upon conversion of the convertible notes. Potential dilutive common share equivalents consist of stock options, warrants, and convertible debt.

In computing diluted earnings per share, common share equivalents are not considered in periods in which a net loss is reported, as the inclusion of the common share equivalents would be anti-dilutive. Since the Company is in a net loss for all periods presented in these financial statements, there is no difference between the Company’s basic and diluted net loss per share for the periods presented.

The anti-dilutive shares outstanding for years ending December 31, 2023 and 2022 were as follows:

	December 31,
	2023	2022
Stock options	29,969,324	23,547,558
Warrants	19,437,649	3,187,649
RSUs	2,543,011	3,221,677
Convertible debt	70,510,028	—
Total	122,460,012	29,956,884

Segment Information

Accounting Standards Codification ("ASC") 280, Segment Reporting, establishes disclosure requirements relating to operating segments in annual and interim financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is regularly evaluated by the chief operating decision maker in deciding how to allocate resources to the segment and assess its performance. The Company operates in one business segment, namely as the Cannabis segment that cultivates, processes and distributes medical and adult-use cannabis products in a variety of formats, as well as related accessories. The Company’s Chief Executive Officer is the Company’s chief operating decision maker.

Cash

Cash is comprised of cash. The Company has no cash equivalents for the years presented.

Business combinations and goodwill

The Company accounts for business combinations using the acquisition method in accordance with ASC 805, Business Combinations, which requires recognition of assets acquired and liabilities assumed, including contingent assets and liabilities, at their respective fair values on the date of acquisition. Any excess of the purchase consideration over the net fair value of tangible and identified intangible assets acquired less liabilities assumed is recorded as goodwill. The costs of business acquisitions, including fees for accounting, legal, professional consulting and valuation specialists, are expensed as incurred within acquisition-related (income) expenses, net. Purchase price allocations may be preliminary and, during the measurement period not to exceed one year from the date of acquisition, changes in assumptions and estimates that result in adjustments to the fair value of assets acquired and liabilities assumed are recorded in the period the adjustments are determined.

The estimated fair value of acquired assets and assumed liabilities are determined primarily using a discounted cash flow approach, with estimated cash flows discounted at a rate that the Company believes a market participant would determine to be commensurate with the inherent risks associated with the asset and related estimated cash flow streams.

Fair value measurements

The carrying value of the Company’s accounts receivable, deposits, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature, and the carrying value of notes receivable, convertible debt, and long-term debt approximates fair value as they bear a market rate of interest.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In estimating the fair value of an asset or a liability, the Company takes into account the characteristics of the asset or liability if market participants would take those characteristics into account when pricing the asset or liability at the measurement date.

Inventory

Inventory is comprised of cannabis work-in-process, cannabis finished goods and other inventory. Work-in-process inventory includes cannabis plants, bulk harvested material, and various bulk oils and extracts. Finished goods include packaged flower and extracts. Other inventory includes product packaging, hemp derived CBD, apparel, and paraphernalia.

Inventory cost includes pre-harvest, post-harvest and shipment and fulfillment, as well as related accessories. Pre-harvest costs include labor and direct materials to grow cannabis, which includes water, electricity, nutrients, integrated pest management, growing supplies and allocated overhead. Post-harvest costs include costs associated with drying, trimming, blending, extraction, purification, quality testing and allocated overhead. Shipment and fulfillment costs include the costs of packaging, labelling, courier services and allocated overhead.

Inventory is stated at the lower of cost or net realizable value, determined using weighted average cost. Net realizable value is defined as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. At the end of each reporting period, the Company performs an assessment of inventory and record write-downs for excess and obsolete inventories based on the Company’s estimated forecast of product demand, production requirements, market conditions, regulatory environment, and spoilage. Actual inventory losses may differ from management’s estimates and such differences could be material to the Company’s balance sheets, statements of net loss and comprehensive loss and statements of cash flows.

Property and equipment

Property and equipment are recorded at cost net of accumulated depreciation and impairment, if any. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life of buildings and improvements ranges from five to thirty-nine years, the estimated useful life of property and equipment, other than buildings, ranges from three to ten years. Land is not depreciated. Leasehold improvements, included in buildings and improvements, are depreciated over the lesser of the asset’s estimated useful life or the remaining lease term. The estimated useful life of right of use assets relating to operating and finance leases ranges from one to twenty years.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the respective accounts and any related gain or loss is recognized. Maintenance and repairs are charged to expenses as incurred. Significant expenditures, which extend the useful lives of assets or increase productivity, are capitalized. When significant parts of an item of property and equipment have different useful lives, they are accounted for as separate items or components of property and equipment.

Construction-in-process includes construction progress payments, deposits, engineering costs, interest expense on long-term construction projects and other costs directly related to the construction of the facilities. Expenditures are capitalized during the construction period and construction in progress is transferred to the relevant class of property and equipment when the assets are available for use, at which point the depreciation of the asset commences.

The estimated useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

Capitalization of interest

Interest incurred relating to the construction or expansion of facilities is capitalized to the construction in progress. The Company ceases the capitalization of interest when construction activities are substantially completed and the facility is available for commercial use.

Intangible assets

Intangible assets include intangible assets acquired as part of business combinations, asset acquisitions and other business transactions. The Company records intangible assets at cost, net of accumulated amortization and accumulated impairment losses, if any. Intangible assets acquired in a business combination are measured at fair value on the acquisition date.

Amortization of definite life intangible assets is calculated on a straight-line basis over the estimated useful lives of the assets as follows:

Licenses	5-18 years

When there is no foreseeable limit on the period of time over which an intangible asset is expected to contribute to the cash flows of the Company, an intangible asset is determined to have an indefinite life. Indefinite life intangible assets are not amortized but tested for impairment annually or more frequently when indicators of impairment exist. If the carrying value of an individual indefinite-lived intangible asset exceeds its fair value, such individual indefinite-life intangible asset is impaired by the amount of the excess.

The estimated useful lives are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

Impairment of long-lived assets

The Company reviews long-lived assets, including property and equipment, definite life intangible assets, and other long-lived assets for impairment annually or whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. In order to determine if assets have been impaired, assets are grouped and tested at the lowest level for which identifiable independent cash flows are available (“asset group”). An impairment loss is recognized when the sum of projected undiscounted cash flows is less than the carrying value of the asset group. The measurement of the impairment loss to be recognized is based on the difference between the fair value and the carrying value of the asset group. Fair value can be determined using a market approach, income approach or cost approach. The reversal of impairment losses is prohibited.

Financial assets

Initial recognition and measurement

The Company aggregates its financial assets into classes at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows. Non-derivative financial assets are classified and measured as “financial assets at fair value”, as either fair value through profit or loss (“FVPL”), or “financial assets at amortized cost”, as appropriate.

All financial assets are recognized initially at fair value plus, in the case of financial assets not at FVPL, directly attributable transaction costs on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Financial assets with embedded derivatives are considered in their entirety when determining their classification.

Subsequent measurement  - Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate (“EIR”) method. Amortized cost is calculated by considering any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. In these consolidated financial statements, cash, trade and other receivables, indemnification receivables, and loans receivable are classified in this category.

Subsequent measurement  - Financial assets at FVPL

Financial assets measured at FVPL include financial assets such as the Company's equity investments in other entities, and any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial assets measured at FVPL are carried at fair value in the consolidated statement of financial position with changes in fair value recognized in a separate caption in the consolidated statements of loss and comprehensive loss.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

Impairment of financial assets

Financial assets classified subsequently as amortized cost are subject to impairment based on the expected credit losses (“ECL's”). The Company's financial assets subject to impairment are cash, accounts receivable and notes receivable.

Accounts receivable and notes receivables are recognized initially at fair value and subsequently measured at amortized cost, less any provisions for impairment. Impairment provisions are estimated using the ECL impairment model where any expected future credit losses are provided for, irrespective of whether a loss event has occurred at the reporting date. Estimates of expected credit losses consider the Company's collection history by country and customer, deterioration of collection rates during the average credit period, as well as observable changes in and forecasts of future economic conditions that affect default risk. The Company utilizes a provision matrix to estimate lifetime ECL's for accounts receivable, supplemented by specific allowance based on customer-specific data. Changes in the allowance are recognized as bad debt expense in the consolidated statements of net loss and comprehensive loss. When the Company determines that no recovery of the amount owed is possible, the amount is deemed irrecoverable, and the financial asset is written off.

Impairment of goodwill and indefinite life intangible assets

Goodwill and indefinite life intangible assets are tested for impairment annually, or more frequently when events or circumstances indicate that impairment may have occurred. As part of the impairment evaluation, the Company may elect to perform an assessment of qualitative factors. If this qualitative assessment indicates that it is more likely than not that the fair value of the indefinite-lived intangible asset or the reporting unit (for goodwill) is less than its carrying value, a quantitative impairment test to compare the fair value to the carrying value is performed. An impairment charge is recorded if the carrying value exceeds the fair value.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets and right-of-use liabilities (current and non-current) in the balance sheets. Finance lease ROU assets are included in property and equipment, net and ROU liabilities (current and non-current) in the balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets are classified as a finance lease or an operating lease. A finance lease is a lease in which 1) ownership of the property transfers to the lessee by the end of the lease term; 2) the lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise; 3) the lease is for a major part of the remaining economic life of the underlying asset; 4) The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already included in the lease payments equals or exceeds substantially all of the fair value; or 5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. The Company classifies a lease as an operating lease when it does not meet any one of these criteria.

ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The ROU assets also include any lease payments made and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.

For finance leases, lease expenses are the sum of interest on the lease obligations and amortization of the ROU assets, resulting in a front-loaded expense pattern. ROU assets are amortized based on the lesser of the lease term and the useful life of the leased asset according to the property and equipment accounting policy. If ownership of the ROU assets transfers to the Company at the end of the lease term or if the Company is reasonably certain to exercise a purchase option, amortization is calculated using the estimated useful life of the leased asset, according to the property and equipment accounting policy. For operating leases, the lease expenses are generally recognized on a straight-line basis over the lease term and recorded to general and administrative expenses in the statements of net loss and comprehensive loss.

The Company has elected to apply the practical expedient, for each class of underlying asset, except real estate leases, to not separate non-lease components from the associated lease components of the lessee’s contract and account for both components as a single lease component.

The Company has elected not to recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less that do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Short-term leases include real estate and vehicles and are not significant in comparison to the Company’s overall lease portfolio. The Company continues to recognize the lease payments associated with these leases as expenses on a straight-line basis over the lease term.

Convertible debt

The Company first analyzes convertible debt with a conversion feature in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”), to determine whether the fair value option should be applied. ASC 470-20 requires the liability and equity components of convertible debt instruments that may be settled in cash upon conversion, including partial cash settlement, to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The initial proceeds from the sale of convertible debt are allocated between a liability component and an equity component in a manner that reflects interest expense at the rate of similar nonconvertible debt that could have been issued at such time. The equity component represents the excess initial proceeds received over the fair value of the liability component of the notes as of the date of issuance. The resulting debt discount is amortized over the period during which the convertible debt are expected to be outstanding as additional non-cash interest expenses.

If the Company does not elect the fair value option, any conversion feature is then evaluated in accordance with ASC 815 to determine if the conversion option is required to be bifurcated. ASC 815 does not require a conversion option to be bifurcated if the conversion option is indexed to the Company’s own stock and classified in stockholders’ equity in the statement of financial position.

Upon repurchase of convertible debt instruments, ASC 470-20 requires the issuer to allocate total settlement consideration, inclusive of transaction costs, amongst the liability and equity components of the instrument based on the fair value of the liability component immediately prior to repurchase. The difference between the settlement consideration allocated to the liability component and the net carrying value of the liability component, including unamortized debt issuance costs, would be recognized as gain (loss) on extinguishment of debt in the statements of net loss and comprehensive loss. The remaining settlement consideration allocated to the equity component would be recognized as a reduction of additional paid-in capital in the balance sheets.

During the year ended December 31, 2023, the Company issued convertible debt (Note 15). It was determined that the debt should be accounted for as a liability in its entirety.

Warrants held

The Company accounts for warrants held under ASC 321, Investments – Equity Securities (“ASC 321”). The scope of ASC 321 includes investments in equity securities and other ownership interests in an entity, including investments in partnerships, unincorporated joint ventures and limited liability companies. Under ASC 321 an equity security is any security representing an ownership interest in an entity (e.g., common, preferred, other capital stock) or the right to acquire (e.g., warrants, rights, forward purchase contracts, call options) or dispose of (e.g., put options, forward sale contracts) an ownership interest in an entity at fixed or determinable prices.

ASC 321 calls for equity interests to be carried at fair value with changes in value recorded in earnings. The Company has elected to use a black scholes valuation model to arrive at a fair value of the warrants held (Note 19), which will be remeasured at each period end with any changes in valuation being recorded in other income.

Revenue recognition

The Company’s primary source of revenue is from wholesale of cannabis products to dispensary locations and direct retail sales to eligible customers at the Company-owned dispensaries. Substantially all of the Company’s retail revenue is from the direct sale of cannabis products to adult-use and medical customers.

The following table represents the Company’s disaggregated revenue by source:

	Year Ended December 31,
	2023	2022
Retail	$73,620,866	$62,123,357
Wholesale	14,512,297	12,502,510
Total	$88,133,163	$74,625,867

Revenue is recognized when control of the promised goods or services, through performance obligations by the Company, is transferred to the customer in an amount that reflects the consideration it expects to be entitled to in exchange for the performance obligations. More specifically, wholesale revenues are recognized upon delivery and acceptance by wholesale customers. Retail revenues are recognized at the point of sale. Service revenues are recognized when the service is performed. Discounts are recorded at the time of revenue recognition.  Returns were not material during the years ended December 31, 2023 and 2022, but are recognized when the customer is refunded. Revenues are presented net of discounts and returns.

Sales taxes collected from customers are remitted to the appropriate taxing jurisdictions and are excluded from sales revenue as the Company considers itself a pass-through conduit for collecting and remitting sales taxes. Excise duties that are both imposed on and concurrent with a specific revenue-producing transaction, that are collected by the Company from a customer are included in revenue. Freight revenues on all product sales, when applicable, are also recognized, on a consistent manner, at a point in time. The term between invoicing and when payment is due is not significant and the period between when the entity transfers the promised good or service to the customer and when the customer pays for that good or service is one year or less.

Contract liabilities

A contract liability is the obligation to transfer goods or services to a customer for which the Company has received consideration from the customer. If a customer pays consideration before the Company transfers goods or services, a contract liability is recognized when the payment is made. Contract liabilities are recognized as revenue when the Company performs under the contract.

The Company considers whether there are other promises in the contracts that are separate performance obligations to which a portion of the transaction price needs to be allocated. In determining the transaction price for the sale of goods, the Company considers the effects of variable consideration and the existence of significant financing components (if any).

Accounts receivable

A receivable represents the Company’s right to an amount of consideration that is unconditional (i.e., only the passage of time is required before payment of the consideration).

Cost of sales

Cost of sales represents costs directly related to manufacturing and distribution of the Company’s products. Primary costs include raw materials, packaging, direct labor, overhead, shipping and handling and the depreciation of manufacturing equipment and production facilities. Manufacturing overhead and related expenses include salaries, wages, employee benefits, utilities, maintenance and property taxes. Cost of sales also includes inventory valuation adjustments. The Company recognizes the cost of sales as the associated revenues are recognized.

Advertising Costs

Advertising costs are expensed as incurred and are included in selling, general, and administrative expenses on the accompanying consolidated statements of loss and comprehensive loss and totaled $791,980 and $1,066,946 for the years ended December 31, 2023 and 2022, respectively.

Stock-based compensation

The Company measures and recognizes compensation expense for stock options and restricted stock units (RSUs) to employees and non-employees on a straight-line basis over the vesting period based on their grant date fair values. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option pricing model. Determining the estimated fair value at the grant date requires judgment in determining the appropriate valuation model and assumptions, including the fair value of subordinated voting shares on the grant date, risk-free rate, volatility rate, annual dividend yield and the expected term. The volatility rate is based on historical volatilities of public companies operating in a similar industry to the Company, as well as the Company’s historical volatility. The Company estimates the fair value of RSUs to be the closing market price of the Company’s stock on the business day immediately preceding the grant date.

For stock options granted, the exercise price at the date of grant was determined by the Board of Directors with assistance from management. The Company does not estimate forfeiture rates when calculating compensation expense for stock options or RSUs. The Company records forfeitures as they occur.

Fully vested, non-forfeitable equity instruments issued to parties other than employees are measured on the date they are issued where there is no specific performance required by the grantee to retain those equity instruments. Stock-based payment transactions with non-employees are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Management assesses the likelihood that the resulting deferred tax assets will be realized. A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized.

The Company recognizes uncertain income tax positions at the largest amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a

50% likelihood of being sustained. Changes in recognition or measurement are reflected in the period in which judgment occurs.

New accounting pronouncements not yet adopted

ASU 2023-07 In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update ("ASU") 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment's profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is also permitted. This ASU will result in additional required disclosures when adopted, where applicable.

ASU 2023-09 In December 2023, the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. Once adopted, this ASU will result in additional disclosures.

3. Assets Held for Sale and Dispositions

Dispositions

On June 23, 2023, the Company divested all the assets and liabilities of Red Barn Growers, Inc., a New Mexico nonprofit organization effectively controlled by the Company’s subsidiary company, Vireo Health of New Mexico, LLC, to 37 Management Group, Inc., a New Mexico corporation (“37 Management”). As part of this transaction, the Company is to be paid $1,000,000, less cash on hand of $60,814, of which $439,186 was paid at closing, and $500,000 is to be paid within one year of the close date. The Company received $250,000 in December of 2023. Consideration received was less than the net book value of the transferred assets and liabilities of $3,909,757, resulting in a loss of $2,909,757 which was recorded in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2023.

On March 31, 2022, the Company sold the rights to a 10% royalty on future net revenues generated by High Gardens, Inc., a former subsidiary of the Company that was divested in 2020, for cash consideration of $236,635. The carrying value of the intangible royalty asset prior to disposition was $68,276, resulting in a gain of $168,359 which was recorded in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2022.

Assets Held for Sale

As of December 31, 2023, the Company identified property and equipment, deposits, and lease assets and liabilities associated with the businesses in New York, Nevada, and Massachusetts with carrying amounts that are expected to be recovered principally through sale or disposal rather than through continuing use. The sale of these assets and liabilities is highly probable, they can be sold in their immediate condition, and the sales are expected to occur within the next twelve months. As such, these assets and liabilities have been classified as “held for sale.” Management does not believe these divestitures represent a strategic shift that has or will have a major effect on an entity’s operations and financial results, and as such, none of these divestitures are considered a discontinued operation. The carrying value of New York and Nevada net assets exceeded fair value less expected cost to sell, and as such, the Company recorded no impairment loss. The carrying value of the Massachusetts net assets was less than fair value less costs to sell, and as such, the Company recorded an impairment loss of $399,999 for the year ended December 31, 2023. Additionally, the Company disposed of certain held for sale property, equipment, and leased assets for which proceeds received of $253,288 were less than carrying value resulting in a loss on disposal of $1,567,981 in the statement of loss and comprehensive loss. Assets and liabilities held for sale are as follows:

Assets held for sale
Property and equipment	$86,864,965
Intangible assets	662,500
Operating lease, right-of-use asset	3,381,612
Deposits	304,194
Total assets held for sale	$91,213,271

Liabilities held for sale
Right of Use Liability	$88,326,323
Total liabilities held for sale	$88,326,323

Current assets and liabilities held by our New York business have not been classified as held for sale. Pre-tax operating losses attributable to the New York business were $13,670,439 for the year ended December 31, 2023.

4. Fair Value Measurements

The Company complies with ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability.

Items measured at fair value on a non-recurring basis

The Company’s non-financial assets, such as prepayments and other current assets, long lived assets, including property and equipment, goodwill, and intangible assets, are measured at fair value when there is an indicator of impairment and are recorded at fair value only when an impairment charge is recognized. In connection with an evaluation of such non-financial assets during the year ended December 31, 2023, the carrying values of property and equipment included in assets held for sale and an intangible license no longer in use were concluded to exceed their fair values. As a result, the Company recorded impairment charges that incorporates fair value measurements. The Company used Level 2 fair value inputs when a buyer quote was received, or similar assets had been sold recently in the market.

The carrying value of the Company’s accounts receivable, accounts payable, and accrued liabilities approximate their fair value due to their short-term nature, and the carrying value of notes receivable, convertible debt, and long-term debt approximates fair value as they bear a market rate of interest.

5. Accounts Receivable

Accounts receivables are comprised of the following items:

	December 31,	December 31,
	2023	2022
Trade receivable	$2,256,763	$1,421,027
Tax withholding receivable	174,660	2,755,396
Other	655,217	109,649
Total	$3,086,640	$4,286,072

Included in the trade receivables balance at December 31, 2023, and 2022, are credit losses of $95,686 and $169,699, respectively.  Included in the tax withholding receivable, net balance at December 31, 2023 and 2022, are credit losses of $159,275 and $284,161 respectively.

6. Notes Receivable

As of December 31, 2023, and 2022, the Company had a total of $3,750,000 in notes receivable. The balance is comprised of a $3,750,000 four-year note due on August 10, 2024, with an 8% coupon rate payable quarterly obtained as part of a 2020 disposition.

7. Inventory

Inventory is comprised of the following items:

	December 31,	December 31,
	2023	2022
Work-in-progress	$13,058,348	$14,209,695
Finished goods	5,278,331	5,506,760
Other	949,191	791,568
Total	$19,285,870	$20,508,023

Inventory is written down for any obsolescence, spoilage and excess inventory or when the net realizable value of inventory is less than the carrying value. Inventory valuation adjustments included in cost of sales on the statements of net loss and comprehensive loss is comprised of the following:

	December 31,
	2023	2022
Work-in-progress	$1,099,037	$4,003,943
Finished goods	190,308	254,467
Other	—	35,378
Total	$1,289,345	$4,293,788

During the years ended December 31, 2023 and 2022, the Company recorded write downs to net realizable value in its New York, Maryland, and Arizona subsidiaries. Based on the market sales price relative to the cost to produce certain inventories, these costs could not be recovered, and as a consequence net realizable value was less than carrying value of inventory. Additionally, the Company recorded inventory reserves related to expected future spoilage of inventory.  Accordingly, inventory valuation adjustments amounting to $1,289,345 and $4,293,788 were recorded in 2023 and 2022 respectively.

8. Prepayments and other current assets

Prepayments and other current assets are comprised of the following items:

	December 31,	December 31,
	2023	2022
Prepaid Insurance	$806,610	$1,894,385
Other Prepaid Expenses	529,624	650,147
Total	$1,336,234	$2,544,532

9. Property and Equipment, Net

Property and equipment, net consisted of the following:

	December 31,	December 31,
	2023	2022
Land	$863,105	$863,105
Buildings and leasehold improvements	15,124,915	17,567,628
Furniture and equipment	7,807,250	9,709,714
Software	242,204	221,540
Vehicles	284,000	646,257
Construction-in-progress	128,220	794,958
Right of use asset under finance lease	7,938,138	69,892,379
	32,387,832	99,695,581
Less: accumulated depreciation	(9,096,649)	(10,088,649)
Total	$23,291,183	$89,606,932

For the years ended December 31, 2023 and 2022, total depreciation on property and equipment was $2,874,043 and $3,335,895, respectively. For the years ended December 31, 2023 and 2022, accumulated amortization of the right of use asset amounted to $2,364,557 and $3,392,377, respectively. For the years ended December 31, 2023 and 2022, the right of use asset under finance lease of $7,938,138 and $69,892,379, respectively, consists of leased processing and cultivation premises, and leased equipment. During the years ended December 31, 2023 and 2022, total interest expense capitalized to property plant and equipment was $320,937 and $573,717, respectively. The Company capitalized into inventory $2,404,095 and $2,682,818 relating to depreciation associated with manufacturing equipment and production facilities as of December 31, 2023 and 2022, respectively. The capitalized depreciation costs associated are added to inventory and expensed through Cost of Sales Product Cost on the consolidated statements of net loss and comprehensive loss.

As of December 31, 2023, the Company evaluated whether property and equipment showed any indicators of impairment, and it was determined that the recoverable amount of certain net assets was above book value. As a result, the Company recorded an impairment charge of $0 (2022 - $8,596,201) on property and equipment, net.

10. Leases

Components of lease expenses are listed below:

	December 31,	December 31,
	2023	2022
Finance lease cost
Amortization of ROU assets	$701,258	$1,095,337
Interest on lease liabilities	11,717,705	10,637,686
Operating lease costs	1,879,433	2,556,772
Total lease costs	$14,298,396	$14,289,795

Future minimum lease payments (principal and interest) on the leases are as follows:

	Operating Leases	Finance Leases
	December 31, 2023	December 31, 2023	Total
2024	$2,073,710	$12,472,481	$14,546,191
2025	2,057,603	13,773,155	15,830,758
2026	1,697,744	14,183,661	15,881,405
2027	1,403,358	14,606,527	16,009,885
2028	1,140,431	15,042,128	16,182,559
Thereafter	142,453	218,572,918	218,715,371
Total minimum lease payments	$8,515,299	$288,650,870	$297,166,169
Less discount to net present value	(2,248,361)	(195,157,538)	(197,405,899)
Less liabilities held for sale	(3,214,820)	(85,111,503)	(88,326,323)
Present value of lease liability	$3,052,118	$8,381,829	$11,433,947

The Company has entered into various lease agreements for the use of buildings used in production and retail and wholesale sales of cannabis products.

On November 1, 2023, the Company notified its landlord in Puerto Rico that it was surrendering the premises. As such, the Company disposed of the held for sale assets affiliated with the Puerto Rico lease and recorded a loss on disposal of assets of $1,632,372 in the statement of loss and comprehensive loss for the year ended December 31, 2023.

On October 27, 2023, the Company executed a fifth amendment to its lease with its landlord on its cannabis cultivation and manufacturing facilities located in Johnstown, New York. As part of the fifth amendment to the lease in Johnstown, the Company and its landlord have agreed to increase the tenant improvement allowance on the lease by an additional $14.0 million. The increase in tenant improvement funds will be utilized to support the completion of the construction of the indoor expansion project that was announced in September 2021. The parties have also agreed to a monthly base rental increase of $210,000 beginning November 2023. The amendment also allows the Company to terminate the lease for a fee of $14,000,000 if written notice is provided on or before January 15, 2024, and subsequently amended to April 30, 2024.

On February 24, 2023, the Company signed the fourth amendment to the existing lease agreements for the cultivation and processing facilities in New York. The amendment provides for additional tenant improvements of $4,000,000 and increases base rent by $50,000 a month.

On October 1, 2022, the Company terminated the existing lease agreements for the cultivation and processing facilities in Arizona. The right of use liability exceeded the right of use asset at the time of termination resulting in a gain on disposal of $184,641. This gain is included in other income on the consolidated statement of net loss and comprehensive loss for the year ended December 31, 2022.

Supplemental cash flow information related to leases

	December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Lease principal payments - finance	$917,565	$2,086,444
Lease principal payments - operating	1,151,011	—
Non-cash additions to ROU assets	18,867,764	189,962
Amortization of operating leases	834,793	1,321,530

Other information about lease amounts recognized in the financial statements

	December 31,
	2023	2022
Weighted-average remaining lease term (years) – operating leases	4.22	4.85
Weighted-average remaining lease term (years) – finance leases	17.19	18.00
Weighted-average discount rate – operating leases	15.00%	15.00%
Weighted-average discount rate – finance leases	16.21%	15.26%

11. Goodwill

The following table shows the change in carrying amount of goodwill:

Goodwill - December 31, 2021 and 2022	$183,836
Divestitures (Note 3)	(183,836)
Goodwill - December 31, 2023	$—

Goodwill is tested for impairment annually or more frequently if indicators of impairment exist or if a decision is made to dispose of the business. The valuation date for the Company’s annual impairment testing is December 31. On this date, the Company performed a qualitative test to determine whether it is necessary to perform a two-step goodwill impairment test.

The Company divested Vireo Health of New Mexico, LLC, and the associated goodwill on June 23, 2023 (Note 3). The Company has no goodwill as of December 31, 2023. As such, no further impairment testing procedures were performed.

12. Intangibles

Intangible assets are comprised of the following items:

	Licenses & Trademarks	Royalty Asset	Total
Balance December 31, 2021	$10,116,013	$68,276	$10,184,289
Divestitures	—	(68,276)	(68,276)
Amortization	(676,566)	—	(676,566)
Transfer to held for sale (Note 3)	(662,501)	—	(662,501)
Balance, December 31, 2022	$8,776,946	$—	$8,776,946
Divestitures	(409,239)	—	(409,239)
Additions	1,090,919	—	1,090,919
Amortization	(728,419)	—	(728,419)
Write off	(11,630)	—	(11,630)
Balance, December 31, 2023	$8,718,577	$—	$8,718,577

Amortization expense for intangibles was $728,419 and $676,566 during the years ending December 31, 2023 and 2022, respectively and is recorded in operating expenses on the consolidated statements of net loss and comprehensive loss. During the year ended December 31, 2023, the Company wrote off $11,630 relating to a trademark no longer in use.  No further indicators of impairment existed, and no additional impairment of intangible assets was recorded for the year ended December 31, 2023.

The Company estimates that amortization expense will be $819,655 per year, for the next five years.

13. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities are comprised of the following items:

	December 31,	December 31,
	2023	2022
Accounts payable – trade	$1,769,346	$1,905,008
Accrued Expenses	4,852,648	6,172,924
Taxes payable	218,563	6,166,145
Contract liability	833,832	684,703
Total accounts payable and accrued liabilities	$7,674,389	$14,928,780

14. Long-Term Debt

During 2017 the Company signed a promissory note payable in the amount of $1,010,000. The note bears interest at a rate of 15% per annum with interest payments required on a monthly basis. In 2019 the Company’s promissory note payable in the amount of $1,010,000 was modified to increase the amount payable to $1,110,000. The Company has paid off $60,000 in principal, and the remaining $1,050,000 principal balance is due on December 31, 2023. The Company repaid the note in full subsequent to year end (Note 25).

On November 19, 2021, the Company signed a promissory note payable in the amount of $2,000,000 in connection with the acquisition of Charm City Medicus, LLC. The note bears an interest rate of 8% per annum with interest payments due on the last day of each calendar quarter. On November 19, 2023, the Company and lender amended the note. Per the terms of the amendment, the interest rate was modified to 15%, and the Company paid off $1,000,000 of principal.  The remaining principal balance of $1,000,000 is due on November 19, 2024, and the note is secured by 25% of the membership interests in Vireo Health of Charm City, LLC.

On March 25, 2021, the Company entered into a credit agreement for a senior secured delayed draw term loan with an aggregate principal amount of up to $46,000,000 (the “Credit Facility”), and executed a draw of $26,000,000 in principal. The unpaid principal amounts outstanding under the Credit Facility bear interest at a rate of (a) the U.S. prime rate plus 10.375%, payable monthly in cash, and (b) 2.75% per annum paid in kind interest payable monthly. In connection with the Credit Facility, the Company also pays a monthly credit monitoring fee in the amount of $130,400 which is included in interest expense in the consolidated statements of loss and comprehensive loss for th years ended December 31, 2023 and 2022.The Credit Facility matures on March 31, 2024.

On November 18, 2021, the Company and lenders amended the Credit Facility to provide for an additional loan of $4,200,000 with a cash interest rate of 15% per annum and PIK interest of 2% per annum and a maturity date of November 29, 2024. Obligations under the Credit Facility are secured by substantially all the assets of the Company.

On January 31, 2022, Goodness Growth and certain of its subsidiaries, as borrowers (collectively, “Borrowers”), entered into a Third Amendment to the Credit Facility (the “Third Amendment”) providing for additional delayed draw term loans of up to $55 million (the “Delayed Draw Loans”). The cash interest rate on the Delayed Draw Loans under the Third Amendment is equal to the U.S. prime rate plus 10.375%, with a minimum required rate of 13.375% per annum, in addition to paid-in-kind interest of 2.75% per annum.

On March 31, 2023, the Company executed a fifth amendment to its Credit Facility with its senior secured lender, Chicago Atlantic Admin, LLC (the "Agent"), an affiliate of Green Ivy Capital, and a group of lenders. The amended credit facility extends the maturity date on its Delayed Draw Loans to April 30, 2024, through the issuance of 15,000,000 Subordinate Voting Shares in lieu of a cash extension fee. These 15,000,000 shares were valued at $1,407,903 using a fair value per share of $0.094 and considered a deferred financing cost. The fair value per share reflects a 22% discount to the market price at the time of issuance to account for the four-month trading lock-up imposed on the shares. The amendment also provides the Company with reduced cash outlays by eliminating required amortization of the loan, and requires the Company to divest certain assets to improve its liquidity position and financial performance. The Company has the potential to extend the maturity date on its Delayed Draw Loans up to January 31, 2026 with the satisfaction of certain financial performance-related conditions.

Unless otherwise specified, all deferred financing costs are treated as a contra-liability, to be netted against the outstanding loan balance and amortized over the remaining life of the loan. As of December 31, 2023, $1,524,531 (2022 - $5,085,792) of deferred financing costs remain unamortized.

The following table shows a summary of the Company’s long-term debt:

	December 31,	December 31,
	2023	2022
Beginning of year	$58,028,604	$27,329,907
Proceeds	-	28,000,000
Principal repayments	(2,976,362)	—
Deferred financing costs	(1,407,903)	(2,236,919)
PIK interest	1,607,032	1,300,245
Amortization of deferred financing costs	4,969,164	3,635,371
End of period	60,220,535	58,028,604
Less: current portion	60,220,535	11,780,000
Total long-term debt	$-	$46,248,604

As of December 31, 2023, stated maturities of long-term debt were as follows:

2024	$60,220,535
Total	$60,220,535

15. Convertible Debt

On April 28, 2023, the Company closed on a new convertible debt facility which enables the Company to access up to $10,000,000 in aggregate principal amount of convertible notes (the “Convertible Notes”). The convertible facility has a term of three years, with an annual interest rate of 12.0%, comprised of 6.0% cash and 6.0% paid-in-kind. The initial tranche's principal amount of Convertible Notes outstanding in the amount of $2,000,000, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, is convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company, at a conversion price equal to $0.145. For each future tranche advanced, the principal amount of Convertible Notes outstanding, plus all paid-in-kind interest and all other accrued but unpaid interest thereunder, is convertible into Subordinate Voting Shares of the Company at the option of the holders at any time by written notice to the Company, at a conversion price equal to the lesser of $0.145 or a 20.0% premium over the 30-day volume weighted average price of the Company’s Subordinate Voting Shares calculated on the day prior to the date on which each tranche is advanced, if permitted by the Canadian Securities Exchange. The lenders also have the right to advance any remaining undrawn funds on the convertible loan facility to the Company at any time. If the notes are not converted, the outstanding principal amount and unpaid paid-in-kind interest is due on April 30, 2026.

During the year ended December 31, 2023, the Company closed eight additional tranches of Convertible Notes, which are convertible into Subordinate Voting Shares at a conversion price of $0.145. Total proceeds received from these tranches amounted to $8,000,000.

In connection with this financing, the Company issued 6,250,000 warrants to purchase Subordinate Voting Shares of the Company to the lenders. These warrants have a five year term, a strike price of $0.145, and were valued at $497,055 (Note 16). The value of these warrants and other legal and administrative expenses amounting to $1,346,793 are treated as deferred financing costs. All deferred financing costs are treated as a contra-liability, to be netted against the outstanding loan balance and amortized over the remaining life of the loan. As of December 31, 2023, $1,083,697 of deferred financing costs remain unamortized.

The following table shows a summary of the Company’s convertible debt:

	December 31,	December 31,
	2023	2022
Beginning of year	$—	$—
Proceeds	10,000,000	—
Deferred financing costs	(1,346,793)	—
PIK interest	223,954	—
Amortization of deferred financing costs	263,096	—
End of year	$9,140,257	—
Less: current portion	—	—
Total convertible debt	$9,140,257	$—

16. Stockholders’ Equity

Shares

The Company’s certificate of incorporation authorized the Company to issue the following classes of shares with the following par value and voting rights as of December 31, 2023. The liquidation and dividend rights are identical among Shares equally in our earnings and losses on an as converted basis.

	Par Value	Authorized	Voting Rights
Subordinate Voting Share (“SVS”)	—	Unlimited	1 vote for each share
Multiple Voting Share (“MVS”)	—	Unlimited	100 votes for each share
Super Voting Share	—	Unlimited	1,000 votes for each share

Subordinate Voting Shares

Holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Multiple Voting Shares

Holders of Multiple Voting Shares will be entitled to one hundred votes for each Multiple Voting Share held.

Multiple Voting Shares each have the restricted right to convert to one hundred Subordinate Voting Shares subject to adjustments for certain customary corporate changes.

Super Voting Shares

Holders of Super Voting Shares will be entitled to ten votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted, which for greater certainty, shall initially equal one thousand votes per Super Voting Share. Each Super Voting share shall be convertible into one hundred Subordinate Voting Shares.

Shares Issued

During the year ended December 31, 2023, the Company issued the 15,000,000 Subordinate Voting Shares to its senior secured lender, Chicago Atlantic Admin, LLC, an affiliate of Green Ivy Capital, and a group of lenders in connection with the fifth amendment to its Credit Facility signed on March 31, 2023 (Note 14).

During the year ended December 31, 2023, 65,411 Super Voting Shares were redeemed for 6,541,100 Subordinate Voting Shares

During the year ended December 31, 2023, 17,449 Multiple Voting Shares were redeemed for 1,744,900 Subordinate Voting Shares

During the year ended December 31, 2022, 54,078 Multiple Voting Shares were converted into 5,407,800 Subordinate Voting Shares.

During the year ended December 31, 2022, employee stock options were exercised for 15,002 Subordinate Voting Shares. Proceeds from these transactions were $7,201.

17. Stock-Based Compensation

Stock Options

In January 2019, the Company adopted the 2019 Equity Incentive Plan under which the Company may grant incentive stock option, restricted shares, restricted share units (“RSUs”), or other awards. Under the terms of the plan, a total of ten percent of the number of shares outstanding assuming conversion of all super voting and multiple voting shares to subordinate voting shares are permitted to be issued. The exercise price for incentive stock options issued under the plan will be set by the committee but will not be less than 100% of the fair market value of the Company’s shares on the date of grant. Incentive stock options have a maximum term of 10 years from the date of grant. The incentive stock options vest at the discretion of the Board.

Options granted under the equity incentive plan were valued using the Black-Scholes option pricing model with the following weighted average assumptions:

	December 31,	December 31,
	2023	2022
Risk-Free Interest Rate	3.82%	3.04%
Weighted Average Exercise Price	$0.25	$0.90
Weighted Average Stock Price	$0.25	$0.90
Expected Life of Options (years)	6.19	5.15
Expected Annualized Volatility	100.00%	81.50%
Grant Fair Value	$0.14	$0.40
Expected Forfeiture Rate	N/A	N/A
Expected Dividend Yield	N/A	N/A

Stock option activity for the Company for the years ended December 31, 2023 and 2022 is presented below:

		Weighted Average	Weighted Avg.
	Number of Options	Exercise Price	Remaining Life
Balance, December 31, 2021	23,226,338	$0.56	6.02
Forfeitures	(7,504,677)	0.59	—
Exercised	(15,002)	0.48	—
Granted	7,840,899	0.90	—
Balance, December 31, 2022	23,547,558	$0.66	7.30
Forfeitures	(4,137,079)	0.82	—
Granted	10,558,845	0.25	6.42
Options Outstanding at December 31, 2023	29,969,324	$0.50	6.18

Options Exercisable at December 31, 2023	24,596,552	$0.40	5.72

During the years ended December 31, 2023 and 2022, the Company recognized $2,365,775 and $2,151,972 in stock-based compensation relating to stock options, respectively. As of December 31, 2023, the total unrecognized compensation costs related to unvested stock options awards granted was $525,464. In addition, the weighted average period over which the unrecognized compensation expense is expected to be recognized is approximately 1.8 years. The total intrinsic value of stock options outstanding and exercisable as of December 31, 2023, was $497,590 and $429,222, respectively.

The Company does not estimate forfeiture rates when calculating compensation expense. The Company records forfeitures as they occur.

Warrants

Subordinate Voting Share (SVS) warrants entitle the holder to purchase one subordinate voting share of the Company. Multiple Voting Share (MVS) warrants entitle the holder to purchase one multiple voting share of the Company.

Warrants issued were valued using the Black-Scholes option pricing model with the following assumptions:

	December 31,
SVS Warrants	2023	2022
Risk-Free Interest Rate	4.23%	3.99%
Expected Life (years)	5.00	2.00
Expected Annualized Volatility	100.00%	100.00%
Stock Price	$0.147	0.150
Exercise Price	$0.200	$1.490
Grant Date Fair Value	$0.106	$0.014
Expected Forfeiture Rate	N/A	N/A
Expected Dividend Yield	N/A	N/A

A summary of the warrants outstanding is as follows:

	Number of	Weighted Average	Weighted Average
SVS Warrants	Warrants	Exercise Price	Remaining Life
Warrants outstanding at December 31, 2021	—	$—	—
Granted	150,000	1.49	2.00
Warrants outstanding at December 31, 2022	150,000	$1.49	2.00
Granted	16,250,000	0.20	5.00
Warrants outstanding at December 31, 2023	16,400,000	$0.21	4.57

Warrants exercisable at December 31, 2023	16,400,000	$0.21	4.57

	Number of	Weighted Average	Weighted Average
SVS Warrants Denominated in C$	Warrants	Exercise Price	Remaining Life
Warrants outstanding at December 31, 2021	3,037,649	$3.50	4.23
Granted	—	-	—
Warrants outstanding at December 31, 2022	3,037,649	$3.50	3.23
Granted	—	—	—
Warrants outstanding at December 31, 2023	3,037,649	$3.50	2.23

Warrants exercisable at December 31, 2023	3,037,649	$3.50	2.23

	Number of	Weighted Average	Weighted Average
MVS Warrants	Warrants	Exercise Price	Remaining Life
Warrants outstanding at December 31, 2021	13,583	$194.66	0.64
Expired	(13,583)	194.66	—
Warrants outstanding at December 31, 2022 and December 31, 2023	—	—	—

Warrants exercisable at December 31, 2023	—	$—	—

In connection with the closing of the convertible debt facility (Note 15), the Company issued 6,250,000 warrants to purchase Subordinate Voting Shares of the Company to the lenders. These warrants have a five-year term, a strike price of $0.145, and were valued at $497,055. The value of these warrants were treated as deferred financing costs. All deferred financing costs are treated as a contra-liability, to be netted against the outstanding loan balance and amortized over the remaining life of the loan.

On May 25, 2023, the Company and Grown Rogue International, Inc. (“Grown Rogue”) entered into a strategic agreement whereby Grown Rogue will support Goodness Growth in the optimization of its cannabis flower products, with a particular focus on improving the quality and yield of top-grade “A” cannabis flower across its various operating markets, starting with Maryland and Minnesota. As part of this strategic agreement the Company issued 10,000,000 warrants to purchase subordinate voting shares of Goodness Growth to Grown Rogue, with a strike price equal to $0.233. During the year ended December 31, 2023, $1,233,560 (2022 - $0) in stock-based compensation was recorded in connection with the issuance of these SVS warrants.

As of December 31, 2021, there were 150,000 SVS compensation warrants earned in connection with ongoing corporate advisory and financing services rendered, but not yet issued. The Company recorded $191,026 in stock-based compensation expense and accounts payable and accrued liabilities in connection with these warrants as of December 31, 2021. These warrants were granted during the year ended December 31, 2022 and marked to their fair value of $2,034 on the date of grant. The difference between the fair value of these warrants at December 31, 2021 and the grant date of $188,992 was recorded as contra-stock based compensation expense in the consolidated statement of loss and comprehensive loss for the year ended December 31, 2022.

RSUs

The expense associated with RSUs is based on the closing price of the Company’s Subordinate Voting Shares on the business day immediately preceding the grant date, adjusted for the absence of future dividends and is amortized on a straight-line basis over the periods during which the restrictions lapse. The Company currently has RSUs that vest over a three year period. The awards are generally subject to forfeiture in the event of termination of employment. During the years ended December 31, 2023 and 2022, the Company recognized $558,263 and $731,217, respectively, in stock-based compensation expense related to RSUs.

A summary of RSUs is as follows:

		Weighted Avg.
	Number of Shares	Fair Value
Balance, December 31, 2021	—	$—
Granted on March 15, 2022	1,094,200	1.81
Granted on December 15, 2022	2,127,477	0.29
Balance, December 31, 2022	3,221,677	0.81
Forfeitures	(678,666)	0.54
Balance, December 31, 2023	2,543,011	$0.88

Vested at December 31, 2023	969,428	$1.67

18. Commitments and Contingencies

Legal proceedings

Schneyer

On February 25, 2019, Dr. Mark Schneyer (“Schneyer”) filed a lawsuit in Minnesota District Court, Fourth District (the “Court”), on his own behalf and, derivatively, on behalf of Dorchester Capital, LLC, naming Vireo Health, Inc. (“Vireo U.S.”), Dorchester Management, LLC (“Dorchester Management”), and Dorchester Capital, LLC (“Capital”), as defendants. The essence of the claims made by Schneyer is Vireo U.S. paid an inadequate price for MaryMed, LLC

(“MaryMed”), which it purchased it from Capital in 2018, and that the consideration given – shares of preferred stock in Vireo U.S. – was distributed inappropriately by Capital at the direction of Dorchester Management (the managing member of Capital). Schneyer, who is a Class B member of Capital, sought unspecified damages in excess of $50,000 and other relief. Dorchester Management, LLC is an affiliated entity to Vireo U.S. and was previously used as a management company over Dorchester Capital, LLC. It no longer has active operations following Vireo Health, Inc.’s acquisition of MaryMed, LLC in 2018. It is owned and controlled by Kyle E. Kingsley and Amber H. Shimpa, executive officers and directors of Vireo U.S. and the Company.

While Vireo U.S. continues to believe that Schneyer’s claims lack merit, it agreed to settle the litigation in April 2023 to avoid the expense, distraction and risk of the pre-trial and trial processes. Entering into this settlement in no way changed the defendants’ position that they did nothing wrong and that the claims were baseless.

Verano

On January 31, 2022, the Company entered into the Arrangement Agreement with Verano, pursuant to which Verano was to acquire all of the issued and outstanding shares of Goodness Growth pursuant to a Plan of Arrangement. Subject to the terms and conditions set forth in the Arrangement Agreement and the Plan of Arrangement, holders of Goodness Growth Shares would receive 0.22652 of a Verano Subordinate Voting Share, subject to adjustment as described below, for each Subordinate Voting Share held, and 22.652 Verano Subordinate Voting Shares for each Multiple Voting Share and Super Voting Share held, immediately prior to the effective time of the Arrangement.

On October 13, 2022, Goodness Growth received a notice of purported termination of the Arrangement Agreement (the “Notice”) from Verano. The Notice asserted certain breaches of the Arrangement Agreement, including claims the Company’s public filings and communications with respect to its business and ongoing operations were misleading and that the Company breached its representations to Verano under the Arrangement Agreement. Verano also claimed, as a result of such breaches, it is entitled to payment of a $14,875,000 termination fee and its transaction expenses. Goodness Growth denies all of Verano’s allegations and affirmatively asserts that it has complied with its obligations under the Arrangement Agreement, and with its disclosure obligations under US and Canadian law, in all material respects at all times. The Company believes that Verano has no factual or legal basis to justify or support its purported termination of the Arrangement Agreement, which the Company determined to treat as a repudiation of the Arrangement Agreement.

On October 21, 2022, Goodness Growth commenced an action in the Supreme Court of British Columbia against Verano after Verano wrongfully repudiated the Arrangement Agreement. The Company is seeking damages, costs and interest, based on Verano's breach of contract and of its duty of good faith and honest performance.

On November 14, 2022, Verano filed counterclaims against the Company for the termination fee and transaction expenses described above.

On July 31, 2023, the Company filed a requisition for adjournment of its application filed July 14, 2023, and set for hearing on July 31, 2023 to compel Verano’s compliance with document production based upon the Company’s belief that Verano was engaging in tactics to delay the litigation.

Throughout 2023, the Company served 4 lists of documents, reviewed document production from Verano, and prepared for examinations for discovery.  The Company also prepared materials in anticipation of seeking summary determination of its claim, which it anticipates filing within 30 days.

Due to uncertainties inherent in litigation, it is not possible for Goodness Growth to predict the timing or final outcome of the legal proceedings against Verano or to determine the amount of damages, if any, that may be awarded.  The damages sought will be significant and material given that Verano’s breach left the Company in a vulnerable position resulting in the Company being constrained in its ability to fund growth initiatives that were desirable and that its competitors were able to undertake, most notably in Minnesota and New York markets.

Lease commitments

The Company leases various facilities, under non-cancelable finance and operating leases, which expire at various dates through September 2041.

19. Other Income (Expense)

The Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) provides an employee retention credit (“CARES Employee Retention credit”), which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The tax credit is equal to 50% of qualified wages paid to employees during a quarter, capped at $10,000 of qualified wages per employee through December 31, 2020. Additional relief provisions were passed by the United States government, which extend and slightly expand the qualified wage caps on these credits through December 31, 2021. Based on these additional provisions, the tax credit is now equal to 70% of qualified wages paid to employees during a quarter, and the limit on qualified wages per employee has been increased to $10,000 of qualified wages per quarter. The Company qualifies for the tax credit under the CARES Act. During the year ended December 31, 2023, the Company recorded $5,855,076 (2022 - $0) related to the CARES Employee Retention credit in other income on the consolidated statement of net loss and comprehensive loss for the year ended December 31, 2023. The Company has collected $5,855,076 of this credit.

On May 25, 2023, the Company and Grown Rogue entered into a strategic agreement whereby Grown Rogue will support Goodness Growth in the optimization of its cannabis flower products. As part of this strategic agreement Grown Rogue granted the Company 8,500,000 warrants to purchase subordinate voting shares of Grown Rogue to Goodness Growth on October 5, 2023. These warrants were recorded as other income in the consolidated statement of net loss and comprehensive loss at a fair value of $1,937,532 on December 31, 2023. The fair value was derived from a black-scholes valuation using a stock price of $0.28, an exercise price of $0.17, an expected life of 4.77 years, an annual risk free rate of 4.68%, and volatility of 100%.

20. General and Administrative Expenses

General and administrative expenses are comprised of the following items:

	Year Ended December 31,
	2023	2022
Salaries and benefits	$15,198,589	$16,987,788
Professional fees	4,098,050	5,589,074
Insurance expenses	2,626,922	2,776,728
Marketing	791,980	1,066,946
Other expenses	5,502,439	7,403,150
Total	$28,217,980	$33,823,686

21. Income Taxes

For financial reporting purposes, loss before income taxes includes the following components:

	Years Ended December 31,
	2023	2022
United States	$(17,824,089)	$(36,564,444)
Total	$(17,824,089)	$(36,564,444)

The (recoveries) expenses for income taxes consists of:

	Year ended December 31,
	2023	2022
Current:
Federal	$6,111,000	$5,950,000
State	(75,000)	135,000
Total	6,036,000	6,085,000

Deferred:
Federal	1,663,000	(2,171,000)
State	24,000	1,979,000
Total	1,687,000	(192,000)
Total	$7,723,000	$5,893,000

	Year ended December 31,
	2023	2022
Loss before income taxes:	$(17,824,089)	$(36,564,444)
Income tax benefits at statutory rate	(3,743,059)	(7,678,533)
State Taxes	(1,061,542)	1,423,205
Non-deductible expenses	26,928	10,231,020
Stock based and other compensation	873,096	565,781
Warrant income	(406,844)	—
Change in valuation allowance	6,676,000	5,103,000
Uncertain Tax Position	22,356,000	—
Federal true up	(14,388,074)	—
State true up	(2,123,580)	—
Rate true up and other	(485,925)	(3,751,473)
Income tax expense, net	$7,723,000	$5,893,000

The following table summarizes the components of deferred tax:

	2023	2022
Deferred tax assets
Operating loss carryforwards - United States	$7,478,000	$3,806,000
Credit losses	71,000	137,000
Inventory reserve	186,000	312,000
Financing leases	4,676,000	1,845,000
Intangible assets	564,000	483,000
Property and equipment	1,695,000	3,158,000
Capital loss carryforward	888,000	310,000
Excess business interest expense	10,382,000	—
Share based compensation	188,000	58,000
Total Deferred tax assets	26,128,000	10,109,000
Less valuation allowance	(25,077,000)	(6,638,000)
Net deferred tax assets	1,051,000	3,471,000
Deferred tax liabilities
Related party management fee receivables	—	654,000
Installment sale	1,051,000	1,130,000
Warrants receivable	—	—
Total deferred tax liabilities	1,051,000	1,784,000
Net deferred tax asset/(tax liabilities)	$—	$1,687,000

At December 31, 2023, the Company had United States federal net operating loss carryforwards of approximately $25,400,000 that can be carried forward indefinitely and are limited in annual use to 80% of current year taxable income, and state net operating loss carryforwards of approximately $29,500,000 that can be carried forward fifteen years. State net operating loss carryforwards begin to expire on December 31, 2034.

The Company recognizes the financial statement impact of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest impact that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company recognizes interest and, if applicable, penalties (not included in the “unrecognized tax benefits” table above) for any uncertain tax positions. Interest and penalties are recorded as a component of income tax expenses. As of both December 31, 2023 and 2022, the Company had a cumulative balance of accrued interest and penalties on unrecognized tax positions of $635,000 and $0, respectively on the consolidated balance sheet.

The Company’s federal and state income tax returns are subject to examination by income taxing authorities, generally for three years after the returns are filed. The Company is not currently under examination in any jurisdiction for any period. The Company believes it is no longer subject to income tax examinations for fiscal periods ended prior to 2020.

The Company operates in a number of domestic tax jurisdictions and is subject to examination of its income tax returns by tax authorities in these jurisdictions who may challenge any item of those returns. Because tax matters that may be challenged by tax authorities are typically complex, the ultimate outcome of these challenges is uncertain. The Company accounts for uncertain tax positions by recognizing the financial statement effects of a tax position only when, based upon technical merits, it is more-likely-than-not that the position will be sustained upon examination. The Company evaluates uncertain tax positions on a quarterly basis and adjusts the level of the liability to reflect any subsequent changes in the relevant facts surrounding the uncertain positions. The measurement of the uncertain tax position is based on the largest benefit amount to be realized upon settlement of the matter. If payment ultimately proves to be unnecessary, the reversal of the liabilities would result in tax benefits being recognized in the period when the Company determines the liabilities are no longer necessary. If the Company’s estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to income tax expense may result. As of December 31, 2023, the Company recorded an uncertain tax liability for uncertain tax positions primarily related to the treatment of certain transactions and deductions under IRC Section 280E based on legal interpretations that challenge the Company’s tax liability under IRC Section 280E. The Company and its subsidiaries are filing amended tax returns for periods ending 2020 through 2022 to reflect this position.  The Company does not expect any resolution to this uncertain tax position in the next 12 months. An estimate of the range of the possible change cannot be made until these tax matters are further developed or resolved.

The following table shows a summary of uncertain tax positions:

	2023	2022
Beginning Balances	$—	$—
Increase related to tax positions taken during a prior year	16,711,000	—
Increases related to tax positions taken during the current year	5,645,000	—
Ending Balances	$22,356,000	$—

22. Supplemental Cash Flow Information(1)

	December 31,	December 31,
	2023	2022
Cash paid for interest	$24,965,769	$16,560,487
Cash paid for income taxes	2,043,094	5,132,280
Change in construction accrued expenses	444,865	94,556
Warrants issued in connection with financing activities	497,055	—

(1)	For supplemental cash flow information related to leases, refer to Note 10.

23. Financial Instruments

Credit risk

Credit risk is the risk of loss associated with counterparty’s inability to fulfill its payment obligations. The Company’s credit risk is primarily attributable to cash, accounts receivable, deposits, and notes receivable. A small portion of cash is held on hand, from which management believes the risk of loss is remote. Trade receivables relate primarily to wholesale sales. The Company does not have significant credit risk with respect to customers. The Company’s maximum credit risk exposure is equivalent to the carrying value of these instruments. The Company has been granted licenses pursuant to the laws of the states of Massachusetts, Maryland, Minnesota, Nevada, New Mexico, New York, and Puerto Rico with respect to cultivating, processing, and/or distributing marijuana. Presently, this industry is illegal under United States federal law. The Company has, and intends, to adhere strictly to the state statutes in its operations.

Liquidity risk

The Company’s approach to managing liquidity risk is to ensure that it will have sufficient liquidity to meet liabilities when due. As of December 31, 2023, the Company’s financial liabilities consist of accounts payable and accrued liabilities, debt and convertible debt. The Company manages liquidity risk by reviewing its capital requirements on an ongoing basis. Historically, the Company’s main source of funding has been additional funding from investors and debt issuances. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity financing.

Legal Risk

Vireo U.S. operates in the United States. The United States federal government regulates drugs through the Controlled Substances Act (21 U.S.C. § 811), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the drug under medical supervision. The United States Food and Drug Administration has not approved marijuana as a safe and effective drug for any indication. In the United States marijuana is largely regulated at the state level. State laws regulating cannabis are in direct conflict with the federal Controlled Substances Act, which makes cannabis use and possession federally illegal.

Foreign currency risk

Foreign currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign currency rates. The Company is not exposed to significant currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company currently carries variable interest-bearing debt subject to fluctuations in the United States Prime rate. A change of 100 basis points in interest rates during the year ended December 31, 2023, would have resulted in a corresponding change in the statement of loss and comprehensive loss of $836,226.

24. Related Parties Transactions

As of December 31, 2023, and 2022, there was $121,846 and $1,613, respectively, due to related parties.

For the years ended December 31, 2023, and 2022, the Company paid a related party (Bengal Impact Partners, of which Joshua Rosen, who is the Company’s Chief Executive Officer, Interim Chief Financial Officer, and a member of the Company’s Board of Directors, is a managing partner) $1,613 and $120,000, respectively, for ongoing corporate advisory services.

In 2022 the Company granted 150,000 compensation warrants to Bengal Impact Partners for ongoing corporate advisory services (Note 16).

25. Subsequent Events

On February 22, 2024, the Company executed a lease with its landlord on a site for cannabis cultivation and manufacturing facilities. Per the terms of the lease the landlord agreed to provide the Company with $2,000,000 of tenant improvement allowances. Rent payments will not commence until January 1, 2025, at which time monthly base rent will be $82,500. Starting January 1, 2025, the Company has the option to purchase the property. The initial purchase price is $13,000,000 increasing by 3% at the start of each calendar year until the option expires on December 31, 2028. The lease expires on December 31, 2034.

On March 25, 2024, the Company paid off $1,050,000 in principal of it’s outstanding notes payable (Note 14). This note was due on December 31, 2023, and has no remaining outstanding balance.

On April 1, 2024, the Company executed a eighth amendment to its lease with its landlord on its cannabis cultivation and manufacturing facilities located in Johnstown, New York. As part of the eighth amendment to the lease in Johnstown, the Company extended it’s option to terminate the lease. Written notice of termination now needs to be provided by June 15, 2024. Additionally, the Company has a purchase option to buy the premises for $81,000,000. The purchase option extends through March 27, 2026, and the purchase price increases 3% every six months.

On April 1, 2024, ACE Ventures, LLC (“Ace”), a minority-owned business partnership in the State of New York, and the Company executed a binding term sheet whereby Ace plans to acquire the Company’s subsidiary, Vireo Health of New York (“VireoNY”), pending the satisfaction of closing conditions, including secured capital commitments and regulatory approval. Terms of the transaction include a purchase price between $3.0 and $5.0 million for Vireo Health of New York’s licenses, inventory and assets, as well as either Ace’s assumption of the lease agreement with Innovative Industrial Properties (“IIP”) for the Johnstown, NY cannabis cultivation and manufacturing campus or Ace’s acquisition of this campus. Ace has agreed to take financial responsibility for VireoNY’s operations, including its operating losses, beginning on April 1, 2024. These activities are expected to be supported initially by a $2.5 million unsecured loan from the Company to VireoNY.

Item 9.Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.Controls and Procedures

Our disclosure controls and procedures (as defined in Rules 13a 15(e) and 15d 15(e)) are designed to ensure that information required to be disclosed by us in reports we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the appropriate time periods, and that such information is accumulated and communicated to the Chief Executive Officer and Interim Chief Financial Officer, as appropriate, to allow timely discussions regarding required disclosure. We, under the supervision of and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, have evaluated the effectiveness of our disclosure controls and procedures as of December 31, 2023 and, based on that evaluation, have concluded that the disclosure controls and procedures were effective as of such date.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and the dispositions of our assets; (2) provide reasonable assurance that our transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that our receipts and expenditures are being made only in accordance with appropriate authorizations; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness for future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As of December 31, 2023, our management evaluated and assessed, with the participation of our CEO and Interim CFO, the effectiveness of our internal control over financial reporting, using the criteria set forth in “Internal Control – Integrated Framework (2013)” by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework.

Our CEO and Interim CFO has certified that, based on his knowledge, the financial statements, and other financial information included in this Form 10-K, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this Form 10-K. Additionally, the Company’s management have concluded that the Company’s internal control over financial reporting was effective for the year ended December 31, 2023.

Attestation Report of Independent Auditor

In accordance with the JOBS Act enacted on April 5, 2012, the Company qualifies as an “emerging growth company,” which entitles the Company to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs. Specifically, the JOBS Act defers the requirement to have the Company’s independent auditor assess the Company’s internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act. As such, the Company is exempted from the requirement to include an auditor attestation report in this Annual Report for so long as the Company remains an EGC, which may be for as long as five years following its initial registration in the United States.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f)) during the year ended December 31, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.Other Information

Insider Trading Arrangements

During the three months ended December 31, 2023, none of our directors or officers (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended) adopted, modified or terminated a Rule 10b5-1 trading arrangement or non-Rule 10b5-1 trading arrangement (as such terms are defined in Item 408 of Regulation S-K of the Securities Act of 1933).

Item 9C.Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

PART III

Item 10.Directors, Executive Officers and Corporate Governance

The information required by this item will be set forth in our 2024 Management Information Circular and Proxy Statement with respect to our 2023 annual and special meeting of shareholders and is incorporated herein by reference.

Item 11.Executive Compensation

The information required by this item will be set forth in our 2024 Management Information Circular and Proxy Statement with respect to our 2023 annual and special meeting of shareholders and is incorporated herein by reference.

Item 12.Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by this item will be set forth in our 2024 Management Information Circular and Proxy Statement with respect to our 2023 annual and special meeting of shareholders and is incorporated herein by reference.

Equity Compensation Plans

The following table sets forth, as of December 31, 2023, securities authorized for issuance under each of the 2018 Equity Incentive Plan (the “2018 Plan”), the 2019 Equity Incentive Plan (the “2019 Plan”), and any equity issued under an employment agreement. All outstanding options under the 2018 Equity Incentive Plan, as well as all outstanding compensation warrants, settle in Subordinate Voting Shares. Outstanding options and under the 2019 Equity Incentive Plan settle in either Subordinate Voting Shares of Vireo or Multiple Voting Shares, at the Company’s option. All restricted stock units issued under the 2019 Equity Incentive Plan or an employment agreement settle in Subordinate Voting Shares. Figures below are presented on an as-converted basis.

	Number of
	securities		Number of securities
	to be issued upon	Weighted-average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and RSUs	warrants and RSUs	compensation plans
Equity compensation plans approved by security holders	9,612,866	$1.10	4,699,767
Equity compensation plans not approved by security holders	22,899,468	$0.28	—
Total	32,512,335	$0.53	4,699,767

In January 2019, the Company adopted the 2019 Plan, which was approved by shareholders. Subject to adjustment provisions as provided in the 2019 Plan, the maximum number of Subordinate Voting Shares that may be issued under the 2019 Equity Incentive Plan is equal to 10% of the number of issued and outstanding Subordinate Voting Shares from time to time, on an as converted to Subordinate Voting Shares basis. No future awards will be made under the 2018 Plan. Awards under the 2019 Plan may be made in any form permitted under the 2019 Plan, in any combinations approved by the Board of Directors. For the purposes of this report, the term “as converted to Subordinate Voting Shares basis” includes the conversion of the Multiple Voting Shares and Super Voting Shares into Subordinate Voting Shares.

The Company has granted equity compensation outside of the 2019 plan. These equity grants of options and RSUs were issued pursuant to employment agreements between the individuals and the Company. The Company has granted equity compensation outside of the 2019 Plan. These equity grants of options and RSUs were issued pursuant to employment agreements between the individuals and the Company, as follows: (i) Employment Agreement with Joshua Rosen and Vireo Health, Inc., dated December 4, 2022; (ii) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Kyle Kingsley; (iii) Third Amendment to Employment Agreement, effective June 7, 2023, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and John Heller; (iv) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder; (v) Third Amendment to Employment Agreement, effective June 7, 2023, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and J. Michael Schroeder; (vi) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa; (vii) Fourth Amendment to Employment Agreement, effective December 21, 2023, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa; and (viii) Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters (collectively, the "Additional Grant Agreements"). Pursuant to the Additional Grant Agreements the Company agreed to grant (i) options to purchase Subordinate Voting Shares, exercisable for a period of ten years from the date of grant at an exercise price equal to the volume weighted-average closing price of the shares on the CSE for the two trading days immediately preceding the date of grant on the vesting terms set out in the applicable option award agreement; and/or (ii) restricted stock units, each of which represents the right to receive one Subordinate Voting Share (or a cash payment equal to the fair market value of one Subordinate Voting Share) upon settlement of the applicable restricted stock unit award in accordance with the vesting and settlement terms of the applicable restricted stock unit award agreement.

In January 2018, Vireo U.S. adopted the 2018 Plan, which permitted the Company to grant incentive stock options, restricted shares, restricted share units, or other awards. The 2018 Plan was not approved by shareholders. Under the terms of the 2018 Plan, a total of 1,000,000 common shares were reserved for issue. The exercise price for incentive stock options issued under the 2018 Plan were to be set by the committee (as defined under the 2018 Plan) but were not to be less 100% of the fair market value of Vireo U.S.’s shares on the date of grant. Incentive stock options to be issued were to have a maximum term of 10 years from the date of grant. The incentive stock options vested at the discretion of the Board.

Item 13.Certain Relationships and Related Transactions and Director Independence

The information required by this item will be set forth in our 2024 Management Information Circular and Proxy Statement with respect to our 2023 annual and special meeting of shareholders and is incorporated herein by reference.

Item 14.Principal Accountant Fees and Services

The information required by this item will be set forth in our 2024 Management Information Circular and Proxy Statement with respect to our 2023 annual and special meeting of shareholders and is incorporated herein by reference.

PART IV

Item 15.Exhibits and Financial Statement Schedules

The following exhibits are filed as part of, or incorporated by reference into, this Annual Report on Form 10-K.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1+

Arrangement Agreement between Verano Holdings Corp. and Goodness Growth Holdings, Inc., dated January 31, 2022 (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on February 3, 2022)

3.1**	Articles of Goodness Growth Holdings, Inc.

3.2	Certificate of Name Change, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 9, 2021)

3.3	Notice of Articles, dated June 9, 2021 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed June 9, 2021)

4.1#*	Coattail Agreement, dated March 18, 2019, by and among Kyle E. Kingsley, Vireo Health International, Inc. and Odyssey Trust Company

4.2#	Form of Warrant to Purchase Subordinate Voting Shares of Vireo Health International, Inc.

4.3	Description of Securities pursuant to Section 12(g) of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.3 to Annual Report on Form 10-K for the year ended December 31, 2020)

4.4	Form of Warrant Agreement for Credit Facility’s Lenders and Agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 25, 2021)

4.5	Form of Voting Support Agreement dated January 31, 2022 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on February 3, 2022)

4.6	Lock-Up Agreement between Verano Holdings Corp. and Kyle Kingsley, dated January 31, 2022 (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on February 3, 2022)

4.7	Form of Warrant Certificate dated April 28, 2023 (incorporated by reference to Exhibit 4.7 to our Registration Statement on Form S-1 filed on August 4, 2023)

4.8	Form of Convertible Note dated April 28, 2023 (incorporated by reference to Exhibit 4.8 to our Registration Statement on Form S-1 filed on August 4, 2023)

10.1†#	Vireo Health, Inc. 2018 Equity Incentive Plan

10.2†#	Vireo Health International, Inc. 2019 Equity Incentive Plan

10. 3†#	Form of Incentive Stock Option Agreement under the Vireo Health, Inc. 2018 Equity Incentive Plan

10.4†#	Form of Incentive Stock Option Agreement under the Vireo Health International, Inc. 2019 Equity Incentive Plan (Directors)

10.5†#	Form of Incentive Stock Option Agreement under the Vireo Health International, Inc. 2019 Equity Incentive Plan (Officers)

10.6†#	Incentive Stock Option Agreement by and between Vireo Health International, Inc. and Kyle Kingsley, as of March 18, 2019

10.9#*	Lease Agreement between IIP-NY 2 LLC and Vireo Health of New York, LLC, dated October 23, 2017

10.10#	First Amendment to Lease Agreement between IIP-NY 2 LLC and Vireo Health of New York, LLC, dated December 7, 2018

10.11#	Second Amendment to Lease Agreement between IIP-NY 2 LLC and Vireo Health of New York, LLC, dated April 10, 2020

10.12#*	Commercial Lease Agreement by and between 100 Enterprise Drive, LLC and MaryMed, LLC, dated April 21, 2017

10.13#	Lease Amendment by and between 100 Enterprise Drive, LLC and MaryMed, LLC, effective as of May 8, 2020

10.14#*	Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated November 8, 2017

10.15#	First Amendment to Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated December 7, 2018

10.16#	Second Amendment to Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated September 25, 2019

10.17#	Third Amendment to Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated February 18, 2020

10.18#	Fourth Amendment to Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated April 10, 2020

10.19†#	Employment Agreement between Vireo Health, Inc. and Amber Shimpa, effective as of December 1, 2020

10.20†#	Employment Agreement between Vireo Health, Inc. and Kyle E. Kingsley, effective as of December 28, 2020

10.21†#	Employment Agreement between Vireo Health, Inc. and Christian Gonzalez-Ocasio, effective as of December 1, 2020

10.22†#	Employment Agreement between Vireo Health, Inc. and John Heller, effective as of December 1, 2020

10.23+

Credit Agreement, dated March 25, 2021 by and among Vireo Health International, Inc., and certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Advisers, LLC as administrative and collateral agent (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on March 25, 2021)

10.24+

Purchase Agreement, dated November 1, 2021, by and among S Flower N Phoenix, Inc., ANR Management, LLC, Arizona Natural Remedies Inc., Elephant Head Farms LLC, and Retail Management Associates LLC (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed November 5, 2021)

10.25*+

Purchase and Sale Agreement and Joint Escrow Instructions, dated September 1, 2021, by and between Vireo Health of New York, LLC and IIP-NY 2 LLC (incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021)

10.26*

First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, dated September 24, 2021, by and between Vireo Health of New York, LLC and IIP-NY 2 LLC (incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021)

10.27*

Third Amendment to Lease Agreement, dated September 24, 2021, by and between IIP-NY 2 LLC and Vireo Health of New York, LLC (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021)

10.28+

Third Amendment to Credit Agreement, dated January 31, 2022, among Goodness Growth Holdings, Inc., the other Borrowers party thereto, the Lenders party thereto, and Chicago Atlantic Admin, LLC as agent (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 3, 2022)

10.29†

Amendment to Employment Agreement, dated February 2, 2022, by and among Kyle Kingsley, Goodness Growth Holdings, Inc., and Vireo Health, Inc. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 8, 2022)

10.30†

Amendment to Employment Agreement, dated February 2, 2022, by and among John Heller, Goodness Growth Holdings, Inc., and Vireo Health, Inc. (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 8, 2022)

10.32†

Amendment to Employment Agreement, dated February 2, 2022, by and among Amber Shimpa, Goodness Growth Holdings, Inc., and Vireo Health, Inc. (incorporated by reference to Exhibit 10.4 to our Current Report on Form 8-K filed February 8, 2022)

10.33

Fourth Amendment to Credit Agreement, dated March 2, 2022, by and among Goodness Growth Holdings, Inc., and certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Advisers, LLC as administrative and collateral agent (incorporated by reference to Exhibit 10.38 to our Annual Report on Form 10-K filed March 15, 2022)

10.34†	Employment Agreement between Joshua Rosen and Vireo Health, Inc., dated December 4, 2022 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed December 8, 2022)

10.35†

Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and Kyle Kingsley (incorporated by reference to Exhibit 10.35 to the our Annual Report on Form 10-K filed March 31, 2023)

10.36†

Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and John Heller  (incorporated by reference to Exhibit 10.36 to Annual Report on Form 10-K filed March 31, 2023)

10.37†

Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Patrick Peters  (incorporated by reference to Exhibit 10.35 to the our Annual Report on Form 10-K filed March 31, 2023)

10.38†

Sixth Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of March 31, 2023, by and among Goodness Growth Holdings, Inc. and certain of its subsidiaries, the persons from time-to-time parties thereto as guarantors, the lenders party thereto, and Chicago Atlantic Advisers, LLC, as administrative agent and as collateral agent (incorporated by reference to Exhibit 10.45 to the our Registration Statement on Form S-1 filed August 4, 2023)

10.39†

Second Amendment to Employment Agreement, effective December 14, 2022, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa  (incorporated by reference to Exhibit 10.39 to the our Annual Report on Form 10-K filed March 31, 2023)

10.40†

Third Amendment to Employment Agreement among Goodness Growth Holdings, Vireo Health, Inc. and Kyle Kingsley, effectve February 12, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed February 17, 2023)

10.41†

First Amendment to Employment Agreement, effective February 12, 2023, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Joshua Rosen (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed February 17, 2023)

10.42†

Third Amendment to Employment Agreement, effective February 12, 2023, by and among Goodness Growth Holdings, Inc., Vireo Health, Inc. and Amber Shimpa (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed February 17, 2023)

10.43

Fifth Amendment to Lease Agreement between IIP-MN 1 LLC and Minnesota Medical Solutions, LLC, dated February 24, 2023  (incorporated by reference to Exhibit 10.43 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022)

10.44

Fourth Amendment to Lease Agreement, dated February 24, 2023, by and between IIP-NY 2 LLC and Vireo Health of New York, LLC (incorporated by reference to Exhibit 10.44 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022)

10.45

Consulting Agreement, dated May 24, 2023, by and between Goodness Growth Holdings, Inc. and Grown Rogue Unlimited ULC (incorporated by reference to Exhibit 10.46 to our Registration Statement on Form S-1 filed August 4, 2023)

10.46

Options Agreement dated as of August 11, 2023, by and among Vireo Health, Inc., HA-MD LLC, and certain other parties specified therein (incorporated by reference to Exhibit 10.47 to our Quarter Report on Form 10-Q for the quarter ended September 30, 2023)

10.47

First Amendment to the Consulting Agreement, dated September 20, 2023, by and between Goodness Growth Holdings, Inc. and Grown Rogue Unlimited, LLC (incorporated by reference to Exhibit 10.48 to our Quarter Report on Form 10-Q for the quarter ended September 30, 2023)

10.48†

Separation Agreement dated September 21, 2023, between Vireo Health, Inc., and John Heller (incorporated by reference to Exhibit 10.49 to our Quarter Report on Form 10-Q for the quarter ended September 30, 2023)

10.49†

Third Amendment to Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and John Heller, dated June 7, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed December 12, 2023)

10.50†

Fourth Amendment to Employment Agreement by and among Goodness Growth Holdings, Inc., Vireo Health, Inc., and Amber Shimpa, dated December 21, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed January 9, 2024)

10.51†

Goodness Growth Holdings, Inc. Nonstatutory Stock Option Agreement for Amber Shimpa dated December 21, 2023 (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed January 9, 2024)

10.52**	Fifth Amendment to Lease Agreement, dated October 27, 2023, by and between IIP-NY 2 LLC and Vireo Health of New York, LLC

10.53†**	Goodness Growth Holdings, Inc. Non-Plan Stock Option Agreement for Joshua Rosen, dated December 14, 2022

10.54†**	Goodness Growth Holdings, Inc. Non-Statutory Stock Option Agreement for Kyle Kingsley, dated December 14, 2022

10.55†**	Goodness Growth Holdings, Inc. Incentive Stock Option Agreement for Kyle Kingsley, dated January 4, 2023

10.56†**	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Kyle Kingsley, dated December 14, 2022

10.57†**	Goodness Growth Holdings, Inc. Non-Statutory Stock Option Agreement for John Heller (287,888 options), dated June 7, 2023.

10.58†**	Goodness Growth Holdings, Inc. Non-Statutory Stock Option Agreement for John Heller (1,314,941 options), dated June 7, 2023.

10.59†**	Goodness Growth Holdings, Inc. Non-Statutory Stock Option Agreement for Patrick Peters, dated December 14, 2022.

10.60†**	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Patrick Peters, dated December 14, 2022.

10.61†**	Goodness Growth Holdings, Inc. Non-Statutory Stock Option Agreement for Amber Shimpa, dated December 14, 2022.

10.62†**	Goodness Growth Holdings, Inc. Non-Plan Restricted Stock Unit Agreement for Amber Shimpa, dated December 14, 2022.

21.1**	List of Subsidiaries of Goodness Growth Holdings, Inc.
23.1**	Consent of Davidson & Company LLP

24.1**	Power of Attorney (included on signature page)

31.1**	Rule 13a-14(a)/15d-14(a) certification of Chief Executive Officer

31.2**	Rule 13a-14(a)/15d-14(a) certification of Interim Chief Financial Officer

32.1 ˄	Section 1350 certification, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101**

Includes the following financial and related information from Goodness Growth’s Annual Report on Form 10-K as of and for the year ended December 31, 2021, formatted in Inline Extensible Business Reporting Language (iXBRL): (1) the Consolidated Balance Sheets, (2) the Consolidated Statements of Income, (3) the Consolidated Statements of Comprehensive Income, (4) the Consolidated Statements of Changes in Stockholders’ Equity, (5) the Consolidated Statements of Cash Flows, and (6) Notes to Consolidated Financial Statements

104**	The cover page from this Annual Report on Form 10-K, formatted in Inline XBRL

†Indicates a management contract or compensatory plan or arrangement.

#

Previously filed as an exhibit to our registration statement on Form 10 filed on November 5, 2020 (File No. 000-56225) and subsequent amendments to our registration statement on Form 10 filed on December 22, 2020 and January 20, 2021.

*	Certain confidential information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential.

+Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

**Filed herewith

˄ Furnished herewith

Item 16.Form 10-K Summary

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 1, 2024	GOODNESS GROWTH HOLDINGS, INC.
	By:	/s/ Joshua Rosen
		Name:	Joshua Rosen
		Title:	Chief Executive Officer and Interim Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kyle E. Kingsley and Amber Shimpa acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this Annual Report on Form 10-K, and to file the same, with exhibits thereto and other documents in connection with therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Joshua Rosen Joshua Rosen	Chief Executive Officer, Interim Chief Financial Officer & Director (principal executive officer)	April 1, 2024

/s/ Amber H. Shimpa Amber H. Shimpa	President & Director	April 1, 2024

/s/ Ross M. Hussey Ross M. Hussey	Director	April 1, 2024

/s/ Victor Mancebo Victor Mancebo	Director	April 1, 2024

/s/ Judd T. Nordquist Judd T. Nordquist	Director	April 1, 2024

/s/ Kyle E. Kingsley Kyle E. Kingsley	Executive Chairman and Director	April 1, 2024

EXHIBIT 3.1

The Articles of the Company have been altered pursuant to resolution passed on March 8, 2019 and Notice of Alteration filed with BC Registry on March 18, 2019.

VIREO HEALTH INTERNATIONAL, INC.

~~DOMINION ENERGY INC.~~
(the “Company”)

GOODNESS GROWTH HOLDINGS, INC.

Full name and signature	Date of signing
Gunther Roehlig, President	December 9, 2013

ARTICLES

- of –GOODNESS GROWTH HOLDINGS, INC.

~~VIREO HEALTH INTERNATIONAL, INC.~~

~~-DOMINION ENERGY INC.~~
(Incorporation No. C0987761)

PART 1INTERPRETATION1

PART 2SHARES AND SHARE CERTIFICATES2

PART 3ISSUE OF SHARES3

PART 4SHARE REGISTERS4

PART 5TRANSFER OF SHARES4

PART 6TRANSMISSION OF SHARES6

PART 7ALTERATION OF AUTHORIZED SHARE STRUCTURE, ARTICLES AND NOTICE OF ARTICLES6

PART 8PURCHASE OF SHARES8

PART 9BORROWING POWERS9

PART 10SHAREHOLDER MEETINGS9

PART 11PROCEEDINGS AT MEETINGS OF SHAREHOLDERS11

PART 12VOTES OF SHAREHOLDERS13

PART 13DIRECTORS16

PART 14ELECTION AND REMOVAL OF DIRECTORS18

PART 15ALTERNATE DIRECTORS20

PART 16POWERS AND DUTIES OF DIRECTORS21

PART 17DISCLOSURE OF INTEREST OF DIRECTORS AND SENIOR OFFICERS21

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PART 18PROCEEDINGS OF DIRECTORS23

PART 19EXECUTIVE AND OTHER COMMITTEES25

- ii -

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PART 20OFFICERS26

PART 21INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES26

PART 22DIVIDENDS AND RESERVE27

PART 23DOCUMENTS, RECORDS AND REPORTS29

PART 24NOTICES29

PART 25SEAL31

PART 26PROHIBITIONS31

- iii -

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BUSINESS CORPORATIONS ACT

ARTICLES

~~VIREO HEALTH INTERNATIONAL, INC.~~

~~DOMINION ENERGY INC.~~

(Incorporation No. C0987761)

GOODNESS GROWTH HOLDINGS, INC.

PART 1
INTERPRETATION
1.1.In these Articles, unless the context otherwise requires:
(a)“Business Corporations Act” means the Business Corporations Act (British Columbia) or any re-enactment, replacement or amendment of such Act in force from time to time, and includes all regulations and amendments thereto made pursuant to that Act;
(b)“Company” means Dominion Energy Inc.;
(c)“Directors”, “Board of Directors” or “Board” means the Directors or, if the Company has only one Director, the Director of the Company for the time being;
(d)“legal personal representative” means the personal or other legal representative of the shareholder;
(e)“month” means calendar month;
(f)“registered address” of a Director means the address of the Director recorded in the register of directors of the Company;
(g)“registered address” of a shareholder means the address of the shareholder recorded in the central securities register of the Company;
(h)“registered owner” or “registered holder” or “holder” when used with respect to a share of the Company means the person registered in the central securities register of the Company in respect of such share;
(i)“regulations” means the regulations from time to time in force and made pursuant to the Business Corporations Act; and
(j)“seal” means the common seal of the Company, if any.
1.2.Expressions referring to writing shall be construed as including printing, lithography, typewriting, photography, photocopying, facsimile transmission, electronic media and all other modes of representing or reproducing words in a visible form.

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1.3.Words importing the singular include the plural and vice versa and words importing a male person include a female person and a corporation.
1.4.The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act (British Columbia) shall, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act (British Columbia), the definition in the Business Corporations Act shall prevail.
1.5.The provisions contained in Table 1 to the Business Corporations Regulation shall not apply to the Company.
PART 2
SHARES AND SHARE CERTIFICATES
2.1.The authorized share structure of the Company shall consist of shares of a class or classes, which may be divided into one or more series, as described in the Notice of Articles of the Company. Each class of issued shares shall be evidenced by a distinct form of certificate. Every share certificate issued by the Company shall be in such form as the Directors may approve from time to time and shall comply with, and be signed as required by, the Business Corporations Act.
2.2.Unless the shares of which the shareholder is registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one certificate representing the share or shares of each class held by him; or (b) a non-transferable written acknowledgement of the shareholder’s right to obtain such a certificate, provided that in respect of a share or shares held jointly by several shareholders, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all. The Company or the transfer agent and registrar of the Company must send to a holder of an uncertificated share a written notice containing the information required by the Business Corporations Act within a reasonable time after the issue or transfer of such share. The Company shall not be bound to issue certificates representing redeemable shares if such shares are to be redeemed within one month of the date on which they were allotted.
2.3.Any share certificate, non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate or written notice of the issue or transfer of an uncertificated share may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any transfer agent shall be liable for any loss occasioned to the shareholder resulting from the loss or theft of any such share certificate or acknowledgement so sent.
2.4.If a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate:

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(a)is worn out or defaced, the Directors may, upon production to the Company of the certificate or the acknowledgment and upon such other terms, if any, as they may think fit, order the certificate or acknowledgment to be cancelled and issue a new certificate or acknowledgment in lieu thereof; or
(b)is lost, stolen or destroyed, the Directors may, upon proof thereof to their satisfaction and upon such indemnity, if any, being given as they consider adequate, issue a new share certificate or acknowledgment in lieu thereof to the person entitled to such lost, stolen or destroyed certificate or acknowledgment.
2.5.If a share certificate represents more than one share and the registered owner thereof surrenders it to the Company with a written request that the Company issue in his name two or more certificates each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Directors shall cancel the certificate so surrendered and issue in lieu thereof certificates in accordance with such request.
2.6.If a shareholder owns shares of a class or series represented by more than one share certificate and surrenders the certificates to the Company with a written request that the Company issue in his name one certificate representing in the aggregate the same number of shares as the certificates so surrendered, the Directors shall cancel the certificates so surrendered and issue in lieu thereof a certificate in accordance with such request.
2.7.The Directors may from time to time determine the amount of a charge, not exceeding an amount prescribed by the Business Corporations Act or the regulations, to be imposed for each certificate issued pursuant to Articles 2.4, 2.5 and 16.
2.8.Except as required by law, statute or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except as provided by law, statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.
PART 3
ISSUE OF SHARES
3.1.Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the shares of the Company shall be under the control of the Directors, who may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including Directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the Directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

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3.2.The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for shares of the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares. The Directors shall determine, in their sole discretion, what is reasonable in the circumstances.
3.3.The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.
3.4.Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. A document evidencing indebtedness, of the allottee is not property for the purpose of this Article 3.4. The value of property or services for the purpose of this Article 3.4 shall be the value determined by the Directors by resolution to be, in all the circumstances of the transaction, no greater than the fair market value thereof. The full consideration received for a share issued by way of dividend shall be the amount determined by the Directors to be the amount of the dividend.
3.5.-Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the Directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.
PART 4
SHARE REGISTERS
4.1.The Company shall maintain at its records office or at another location in British Columbia designated by the Directors a central securities register as required by the Business Corporations Act. The Company may maintain branch securities registers at any locations inside or outside British Columbia designated by the Directors. The Directors may appoint one or more trust companies or other persons authorized by the Business Corporations Act (as the case may be, a “trust company”) to maintain the aforesaid central securities register and branch securities registers. The Directors may also appoint one or more trust companies, including the trust company which keeps the central securities register, as transfer agent for its shares or any class or series thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or any class or series thereof, as the case may be. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.
4.2.The Company shall not at any time close its central securities register.
PART 5
TRANSFER OF SHARES
5.1.A transfer of a share of the Company must not be registered unless:

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(a)a duly signed instrument of transfer in respect of the share has been received by the Company;
(b)if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company;
(c)if a non-transferable written acknowledgement of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company;
(d)in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person has been received by the Company; and
(e)such other evidence, if any, as the Company may require to prove the title of the transferor or the transferor’s right to transfer the share, the due signing of the instrument of transfer and the right of the transferee to have the transfer registered have been received by the Company.

For the purpose of this Article, delivery or surrender to the transfer agent or registrar which maintains the Company’s central securities register or a branch securities register, if applicable, will constitute receipt by or surrender to the Company.

5.2.The instrument of transfer shall be in the form, if any, on the back of the Company’s share certificates or in such other form as the Directors may from time to time approve. If the Directors so require, each instrument of transfer shall be in respect of only one class of shares. Except to the extent that the Business Corporations Act may otherwise provide, the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the central securities register or a branch securities register in respect thereof.
5.3.The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register in the name of the transferee as named in the instrument of transfer the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the person on whose behalf the instrument is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates or set out in all written acknowledgments deposited with the instrument of transfer.
5.4.The Company and its Directors, officers and agents shall not be bound to enquire into nor as to the title of the person named in the form of transfer as transferee or, if no person is

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named therein as transferee, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered, or be liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, or any interest in the shares, or any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.
5.5.There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.
PART 6
TRANSMISSION OF SHARES
6.1.In the case of the death of a shareholder, the survivor or survivors where the deceased was a joint registered holder of shares, and the legal personal representative of the deceased shareholder where he was the sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Before recognizing any legal personal representative the Directors may require him to produce a Court certified copy of a grant of probate or letters of administration, or grant of representation, will, order or other instrument or other evidence of the death under which title to the shares is claimed to vest, and produce such documents and do such things as the Business Corporations Act requires.
6.2.Upon the death or bankruptcy of a shareholder, his personal representative or trustee in bankruptcy, as the case may be, although not a shareholder, shall have the same rights, privileges and obligations that attach to the shares formerly held by the deceased or bankrupt shareholder if the documents and steps required in that regard by the Business Corporations Act shall. have been deposited with the Company.
6.3.Any person becoming entitled to a share in consequence of the death or bankruptcy of a shareholder shall, upon such documents and evidence being produced to the Company as the Business Corporations Act requires, or who becomes entitled to a share as a result of an order of a Court of competent jurisdiction or a statute, have the right either to be registered as a shareholder in his representative capacity in respect of such share or, if he is a personal representative or trustee in bankruptcy, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made. Notwithstanding the foregoing, the Directors shall, as regards a transfer by a personal representative or trustee in bankruptcy, have the same right, if any, to decline or suspend registration of a transferee as they would have in the case of a transfer of a share by the deceased or bankrupt person before the death or bankruptcy.
PART 7
ALTERATION OF AUTHORIZED SHARE STRUCTURE, ARTICLES AND NOTICE OF ARTICLES
7.1.Subject to Article 7.6 and the provisions of the Business Corporations Act, the Directors may by resolution change the authorized share structure of the Company by:

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(a)creating one or more classes or series of shares;
(b)increasing, reducing or eliminating the maximum number of shares that the Company is authorized to issue out of any class or series of shares;
(c)establishing a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
(d)subdividing all or any of the unissued, or fully paid issued, shares of the Company with par value into shares of smaller par value;
(e)subdividing all or any of the unissued, or fully paid issued, shares of the Company without par value;
(f)consolidating all or any of the unissued, or fully paid issued; shares of the Company with par value into shares of larger par value;
(g)consolidating all or any of the unissued, or fully paid issued, shares of the Company without par value;
(h)if the Company is authorized to issue shares of a class of shares with par value:
(i)decrease the par value of those shares; or
(ii)increase the par value of those shares if none of the shares of that class of shares are allotted or issued;
(i)eliminate any class or series of shares of the Company if none of the shares of that class or series of shares are allotted or issued;
(j)change all or any of the unissued, or fully paid issued, shares of the Company with par value into shares without par value;
(k)change all or any of the unissued shares without par value into shares of the Company with par value;
(l)alter the identifying name of any of the shares of the Company; and
(m)otherwise alter the authorized share structure of the Company when required or permitted to do so by the Business Corporations Act.
7.2.The Directors may, by resolution, authorize and cause the Company to alter its Notice of Articles to reflect any change in the authorized share structure of the Company pursuant to Article 7.1 or otherwise.
7.3.The Company may, by ordinary resolution:

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(a)create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or
(b)vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued.
7.4.The Company may, by ordinary resolution, alter these Articles to reflect any such creation and attachment, variation or deletion of special rights or restrictions pursuant to Article 7.3.
7.5.Notwithstanding anything else contained in this Part 7, no right or special right attached to issued shares may be prejudiced or interfered with unless the shareholders holding shares of the class or series of shares to which the right or special right is attached consent by a separate special resolution of those shareholders.
7.6.Notwithstanding Article 7.1, if any change in the authorized share structure of the Company would result in a right or special right attached to issued shares being prejudiced or interfered with, special rights or restrictions being created and attached to a class or series of shares or special rights and restrictions being varied or deleted from a class or series of shares, the change must be authorized as provided for in Articles 7.4 and 7.5.
7.7.Unless a different type of resolution is required by the Business Corporations Act or these Articles, the Directors may by resolution authorize and cause the Company to make any alterations to its Notice of Articles or these Articles. Without limiting the generality of the foregoing, the Directors may by resolution authorize and cause the Company to alter its Notice of Articles in order to change its name.
7.8.Unless these Articles otherwise provide, the provisions of these Articles relating to shareholder meetings shall apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting but the quorum at a class meeting or series meeting shall be one person holding or representing by proxy one-third of the shares affected.
PART 8
PURCHASE OF SHARES
8.1.Subject to the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, by a resolution of the Directors, purchase or otherwise acquire any of its shares at the price and upon the terms specified in such resolution. The Company must not make a payment or provide any other consideration to purchase or otherwise acquire any of its shares if there are reasonable grounds for believing that the Company is insolvent or that making the payment or providing the consideration would render the Company insolvent.
8.2.If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share but, while such share is held by the Company, the Company:

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(a)is not entitled to vote the share at a meeting of its shareholders;
(b)must not pay a dividend in respect of the share; and
(c)must not make any other distribution in respect of the share.
PART 9
BORROWING POWERS
9.1.The Directors may from time to time in their discretion authorize and cause the Company to:
(a)borrow money in such amount, in such manner, on such security, from such sources and upon such terms and conditions as they think fit;
(b)guarantee the repayment of money borrowed by any person or the performance of any obligation of any person;
(c)issue bonds, debentures, notes and other debt obligations either outright or as continuing security for any indebtedness or liability, direct or indirect, or obligations of the Company or of any other person; and
(d)mortgage, charge (whether by way of a specific or floating charge), grant a security interest in or give other security on the undertaking or on the whole or any part of the property and assets of the Company, both present and future.
9.2.Any bonds, debentures, notes or other debt obligations of the Company may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at meetings of the shareholders of the Company, appointment of Directors or otherwise and may by their terms be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.
PART 10
SHAREHOLDER MEETINGS
10.1.Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the Directors.
10.2.If all the shareholders who are entitled to vote at an annual general meeting consent by unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution

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passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.
10.3.The Directors may, whenever they think fit, convene a meeting of shareholders.
10.4.The Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether or not previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:
(a)if and for so long as the Company is a public company, 21 days; and
(b)otherwise, 10 days.
10.5.The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.
10.6.The Directors may set a date as the record date for the purpose of determining the shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. local time at the place of the Company’s records office on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.
10.7.If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:
(a)state the general nature of the special business; and
(b)if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document shall be available for inspection by shareholders:
(i)at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(ii)during statutory business hours on any one or more specified days before the date set for the holding of the meeting.

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PART 11
PROCEEDINGS AT MEETINGS OF SHAREHOLDERS
11.1.At a meeting of shareholders, the following business is special business:
(a)at an annual general meeting, all business is special business with the exception of the conduct of and voting at such meeting, consideration of the financial statements and any reports of the Directors or auditor, fixing or changing the number of Directors, the election or appointment of Directors, the appointment of an auditor, fixing of the remuneration of the auditor, business arising out of a report of the Directors not requiring the passing of a special resolution or an exceptional resolution and any other business which, under these Articles or the Business Corporations Act may be transacted at a meeting of shareholders without prior notice thereof being given to the shareholders; and
(b)at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting.
11.2.The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.
11.3.No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but a quorum need not be present throughout the meeting.
11.4.Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person present in person or by proxy.
11.5.The Directors, the senior officers of the Company, the solicitor of the Company, the auditor of the Company (if any) and any other persons invited by the directors are entitled to attend any meeting of shareholders, but no such person shall be counted in the quorum or be entitled to vote at any meeting of the shareholders unless that person is a shareholder or proxy holder entitled to vote at such meeting.
11.6.If within half an hour following the time appointed for a meeting of shareholders, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case the meeting shall stand adjourned to the same day ‘in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour following the time appointed for the meeting, the person or persons present and being, or representing by proxy, a shareholder or shareholders entitled to attend and vote at the meeting shall be a quorum.

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11.7.The Chair of the Board or in his absence, or if there is no Chair of the Board, the President or in his absence, or if there is no President, a Vice-President, if any, shall be entitled to preside as chair at every meeting of the shareholders of the Company.
11.8.If at any general meeting neither the Chair of the Board nor the President nor a Vice-President is present within 15 minutes after the time appointed for holding the meeting or if any of them is present and none of them is willing to act as chair, or if they have advised the Secretary (if any) or any director present at the meeting that they shall not be present at the meeting, the Directors present shall choose one of their number or the solicitor of the Company to be chair, or if all the Directors present and the solicitor of the Company decline to take the chair or shall fail to so choose or if no Director or solicitor of the Company is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.
11.9.The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.
11.10.No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair may propose or second a motion.
11.11.Subject to the provisions of the Business Corporations Act, every motion or questions put to a vote at a meeting of shareholders shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy. The chair shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the record of proceedings of the Company. A declaration by the chair that a motion or question has been carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under this Article 11.11, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against that motion or question.
11.12.The chair of the meeting shall be entitled to vote any shares carrying the right to vote held by him but in the case of an equality of votes, whether on a show of hands or on a poll, the chair shall not have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.
11.13.No poll may be demanded on the election of a chair. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chair, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chair of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed

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at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn by the person who demanded it. In any dispute as to the admission or rejection of a vote the decision of the chair made in good faith shall be final and conclusive.
11.14.The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxy holder entitled to vote at the meeting. At the end of such three month period the Company may destroy such ballots and proxies.
11.15.On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
11.16.Unless the Business Corporations Act or these Articles otherwise provide, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.
PART 12
VOTES OF SHAREHOLDERS
12.1.Subject to any special rights or restrictions attached to any shares and the restrictions as to voting on joint registered holders of shares, on a show of hands every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote and on a poll every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.
12.2.Any person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the Directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.
12.3.Any corporation, not being a subsidiary of the Company, which is a shareholder of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of shareholders of the Company, and:
(a)for that purpose, the instrument appointing a representative must:
(i)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or
(ii)be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

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(b)if a representative is appointed under this Article 12.3:
(i)the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and
(ii)the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages in any medium.

12.4.In the case of joint shareholders registered in respect of any share:
(a)any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(b)if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share shall be counted.

Two or more legal personal representatives of a shareholder in whose sole name any share is registered in his sole name shall for the purpose of this Article 12.4, be deemed joint registered holders.

12.5.A shareholder of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis or other person may appoint a proxy holder.
12.6.Articles 12.7 to 12.14 do not apply to the Company if and for so long as it is a public company.
12.7.Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint one or more (but not more than five) proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy. A shareholder may also appoint one or more alternate proxy holders to act in the place and stead of an absent proxy holder.

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12.8.A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:
(a)the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.3;
(b)the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or
(c)the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.
12.9.A proxy for a meeting of shareholders must:
(a)be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or
(b)unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages in any medium.

12.10.A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:
(a)at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
(b)by the chair of the meeting, before the vote is taken.
12.11.A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the Directors or the chair of the meeting:

Dominion Energy Inc.
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, yew] and at any adjournment of that meeting.

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Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the shareholder): ____________________

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.12.Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is:
(a)received at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or
(b)provided, at the meeting, to the chair of the meeting.
12.13.An instrument referred to in Article 12.12 must be signed as follows:
(a)if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his legal personal representative or trustee in bankruptcy; or
(b)if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.3.
12.14.The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.
PART 13
DIRECTORS
13.1.The first Directors are the persons designated as Directors of the Company in the Notice of Articles that applies to the Company when the Company is recognized under the Business Corporations Act. The number of Directors, excluding additional Directors appointed under Article 14.12, is set at:
(a)subject to paragraphs (b) and (c), that number of Directors equal to the number of the Company’s first Directors;
(b)if the Company is a public company, the greater of three and the most recently set of:

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(i)the number of Directors set by ordinary resolution (whether or not previous notice of the resolution was given); and
(ii)the number of directors set under Article 14.5;
(c)if the Company is not a public company, the most recently set of:
(i)the number of Directors set by ordinary resolution (whether or not previous notice of the resolution was given); and
(ii)the number of Directors set under Article 14.5.
13.2.If the number of Directors is set under Articles 13.1(b)(i) or 13.1(c)(ii):
(a)the shareholders may elect or appoint the Directors needed to fill any vacancies in the board of Directors up to that number; or
(b)if the shareholders do not elect or appoint the Directors needed to fill any vacancies in the board of Directors up to that number contemporaneously with the setting of that number, then the Directors may appoint, or the shareholders may elect or appoint, Directors to fill those vacancies.
13.3.An act or proceeding of the Directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles are in office.
13.4.A Director is not required to hold a share in the capital of the Company as qualification for his office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.
13.5.The Directors are entitled to the remuneration for acting as Directors, if any, as the Directors may from time to time determine. If and for so long as the Directors so decide from time to time, or as they may rescind such decisions from time to time, the remuneration of the Directors, if any, may be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a Director. The Company must reimburse each Director for the reasonable expenses that he may incur in and about the business of the Company. If a Director performs any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company’s business, he may be paid remuneration to be fixed by the Board, or, at the option of such Director, by ordinary resolution, and such remuneration may be either in addition to or in substitution for any other remuneration that he may be entitled to receive. Unless otherwise determined by ordinary resolution, the Directors on behalf of the Company may pay a gratuity, pension or retirement allowance to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

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PART 14
ELECTION AND REMOVAL OF DIRECTORS
14.1.At each annual general meeting and in every unanimous resolution contemplated by Article 10.2 of the Company, all the Directors shall retire and the shareholders entitled to vote at the meeting shall elect, or in the unanimous resolution appoint, a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles.
14.2.A retiring Director shall be eligible for re-election or re-appointment.
14.3.No election, appointment or designation of an individual as a Director is valid unless:
(a)that individual consents to be a Director in the manner provided for in the Business Corporations Act;
(b)that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a Director; or
(c)with respect to first Directors, the designation is otherwise valid under the Business Corporations Act.
14.4.Where the Company fails to hold an annual general meeting and the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, or where the shareholders fail at the annual general meeting or in the unanimous resolution contemplated by Article 10.2 to elect or appoint any Directors, then each Director then in office continues to hold office until the earlier of the date on which his successor is elected or appointed and the date on which he otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.5.If at any meeting of shareholders at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected at a meeting of shareholders convened for the purpose. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office.
14.6.Any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.
14.7.The Directors may act notwithstanding any vacancy in the Board, but if the Company has fewer Directors in office than the number set pursuant to these Articles as the quorum of Directors, the Directors may only act for the purpose of appointing Directors up to that

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number or summoning a meeting of shareholders for the purpose of filling any vacancies on the Board or, subject to the Business Corporations Act, for any other purpose.
14.8.If the Company has no Directors or fewer Directors in office than the number set pursuant to these Articles as the quorum of Directors, the shareholders may elect or appoint Directors to fill any vacancies on the Board.
14.9.A Director ceases to be a Director when:
(a)the term of office of the Director expires;
(b)the Director dies;
(c)the Director resigns his office by notice in writing provided to the Company or to a lawyer for the Company; or
(d)the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10.The Company may, by a consent resolution executed by the holders of a simple majority of the Company’s common shares, remove any Director before the expiration of his term of office, and may, by the same resolution, elect or appoint another person in his stead. If the shareholders do not elect or appoint a Director to fill the resulting vacancy contemporaneously with the removal, then the Directors may appoint a Director to fill that vacancy.
14.11.The Directors may remove any Director before the expiration of his term of office .if the Director is convicted of an indictable offence, or if the Director ceases to be qualified to act as a director of a company under the Business Corporations Act and does not promptly resign, and the Directors may appoint a Director to fill the resulting vacancy.
14.12.Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the Directors may appoint one or more additional Directors but the number of additional Directors shall not at any time exceed:
(a)1/3 of the number of first Directors, if, at the time of the appointments, one or more of the first Directors have not yet completed their first term of office; or
(b)in any other case, 1/3 of the number of the current Directors who were elected or appointed as Directors other than under this Article 14.12.

Any Director so appointed ceases to hold office immediately before the next election or appointment of Directors under Article 14.1, but is eligible for re-election or re-appointment.

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14.13.Nomination of Directors
(a)Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:
(i)by or at the direction of the Board, including pursuant to a notice of meeting;
(ii)by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of the shareholders made in accordance with the provisions of the Act; or
(iii)by any person (a “Nominating Shareholder”):
(1)	who, at the close of business on the date of the giving of the notice provided for below in this Article 14.13 and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting; and
(2)	who complies with the notice procedures set forth below in this Article 14.13.
(b)In addition to any other applicable requirements, for a nomination to be made by a Nominating Shareholder, the Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation at the principal executive offices of the Corporation.
(c)To be timely, a Nominating Shareholder’s notice to the Secretary of the Corporation must be made:
(i)in the case of an annual meeting of shareholders, not less than 30 nor more than 65 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the “Notice Date”) on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth (10th) day following the Notice Date; and
(ii)in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the as amended, effective January 1, 2021

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fifteenth (15th) day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice as described above.
(d)To be in proper written form, a Nominating Shareholder’s notice to the Secretary of the Corporation must set forth:
(i)as to each person whom the Nominating Shareholder proposes to nominate for election as a director:
(1)	the name, age, business address and residential address of the person;
(2)	the principal occupation or employment of the person;
(3)

the class or series and number of shares in the capital of the Corporation which are controlled or which are owned beneficially or of record by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice; and

(4)

any other information relating to the person that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below); and

(ii)as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws (as defined below).

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(e)No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Article 14.13; provided, however, that nothing in this Article 14.13 shall be deemed to preclude discussion as amended, effective January 1, 2021

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by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which it would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chairman of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded.
(f)For purposes of this Article 14.13:
(i)“public announcement” shall mean disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedar.com; and
(ii)“Applicable Securities Laws” means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province and territory of Canada.
(g)Notwithstanding any other provision of this Article 14.13, notice given to the Secretary of the Corporation pursuant to this Article 14.13 may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary at the address of the principal executive offices of the Corporation; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.
(h)Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement described in this Article 14.13.

as amended, effective January 1, 2021

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PART 15
ALTERNATE DIRECTORS
15.1.Any Director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his alternate to act in his place at meetings of the Directors or committees of the Directors at which the appointor is not present unless (in the case of an appointee who is not a Director) the Directors have reasonably disapproved the appointment of such person as an alternate Director and have given notice to that effect to his appointor within a reasonable time after the notice of appointment is received by the Company.
15.2.Every alternate Director so appointed is entitled to notice of meetings of the Directors and of committees of the Directors of which his appointor is a member and to attend and vote as a Director at any such meetings at which his appointor is not present.
15.3.A person may be appointed as an alternate Director by more than one Director, and an alternate Director:
(a)shall be counted in determining the quorum for a meeting of Directors once for each of his appointors and, in the case of an appointee who is also a Director, once more in that capacity;
(b)has a separate vote at a meeting of Directors for each of his appointors and, in the case of an appointee who is also a Director, an additional vote in that capacity;
(c)shall be counted in determining the quorum for a meeting of a committee of Directors once for each of his appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a Director, once more in that capacity; and
(d)has a separate vote at a meeting of a committee of Directors for each of his appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a Director, an additional vote in that capacity.
15.4.Every alternate Director, if authorized by the notice appointing him, may sign in place of his appointor any resolutions to be consented to in writing.
15.5.Every alternate Director is deemed not to be the agent of his appointor.
15.6.An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate Director appointed by him.
15.7.The appointment of an alternate Director ceases when:
(a)his appointor ceases to be a Director and is not promptly re-elected or re-appointed;

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(b)the alternate Director dies;
(c)the alternate Director resigns as an alternate Director by notice in writing provided to the Company or a lawyer for the Company;
(d)the alternate Director ceases to be qualified to act as a director; or
(e)his appointor revokes the appointment of the alternate Director.
15.8.The Company may reimburse an alternate Director for the reasonable expenses that would be properly reimbursed if he were a Director, and the alternate Director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct, but payment of such remuneration in every case to the appointor by the Company is a good and sufficient discharge of the Company’s obligations in that regard and the Company need not enquire into or be concerned with the state of account between appointor and appointee.
PART 16
POWERS AND DUTIES OF DIRECTORS
16.1.The Directors must, subject to the Business Corporations Act and these Articles, manage, or supervise the management of, the affairs and business of the Company and shall have authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.
16.2.The Directors may from time to time by power of attorney or other instrument under the seal of the Company (if such seal is so required by law) appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.
16.3.The Directors may by resolution set the remuneration of the Company’s auditor, without the need to obtain an ordinary resolution of the shareholders enabling them to do so.
PART 17
DISCLOSURE OF INTEREST OF DIRECTORS AND SENIOR OFFICERS
17.1.A Director or senior officer who has, directly or indirectly, a material interest in an existing or proposed material contract or transaction of the Company or who holds any office or possesses any property whereby, directly or indirectly, a duty or interest might be created to conflict with his duty or interest as a Director or senior officer, shall declare the nature and extent of his interest

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in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director or senior officer, as the case may be, in accordance with the provisions of the Business Corporations Act. A Director shall not vote in respect of any such proposed material contract or transaction and if he shall do so his vote shall not be counted, but he shall be counted in the quorum present at the meeting at which such vote is taken. Notwithstanding the foregoing, if all of the Directors have a material interest in a proposed material contract or transaction, any or all of those Directors may vote on a resolution to approve the contract or transaction.
17.2.Subject to the provisions of the Business Corporations Act, a Director or senior officer need not disclose an interest in the following types of contracts and transactions, and a Director need not refrain from voting in respect of the following types of contracts and transactions:
(a)a contract or transaction where both the Company and the other party to the contract or transaction are wholly owned subsidiaries of the same corporation;
(b)a contract or transaction where the Company is a wholly owned subsidiary of the other party to the contract or transaction;
(c)a contract or transaction where the other party to the contract or transaction is a wholly owned subsidiary of the Company;
(d)a contract or transaction where the Director or senior officer is the sole shareholder of the Company or of a corporation of which the Company is a wholly owned subsidiary;
(e)an arrangement by way of security granted by the Company for money loaned to, or obligations undertaken by, the Director or senior officer, or a person in whom the director or senior officer has a material interest, for the benefit of the Company or an affiliate of the Company;
(f)a loan to the Company, which a Director or senior officer or a specified corporation or a specified firm in which he has a material interest has guaranteed or joined in guaranteeing the repayment of the loan or any part of the loan;
(g)any contract or transaction made or to be made with, or for the benefit of a corporation that is affiliated with the Company and the Director or senior officer is also a director or senior officer of that corporation or an affiliate of that corporation;
(h)any contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Company or a subsidiary of the Company;
(i)determining the remuneration of the Director or senior officer in that person’s capacity as Director, officer, employee or agent of the Company or an affiliate of the Company;

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(j)purchasing and maintaining insurance to cover a Director or senior officer against liability incurred by them as a Director or senior officer; or
(k)the indemnification of any Director or senior officer by the Company.

The foregoing exceptions may from time to time be suspended or amended to any extent approved by the Company in general meeting and permitted by the Business Corporations Act, either generally or in respect of any particular contract or transaction or for any particular period.

17.3.A Director may hold any office or appointment with the Company (except as auditor of the Company) in conjunction with his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or appointment or as vendor, purchaser or otherwise and no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.
17.4.Subject to the Business Corporations Act, a Director or officer, or any person in which a Director or officer has an interest, may act in a professional capacity for the Company (except as auditor of the Company) and the Director or officer or such person shall be entitled to remuneration for professional services as if he were not a Director or officer.
17.5.A Director or officer may be or become a director or officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, such Director or officer shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.
PART 18
PROCEEDINGS OF DIRECTORS
18.1.The Chair of the Board or, in his absence or if there is no Chair of the Board, the President, if any and if the President is a Director, shall preside as chair at every meeting of the Directors.
18.2.If at any meeting of Directors neither the Chair of the Board nor the President, if a Director, is present within 15 minutes after the time appointed for holding the meeting or if neither the Chair of the Board nor the President, if a Director, is willing to act as chair or if the Chair of the Board and the President, if a Director, have advised the Secretary, if any, or any other Director, that they shall not be present at the meeting, then the Directors present shall choose one of their number to chair the meeting.
18.3.The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the Directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the Directors may from time to time determine. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chair shall have a second or casting vote.

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18.4.A Director may participate in a meeting of the Directors or of any committee of the Directors in person or by telephone if all Directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A Director may participate in a meeting of the Directors or of any committee of the Directors by a communications medium other than telephone if all Directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all Directors who wish to participate in the meeting agree to such participation. A Director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.
18.5.A Director may at any time, and the Secretary or an Assistant Secretary, if any, upon request of a Director shall, call a meeting of the Board.
18.6.Other than for meetings held at regular intervals as determined by the Directors pursuant to Article 18.3, reasonable notice of each meeting of the Directors, specifying the place, day and time of that meeting must be given to each of the Directors and the alternate Directors by any method set out in Article 24.1 or orally or by telephone.
18.7.It is not necessary to give notice of a meeting of the Directors to a Director or an alternate Director if:
(a)the meeting is to be held immediately following a meeting of shareholders at which that Director was elected or appointed, or is the meeting of the Directors at which that Director is appointed; or
(b)the Director or alternate Director, as the case may be, has waived notice of the meeting.
18.8.The accidental omission to give notice of any meeting of Directors to, or the non-receipt of any notice by, any Director or alternate Director, does not invalidate any proceeding at that meeting.
18.9.Any Director or alternate Director may send to the Company a document signed by him waiving notice of any past, present or future meeting or meetings of the Directors and may at any time withdraw the waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of meetings of Directors shall be sent to that Director and, unless the Director otherwise requires by notice in writing to the Company, to his alternate Director, and all meetings of the Directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director.
18.10.The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and, if not so fixed, is deemed to be set at two Directors or, if the number of Directors is set at one, is deemed to be set at one Director, and that Director may constitute a meeting.

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18.11.Subject to the provisions of the Business Corporations Act, an act of a Director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that Director or officer.
18.12.A resolution of the Directors or any committee of the Directors consented to in writing by all of the Directors entitled to vote on it, whether by signed document, fax, email or any other method of transmitting legibly recorded messages in any medium, is as valid and effective as if it had been passed at a meeting of the Directors or of the committee of the Directors duly called and held. Such resolution may be in two or more counterparts which together are deemed to constitute one resolution in writing. A resolution passed in that manner is effective on the date stated in the resolution or on the latest date stated on any counterpart. A resolution of the Directors or of any committee of the Directors passed in accordance with this Article 18.12 is deemed to be a proceeding at a meeting of Directors or of the committee of the Directors and to be as valid and effective as if it had been passed at a meeting of the Directors or of the committee of the Directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the Directors or of a committee of the Directors.
PART 19
EXECUTIVE AND OTHER COMMITTEES
19.1.The Directors may by resolution appoint an Executive Committee consisting of such member or members of the Board as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Board, all the powers vested in the Board except the power to fill vacancies in the Board, the power to remove a Director, the power to change the membership of or fill vacancies in said Committee or any other committee of the Board and such other powers, if any, as may be specified in the resolution or any subsequent Directors’ resolution. The said Committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may from time to time require. The Board shall have the power at any time to revoke or override the authority given to or acts done by the Executive Committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of such Committee and to fill vacancies in it.
19.2.The Directors may by resolution appoint one or more other committees consisting of such member or members of the Board as they think fit and may delegate to any such committee between meetings of the Board such powers of the Board (except the power to fill vacancies in the Board, the power to remove a Director, the power to change the membership of or fill vacancies in any committee of the Board and the power to appoint or remove officers appointed by the Board) subject to such conditions as may be prescribed in such resolution or any subsequent Directors’ resolution, and all committees so appointed shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may from time to time require. The Directors shall also have power at any time to revoke or override any authority given to or acts to be done by any such committee except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it.

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19.3.Any committee appointed under this Part, in the exercise of the powers delegated to it, must conform to any rules that may from time to time be imposed on it by the Directors. Committees appointed under this Part may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof.
19.4.Committees appointed under this Part may meet and adjourn as they think proper. The committee may elect a member of the committee to chair its meetings but, if no such member to chair the meeting is elected, or if at a meeting the member elected to chair the meeting is not present within 15 minutes after the time set for holding the meeting, the Directors present who are members of the committee may choose one of their number to chair the meeting. Questions arising at any meeting of a committee shall be determined by a majority of votes of the members of the committee present, and in case of an equality of votes the chair shall not have a second or casting vote. The provisions of Article 18.12 shall apply mutatis mutandis to resolutions consented to in writing by the members of a committee appointed under this Part.
PART 20
OFFICERS
20.1.The Directors may, from time to time, appoint such officers, if any, as the Directors shall determine and the Directors may at any time terminate or vary any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Business Corporations Act.
20.2.One person may hold more than one position as an officer of the Company. Any person appointed as the Chair of the Board or as the Managing Director must be a Director; save as aforesaid, no other officer need be a Director.
20.3.The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from tune to time be determined by the Directors. Such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a gratuity, pension or retirement allowance.
20.4.The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by the Directors upon such terms and conditions and with such restrictions as the Directors think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers.
PART 21
INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES
21.1.Subject to the provisions of the Business Corporations Act, the Directors shall cause the Company to indemnify a Director, officer or alternate Director or a former Director, officer or alternate Director of the Company or a person who, at the request of the Company, is

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or was a director, alternate director or officer of another corporation, at a time when the corporation is or was an affiliate of the Company or a person who, at the request of the Company, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity (in each case, an “eligible party”), and the heirs and personal representatives of any such eligible party, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a legal proceeding or investigative action (whether current, threatened, pending or completed) in which such eligible party or any of the heirs and personal representatives of such eligible party, by reason of such eligible party being or having been a Director, alternate Director or officer or holding or having held a position equivalent to that of a Director, alternate Director or officer, is or may be joined as a party or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to the proceeding. Provided the Company first receives a written undertaking from the eligible party to repay amounts advanced if so required under the Business Corporations Act, the Directors shall cause the Company to pay, as they are incurred in advance of the final disposition of the proceeding, the costs, charges and expenses, including legal and other fees actually and reasonably incurred by the eligible party in respect of the proceeding. After the final disposition of the proceeding, the Directors shall cause the Company to pay the expenses actually and reasonably incurred by the eligible party in respect of the proceeding, to the extent the eligible party has not already been reimbursed for such expenses, subject to the provisions of the Business Corporations Act. Each Director, alternate Director and officer of the Company on being elected or appointed shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.
21.2.Subject to the provisions of the Business Corporations Act, the Company may indemnify any person.
21.3.The failure of a Director, alternate Director or officer of the Company to comply with the provisions of the Business Corporations Act or these Articles shall not invalidate any indemnity to which he is entitled under this Part.
21.4.The Directors may cause the Company to purchase and maintain insurance for the benefit of any person (or his heirs or legal personal representatives) who is or was a Director, officer, alternate Director, employee or agent of the Company or a person who, at the request of the Company, is or was a director, alternate director, officer, employee or agent of another corporation, at a time when the corporation is or was an affiliate of the Company or a person who, at the request of the Company, is or was or holds or held a position equivalent to that of a director, alternate director, officer, employee or agent of a partnership, trust, joint venture or other unincorporated entity and the person’s heirs or personal representatives against any liability incurred by the person as such Director, alternate Director, director, alternate director, officer, employee, agent or person who holds or held such equivalent position.
PART 22
DIVIDENDS AND RESERVE
22.1.The provisions of this Part 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

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22.2.Subject to the Business Corporations Act, the Directors may from time to time and at any time declare and authorize payment of such dividends on such class or series of shares of the Company as they may deem advisable, to the exclusion of any other class or series of shares.
22.3.The Directors need not give notice to any shareholder of any declaration under Article 22.2.
22.4.The Directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. local time at the place of the registered office of the Company on the date on which the Directors pass the resolution declaring the dividend.
22.5.A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways.
22.6.If any difficulty arises in regard to a distribution under Article 22.5, the Directors may settle the difficulty as they deem appropriate, and, in particular, may:
(a)set the value for distribution of specific assets;
(b)determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and
(c)vest any such specific assets in trustees for the persons entitled to the dividend.
22.7.Any dividend may be made payable on such date as is fixed by the Directors.
22.8.All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.
22.9.If several persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other money payable in respect of the share.
22.10.No dividend bears interest against the Company.
22.11.If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.
22.12.Any dividend or other distribution payable in cash in respect of shares may be paid by cheque, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the

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address the shareholder or joint shareholders may direct in writing. The mailing of such cheque shall, to the extent of the sum represented by the cheque (plus the amount of the tax or other amount required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of such tax or other amount so deducted is not paid to the appropriate taxing or other authority.
22.13.Notwithstanding anything contained in these Articles, the Directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.
PART 23
DOCUMENTS, RECORDS AND REPORTS
23.1.The Directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.
23.2.Unless the Directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.
PART 24
NOTICES
24.1.Unless the Business Corporations Act or these Articles provides otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:
(a)mail addressed to the person at the applicable address for that person as follows:
(i)for a record mailed to a shareholder, the shareholder’s registered address;
(ii)for a record mailed to a Director or officer, the prescribed address for mailing shown for the Director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; and
(iii)in any other case, the mailing address of the intended recipient;
(b)delivery at the applicable address for that person as follows, addressed to the person:
(i)for a record delivered to a shareholder, the shareholder’s registered address;

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(ii)for a record delivered to a Director or officer, the prescribed address for delivery shown for the Director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; and
(iii)in any other case, the delivery address of the intended recipient;
(c)sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;
(d)sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or
(e)physical delivery to the intended recipient.
24.2.A record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day, Saturdays, Sundays and holidays excepted, following the date of mailing.
24.3.A certificate signed by the Secretary, if any, or other officer of the Company or of any other corporation acting in that behalf for the Company stating that a notice, statement, report or other record was addressed as required by Article 24.1, prepaid and mailed or otherwise sent as permitted by Article 24.1 is conclusive evidence of that fact.
24.4.A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.
24.5.A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:
(a)mailing the record, addressed to them:
(i)by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(ii)at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(b)if an address referred to in paragraph (a)(ii) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

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PART 25
SEAL
25.1.Except as provided in Articles 25.2 and 25.3, the Company’s seal, if any, must not be impressed, affixed or otherwise reproduced on any record except when that impression is attested by the signatures of:
(a)any two Directors;
(b)any officer, together with any Director;
(c)if the Company only has one Director, that Director; or
(d)any one or more Directors or officers or persons as may be determined by the Directors.
25.2.For the purpose of certifying under seal a certificate of incumbency of the Directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any Director or officer.
25.3.The Directors may authorize the seal to be impressed or otherwise reproduced by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed or otherwise reproduced on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies or images reproducing the seal and the Chair of the Board or any senior officer together with the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may in writing authorize such person to cause the seal to be impressed or otherwise reproduced on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed or otherwise reproduced are for all purposes deemed to be under and to bear the seal impressed or otherwise reproduced on them.
PART 26
PROHIBITIONS
26.1.In this Part 26:
(a)“designated security” means:
(i)a voting security of the Company;

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(ii)a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or
(iii)a security of the Company convertible, directly or indirectly, into a security described in paragraph (i) or (ii);
(b)“security” has the meaning assigned in the Securities Act (British Columbia);
(c)“voting security” means a security of the Company that:
(i)is not a debt security; and
(ii)carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.
26.2.Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.
26.3.No share or designated security may be sold, transferred or otherwise disposed of without the consent of the Directors and the Directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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TERMS OF THE SUBORDINATE, SUPER VOTING AND MULTIPLE VOTING SHARES

APPENDIX 1
TO SCHEDULE C

Part 27:

1.	An unlimited number of Subordinate Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)Voting Rights. Holders of Subordinate Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting holders of Subordinate Voting Shares shall be entitled to one vote in respect of each Subordinate Voting Share held.

(b)Alteration to Rights of Subordinate Voting Shares. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Subordinate Voting Shares.

(c)Dividends. Holders of Subordinate Voting Shares shall be entitled to receive as and when declared by the directors, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Multiple Voting Shares and Super Voting Shares.

(d)Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares shall, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

(e)Rights to Subscribe; Pre-Emptive Rights. The holders of Subordinate Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(f)Subdivision or Consolidation. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

(g)Conversion of Subordinate Voting Shares Upon an Offer. In the event that an offer is made to purchase Multiple Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a province or territory of Canada to which the requirement applies, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio

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(as defined in Part 29) then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the transfer agent for the Subordinated Voting Shares shall deposit under the offer the resulting Multiple Voting Shares, on behalf of the holder. To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)give written notice to the transfer agent of the exercise of such right, and of the number of Subordinate Voting Shares in respect of which the right is being exercised;

(ii)deliver to the transfer agent the share certificate or certificates representing the Subordinate Voting Shares in respect of which the right is being exercised, if applicable; and

(iii)pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Multiple Voting Shares, resulting from the conversion of the Subordinate Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Multiple Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion will be re-converted into Subordinate Voting Shares at the then Conversion Ratio and a share certificate representing the Subordinate Voting Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Multiple Voting Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

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APPENDIX 2
TO SCHEDULE C

Part 28:

1.	An unlimited number of Super Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)Issuance. The Super Voting Shares are only issuable in connection with the closing of the Business Combination. For the purposes hereof, “Business Combination” means the business combination of the Company, Vireo, Vireo Finco (Canada) Inc. and certain subsidiaries of the Company to be formed under applicable Canadian and U.S. law, pursuant to a business combination agreement entered into prior to the filing of these articles.

(b)Voting Rights. Holders of Super Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Super Voting Shares will be entitled to 10 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 1,000 votes per Super Voting Share.

(c)Alteration to Rights of Super Voting Shares. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Consent of the holders of a majority of the outstanding Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held.

(d)Dividends. The holder of Super Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted to Subordinated Voting Share basis) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Super Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Multiple Voting Shares.

(e)Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Super Voting Shares, be entitled to participate rateably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

(f)Rights to Subscribe; Pre-Emptive Rights. The holders of Super Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(g)Conversion. Holders of Super Voting Shares shall have conversion rights as follows (the “Conversion Rights”):

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(i)Right to Convert. Each Super Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Multiple Voting Share as is determined by multiplying the number of Super Voting Shares held by the Conversion Ratio applicable to such share, determined as hereafter provided, in effect on the date the Super Voting Share is surrendered for conversion. The initial “Conversion Ratio” for Super Voting Shares shall be one Multiple Voting Share for each Super Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (iv) and (v).

(ii)Automatic Conversion. A Super Voting Share shall automatically be converted without further action by the holder thereof into one Multiple Voting Share upon the transfer by the holder thereof to anyone other than (i) another Initial Holder, an immediate family member of an Initial Holder or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the Company. Each Super Voting Share held by a particular Initial Holder shall automatically be converted without further action by the holder thereof into Multiple Voting Shares at the Conversion Ratio for each Super Voting Share held if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder and that Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder (and the Initial Holder’s predecessor or transferor, permitted transferees and permitted successors) as at the date of completion of the Business Combination is less than 50%. The holders of Super Voting Shares will, from time to time upon the request of the Company, provide to the Company evidence as to such holders’ direct and indirect beneficial ownership (and that of its permitted transferees and permitted successors) of Super Voting Shares to enable the Company to determine if its right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit. For the purposes hereof, “Initial Holders” means Kyle Kingsley.

(iii)Mechanics of Conversion. Before any holder of Super Voting Shares shall be entitled to convert Super Voting Shares into Multiple Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Multiple Voting Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Multiple Voting Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Multiple Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Super Voting Shares to be converted, and the person or persons entitled to receive the Multiple Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Multiple Voting Shares as of such date.

(iv)Adjustments for Distributions. In the event the Company shall declare a distribution to holders of Multiple Voting Shares payable in securities of other persons, evidences of

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indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this subsection (g)(iv), the holders of Super Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Multiple Voting Shares into which their Super Voting Shares are convertible as of the record date fixed for the determination of the holders of Multiple Voting Shares entitled to receive such Distribution.

(v)Recapitalizations; Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Multiple Voting Shares; (ii) issue Multiple Voting Shares as a dividend or other distribution on outstanding Multiple Voting Shares; (iii) subdivide the outstanding Multiple Voting Shares into a greater number of Multiple Voting Shares; (iv) consolidate the outstanding Multiple Voting Shares into a smaller number of Multiple Voting Shares; or (v) effect any similar transaction or action (each, a “Recapitalization”), provision shall be made so that the holders of Super Voting Shares shall thereafter be entitled to receive, upon conversion of Super Voting Shares, the number of Multiple Voting Shares or other securities or property of the Company or otherwise, to which a holder of Multiple Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (g) with respect to the rights of the holders of Super Voting Shares after the Recapitalization to the end that the provisions of this Section (g) (including adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Super Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(vi)No Fractional Shares and Certificate as to Adjustments. No fractional Multiple Voting Shares shall be issued upon the conversion of any share or shares of Super Voting Shares and the number of Multiple Voting Shares to be issued shall be rounded up to the nearest whole Multiple Voting Share. Whether or not fractional Multiple Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Super Voting Shares the holder is at the time converting into Multiple Voting Shares and the number of Multiple Voting Shares issuable upon such aggregate conversion.

(vii)Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section (g), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Super Voting Shares at the time in effect, and (C) the number of Multiple Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Super Voting Share.

(viii)Effect of Conversion. All Super Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive Multiple Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

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(ix)Notice. On the date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each holder of Super Voting Shares of record on the Mandatory Conversion Date certificates representing the number of Multiple Voting Shares into which the Super Voting Shares are so converted and each certificate representing the Super Voting Shares shall be null and void.

(x)Retirement of Shares. Any Super Voting Share converted shall be retired and cancelled and may not be reissued as shares of such series or any other class or series, and the Company may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of Super Voting Shares accordingly.

(xi)Disputes. Any holder of Super Voting Shares that beneficially owns more than 5% of the issued and outstanding Super Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculation of the Conversion Ratio, the conversion ratio of Multiple Voting Shares to Subordinate Voting Shares (the “Subordinate Conversion Ratio”) or of the 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation (each as defined in the terms of the Multiple Voting Shares) by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the Conversion Ratio, Subordinate Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio, Subordinate Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Company and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the Conversion Ratio, Subordinate Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(h)Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Super Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

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APPENDIX 3
TO SCHEDULE C

Part 29:

1.	An unlimited number of Multiple Voting Shares, without nominal or par value, having attached thereto the special rights and restrictions as set forth below:

(a)Voting Rights. Holders of Multiple Voting Shares shall be entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company shall have the right to vote. At each such meeting, holders of Multiple Voting Shares will be entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could ultimately then be converted, which for greater certainty, shall initially equal 100 votes per Multiple Voting Share.

(b)Alteration to Rights of Multiple Voting Shares. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares shall be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights contained in this paragraph (b) each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held.

(c)Dividends. The holder of Multiple Voting Shares shall have the right to receive dividends, out of any cash or other assets legally available therefor, pari passu (on an as converted basis, assuming conversion of all Multiple Voting Shares into Subordinate Voting Shares at the Conversion Ratio) as to dividends and any declaration or payment of any dividend on the Subordinate Voting Shares. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

(d)Liquidation, Dissolution or Winding-Up. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate rateably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

(e)Rights to Subscribe; Pre-Emptive Rights. The holders of Multiple Voting Shares are not entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company now or in the future.

(f)Conversion. Subject to the Conversion Restrictions set forth in this section (f), holders of Multiple Voting Shares Holders shall have conversion rights as follows (the “Conversion Rights”):

(i)Right to Convert. Each Multiple Voting Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Company or any transfer agent for such shares, into fully paid and non-assessable Subordinate Voting Shares as is determined by multiplying the number of Multiple Voting Shares by the Conversion Ratio applicable to such share determined as hereafter provided in effect on the date the Multiple

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Voting Share is surrendered for conversion. The initial “Conversion Ratio” for shares of Multiple Voting Shares shall be 100 Subordinate Voting Shares for each Multiple Voting Share; provided, however, that the Conversion Ratio shall be subject to adjustment as set forth in subsections (f)(viii) and (ix).

(ii)Conversion Limitations. Before any holder of Multiple Voting Shares shall be entitled to convert the same into Subordinate Voting Shares, the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine if any Conversion Limitation set forth in Section (f)~~(iii) or~~ (v) shall apply to the conversion of Multiple Voting Shares.

~~(iii)Foreign Private Issuer Protection Limitation: The Company will use commercially reasonable efforts to maintain its status as a “foreign private issuer” (as determined in accordance with Rule 3b 4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Company shall not effect any conversion of Multiple Voting Shares, and the  holders of Multiple Voting Shares shall not have the right to convert any portion of the Multiple  Voting Shares, pursuant to Section (f) or otherwise, to the extent that after giving effect to all  permitted issuances after such conversions of Multiple Voting Shares, the aggregate number of Subordinate Voting Shares, Super Voting Shares and Multiple Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules  3b 4 and 12g3 2(a) under the Exchange Act (“U.S. Residents”)) would exceed forty percent (40%) (the “40% Threshold”) of the aggregate number of Subordinate Voting Shares, Super Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such  conversions (the “FPI Protective Restriction”). The Board of Directors may by resolution increase the 40% Threshold to an amount not to exceed 50% and in the event of any such increase all references to the 40% Threshold herein, shall refer instead to the amended threshold set by such resolution.~~

~~Conversion Limitations. In order to effect the FPI Protection Restriction, each holder of Multiple Voting Shares will be subject to the 40% Threshold based on the number of Multiple Voting Shares held by such holder as of the date of the initial issuance of the Multiple Voting Shares and thereafter at the end of each of the Company’s subsequent fiscal quarters (each, a “Determination Date”), calculated as follows:~~

~~X = [(A x 0.4) B] x (C/D)~~

~~Where on the Determination Date:~~

~~X =Maximum Number of Subordinate Voting Shares Available For Issue upon Conversion of Multiple Voting Shares by a holder.~~

~~A = The Number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding on the Determination Date.~~

~~B =Aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by U.S. Residents on the Determination Date.~~

~~C =Aggregate number of Multiple Voting Shares held by holder on the Determination Date.~~

~~D =Aggregate number of all Multiple Voting Shares on the Determination Date.~~

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~~For purposes of this subsection (f)(iii), the Board of Directors (or a committee thereof) shall designate an officer of the Company to determine as of each Determination Date: (A) the 40% Threshold and (B) the FPI Protective Restriction. Within thirty (30) days of the end of each Determination Date (a “Notice of Conversion Limitation”), the Company will provide each holder of record a notice of the FPI Protection Restriction and the impact the FPI Protective Provision has on the ability of each holder to exercise the right to convert Multiple Voting Shares held by the holder. To the extent that requests for conversion of Multiple Voting Shares subject to the FPI Protection Restriction would result in the 40% Threshold being exceeded, the number of such Multiple Voting Shares eligible for conversion held by a particular holder shall be prorated relative to the number of Multiple Voting Shares submitted for conversion. To the extent that the FPI Protective Restriction contained in this Section (f) applies, the determination of whether Multiple Voting Shares are convertible shall be in the sole discretion of the Company.~~

(iv)Mandatory Conversion. ~~Notwithstanding subsection (f)(iii),~~ the Company may require each holder of Multiple Voting Shares to convert all, and not less than all, the Multiple Voting Shares at the applicable Conversion Ratio (a “Mandatory Conversion”) if at any time all the following conditions are satisfied (or otherwise waived by special resolution of holders of Multiple Voting Shares):

(A)the Subordinate Voting Shares issuable upon conversion of all the Multiple Voting Shares are registered for resale and may be sold by the holder thereof pursuant to an effective registration statement and/or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

(B)the Company is subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act; and

(C)the Subordinate Voting Shares are listed or quoted (and are not suspended from trading) on a recognized North American stock exchange or by way of reverse takeover transaction on the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or Aequitas NEO Exchange (or any other stock exchange recognized as such by the Ontario Securities Commission).

The Company will issue or cause its transfer agent to issue each holder of Multiple Voting Shares of record a Mandatory Conversion Notice at least 20 days prior to the record date of the Mandatory Conversion, which shall specify therein, (i) the number of Subordinate Voting Shares into which the Multiple Voting Shares are convertible and (ii) the address of record for such older. On the record date of a Mandatory Conversion, the Company will issue or cause its transfer agent to issue each holder of record on the Mandatory Conversion Date certificates representing the number of Subordinate Voting Shares into which the Multiple Voting Shares are so converted and each certificate representing the Multiple Voting Shares shall be null and void.

(v)Beneficial Ownership Restriction: The Company shall not effect any conversion of Multiple Voting Shares, and a holder thereof shall not have the right to convert any portion of its Multiple Voting Shares, pursuant to section (f) or otherwise, to the extent that after giving effect to such issuance after conversion as set forth on the applicable Conversion Notice, the Holder (together with the Holder’s Affiliates (each, an “Affiliate” as defined in Rule 12b-2 under the U.S. Exchange Act), and any other persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of 9.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of

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Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the Conversion Notice (the “Beneficial Ownership Limitation”).

For purposes of the foregoing sentence, the number of Subordinate Voting Shares beneficially owned by the holder and its Affiliates shall include the number of Subordinate Voting Shares issuable upon conversion of Multiple Voting Shares with respect to which such determination is being made, but shall exclude the number of Subordinate Voting Shares which would be issuable upon (i) conversion of the remaining, non-converted portion of Multiple Voting Shares beneficially owned by the holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder or any of its Affiliates. In any case, the number of outstanding Subordinate Voting Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including Multiple Voting Shares subject to the Conversion Notice, by the holder or its Affiliates since the date as of which such number of outstanding Subordinate Voting Shares was reported. Except as set forth in the preceding sentence, for purposes of this Section (f)(v), beneficial ownership shall be calculated in accordance with Section 13(d) of the U.S. Exchange Act and the rules and regulations promulgated thereunder based on information provided by the shareholder to the Company in the Conversion Notice.

To the extent that the limitation contained in this Section (f)(v) applies and the Company can convert some, but not all, of such Multiple Voting Shares submitted for conversion, the Company shall convert Multiple Voting Shares up to the Beneficial Ownership Limitation in effect, based on the number of Multiple Voting Shares submitted for conversion on such date. The determination of whether Multiple Voting Shares are convertible (in relation to other securities owned by the holder together with any Affiliates) and of which Multiple Voting Shares are convertible shall be in the sole discretion of the Company, and the submission of a Conversion Notice shall be deemed to be the holder’s certification as to the holder’s beneficial ownership of Subordinate Voting Shares of the Company, and the Company shall have the right, but not the obligation, to verify or confirm the accuracy of such beneficial ownership.

The holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section (f)(v), provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of the Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the Conversion Notice and the provisions of this Section (f)(v) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section (f)(v) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Multiple Voting Shares.

(vi)Disputes. In the event of a dispute as to the number of Subordinate Voting Shares issuable to a Holder in connection with a conversion of Multiple Voting Shares, the Company shall issue to the Holder the number of Subordinate Voting Shares not in dispute and resolve such dispute in accordance with Section(f)(xiii).

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(vii)Mechanics of Conversion. Before any holder of Multiple Voting Shares shall be entitled to convert Multiple Voting Shares into Subordinate Voting Shares, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for Subordinate Voting Shares, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Subordinate Voting Shares are to be issued (each, a “Conversion Notice”). The Company shall (or shall cause its transfer agent to), as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of Subordinate Voting Shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Multiple Voting Shares to be converted, and the person or persons entitled to receive the Subordinate Voting Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Subordinate Voting Shares as of such date.

(viii)Adjustments for Distributions. In the event the Company shall declare a distribution to holders of Subordinate Voting Shares payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not otherwise causing adjustment to the Conversion Ratio (a “Distribution”), then, in each such case for the purpose of this subsection (f)(viii), the holders of Multiple Voting Shares shall be entitled to a proportionate share of any such Distribution as though they were the holders of the number of Subordinate Voting Shares into which their Multiple Voting Shares are convertible as of the record date fixed for the determination of the holders of Subordinate Voting Shares entitled to receive such Distribution.

(ix)Recapitalizations; Stock Splits. If at any time or from time-to-time, the Company shall (i) effect a recapitalization of the Subordinate Voting Shares; (ii) issue Subordinate Voting Shares as a dividend or other distribution on outstanding Subordinate Voting Shares; (iii) subdivide the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (iv) consolidate the outstanding Subordinate Voting Shares into a smaller number of Subordinate Voting Shares; or (v) effect any similar transaction or action (each, a “Recapitalization”), provision shall be made so that the holders of Multiple Voting Shares shall thereafter be entitled to receive, upon conversion of Multiple Voting Shares, the number of Subordinate Voting Shares or other securities or property of the Company or otherwise, to which a holder of Subordinate Voting Shares deliverable upon conversion would have been entitled on such Recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section (f) with respect to the rights of the holders of Multiple Voting Shares after the Recapitalization to the end that the provisions of this Section (f) (including adjustment of the Conversion Ratio then in effect and the number of Multiple Voting Shares issuable upon conversion of Multiple Voting Shares) shall be applicable after that event as nearly equivalent as may be practicable.

(x)No Fractional Shares and Certificate as to Adjustments. No fractional Subordinate Voting Shares shall be issued upon the conversion of any Multiple Voting Shares and the number of Subordinate Voting Shares to be issued shall be rounded up to the nearest whole Subordinate Voting Share. Whether or not fractional Subordinate Voting Shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Multiple Voting Shares the holder is at the time converting into Subordinate Voting Shares and the number of Subordinate Voting Shares issuable upon such aggregate conversion.

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(xi)Adjustment Notice. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section (f), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Multiple Voting Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Multiple Voting Shares, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Ratio for Multiple Voting Shares at the time in effect, and (C) the number of Subordinate Voting Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Multiple Voting Share.

(xii)Effect of Conversion. All Multiple Voting Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the time of conversion (the “Conversion Time”), except only the right of the holders thereof to receive Subordinate Voting Shares in exchange therefor and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion.

(xiii)Disputes. Any holder of Multiple Voting Shares that beneficially owns more than 5% of the issued and outstanding Multiple Voting Shares may submit a written dispute as to the determination of the conversion ratio or the arithmetic calculation of the conversion ratio of Multiple Voting Shares to Subordinate Voting Shares, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation by the Company to the Board of Directors with the basis for the disputed determinations or arithmetic calculations. The Company shall respond to the holder within five (5) Business Days of receipt, or deemed receipt, of the dispute notice with a written calculation of the conversion ratio, the Conversion Ratio, 40% Threshold, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable. If the holder and the Company are unable to agree upon such determination or calculation of the Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation, as applicable, within five (5) Business Days of such response, then the Company and the holder shall, within one (1) Business Day thereafter submit the disputed arithmetic calculation of the conversion ratio, Conversion Ratio, FPI Protective Restriction or the Beneficial Ownership Limitation to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the accountant to perform the determinations or calculations and notify the Company and the holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(g)Conversion Upon an Offer. In addition to the conversion rights set out in Section (f), in the event that an offer is made to purchase Subordinate Voting Shares, and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a province or territory of Canada to which the requirement applies, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio then in effect, at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer. The conversion right in this Section (g) may only be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the transfer agent for the Subordinate Voting Shares shall deposit under the offer the resulting Subordinate Voting Shares, on behalf of the holder.

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To exercise such conversion right, the holder or his or its attorney duly authorized in writing shall:

(i)give written notice to the transfer agent of the exercise of such right, and of the number of Multiple Voting Shares in respect of which the right is being exercised;

(ii)deliver to the transfer agent the share certificate or certificates representing the Multiple Voting Shares in respect of which the right is being exercised, if applicable; and (iii) pay any applicable stamp tax or similar duty on or in respect of such conversion.

No share certificates representing the Subordinate Voting Shares, resulting from the conversion of the Multiple Voting Shares will be delivered to the holders on whose behalf such deposit is being made. If Subordinate Voting Shares, resulting from the conversion and deposited pursuant to the offer, are withdrawn by the holder or are not taken up by the offeror, or the offer is abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion will be reconverted into Multiple Voting Shares at the inverse of Conversion Ratio then in effect and a share certificate representing the Multiple Voting Shares will be sent to the holder by the transfer agent. In the event that the offeror takes up and pays for the Subordinate Voting Shares resulting from conversion, the transfer agent shall deliver to the holders thereof the consideration paid for such shares by the offeror.

(h)Notices of Record Date. Except as otherwise provided under applicable law, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Multiple Voting Shares, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

APPENDIX 4
TO AMENDMENT RESOLUTION

Part 30:

Redemption by the Company.

(1)Interpretation. For the purposes of this Section, the following terms have the meanings specified below:

“Business” means the conduct of any activities relating to the cultivation, manufacturing and dispensing of cannabis and cannabis - derived products in the United States, which include the owning and operating of cannabis licenses.

“Fair Market Value” will equal: (i) the volume weighted average trading price (VWAP) of the Subordinate Voting Shares for the five (5) Trading Day period immediately after the date of the Redemption Notice on the Canadian Securities Exchange or other national or regional securities exchange on which such shares are listed, or (ii) if no such quotations are available, the fair market value per share of the Subordinate Voting Shares to be redeemed as set forth in the Valuation Opinion.

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“Governmental Authority” or “Governmental Authorities” means any United States or foreign, federal, state, county, regional, local or municipal government, any agency, administration, board, bureau, commission, department, service, or other instrumentality or political subdivision of the foregoing, and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or monetary policy (including any court or arbitration authority).

“Licenses” means all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers and entitlements issued by a Governmental Authority required for, or relating to, the conduct of the Business.

“Ownership” (and derivatives thereof) means (i) ownership of record as evidenced in the Company’s share register, (ii) “beneficial ownership” as defined in Section 1 of the Business Corporations Act (British Columbia), or (iii) the power to exercise control or direction over a security;

“Person” means an individual, partnership, corporation, limited liability company, trust or any other entity.

“Redemption” has the meaning ascribed in Section 5.

“Redemption Date” means the date on which the Company will redeem and pay for the Subordinate Voting Shares pursuant to Section 5. The Redemption Date will be not less than thirty (30) Trading Days following the date of the Redemption Notice unless a Governmental Authority requires that the Subordinate Voting Shares be redeemed as of an earlier date, in which case, the Redemption Date will be such earlier date and if there is an outstanding Redemption Notice, the Company will issue an amended Redemption Notice reflecting the new Redemption Date forthwith.

“Redemption Notice” has the meaning ascribed thereto in Section 6.

“Redemption Price” means the price per Subordinate Voting Share to be paid by the Company on the Redemption Date for the redemption of Shares pursuant to Section 5 and will be equal to the Fair Market Value of a Subordinate Voting Share, unless otherwise required by any Governmental Authority;

“Significant Interest” means ownership of five percent (5%) or more of all of the issued and outstanding Subordinate Voting Shares of the Company, assuming conversion of all Multiple Voting Shares and Super Voting Shares into Subordinate Voting Shares.

“Subject Shareholder” means a person, a group of persons acting in concert or a group of persons who, the board reasonably believes, are acting jointly or in concert.

“Trading Day” means a day on which trades of the Subordinate Voting Shares are executed on the Canadian Securities Exchange or any national or regional securities exchange on which the Subordinate Voting Shares are listed.

“Unsuitable Person” means (i) any person (including a Subject Shareholder) with a Significant Interest who a Governmental Authority granting the Licenses has determined to be unsuitable to own Subordinate Voting Shares; or (ii) any person (including a Subject Shareholder) with a Significant Interest whose ownership of Subordinate Voting Shares may result in the loss,

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suspension or revocation (or similar action) with respect to any Licenses or in the Company being unable to obtain any new Licenses in the normal course, including, but not limited to, as a result of such person's failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a Governmental Authority, as determined by the board, in its sole discretion, after consultation with legal counsel and if a license application has been filed, after consultation with the applicable Governmental Authority.

“Valuation Opinion” means a valuation and fairness opinion from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm.

(2)Subject to Section 4, no Subject Shareholder will acquire or dispose of a Significant Interest, directly or indirectly, in one or more transactions, without providing 15 days' advance written notice to the Company by mail sent to the Company's registered office to the attention of the Corporate Secretary.

(3)If the board reasonably believes that a Subject Shareholder may have failed to comply with the provisions of Section 2, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction for an order directing that the Subject Shareholder disclose the number of Shares held.

(4)The provisions of Sections 2 and 3 will not apply to the ownership, acquisition or disposition of Subordinate Voting Shares as a result of:

(a)	any transfer of Subordinate Voting Shares occurring by operation of law including, inter alia, the transfer of Subordinate Voting Shares of the Company to a trustee in bankruptcy;
(b)

an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold Subordinate Voting Shares for the purposes of distribution to the public or for the benefit of a third party provided that such third party is in compliance with Section 2; or

(c)

the conversion, exchange or exercise of securities of the Company (other than the Subordinate Voting Shares) duly issued or granted by the Company, into or for Subordinate Voting Shares, in accordance with their respective terms.

(5)At the option of the Company, Shares owned by an Unsuitable Person may be redeemed by the Company (the "Redemption") for the Redemption Price out of funds lawfully available on the Redemption Date. Shares redeemable pursuant to this Section 5 will be redeemable at any time and from time to time pursuant to the terms hereof.

(6)In the case of a Redemption, the Company will send a written notice to the holder of the Shares called for Redemption, which will set forth: (i) the Redemption Date, (ii) the number of Subordinate Voting Shares to be redeemed on the Redemption Date, (iii) the formula pursuant to which the Redemption Price will be determined and the manner of payment therefor, (iv) the place where such Subordinate Voting Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (if the Resulting Issuer is no longer listed on the Canadian Securities Exchange or another recognized securities exchange), and (vi) any other requirement of surrender of the Subordinate Voting Shares to be redeemed (the "Redemption Notice"). The Redemption Notice may be conditional such that the Company need not redeem the Subordinate Voting Shares owned by an Unsuitable Person on the Redemption Date if the board determines, in its sole

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discretion, that such Redemption is no longer advisable or necessary on or before the Redemption Date. The Company will send a written notice confirming the amount of the Redemption Price as soon as possible following the determination of such Redemption Price.

(7)The Company may pay the Redemption Price by using its existing cash resources, incurring debt, issuing additional Subordinate Voting Shares, issuing a promissory note in the name of the Unsuitable Person, any other means source permitted by applicable law, or by using a combination of the foregoing sources of funding.

(8)To the extent required by applicable laws, the Company may deduct and withhold any tax from the Redemption Price. To the extent any amounts are so withheld and are timely remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes herein as having been paid to the Person in respect of which such deduction and withholding was made.

(9)On and after the date the Redemption Notice is delivered, any Unsuitable Person owning Subordinate Voting Shares called for Redemption will cease to have any voting rights with respect to such Subordinate Voting Shares and on and after the Redemption Date specified therein, such holder will cease to have any rights whatsoever with respect to such Subordinate Voting Shares other than the right to receive the Redemption Price, without interest, on the Redemption Date; provided, however, that if any such Subordinate Voting Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Subordinate Voting Shares to a liquidating trust, subject to the approval of any applicable Governmental Authority), such persons may exercise voting rights of such Subordinate Voting Shares and the board may determine, in its sole discretion, not to redeem such Subordinate Voting Shares. Following any Redemption in accordance with the terms of this Schedule, the redeemed Subordinate Voting Shares will be cancelled.

(10)All notices given by the Company to holders of Subordinate Voting Shares pursuant to this Schedule, including the Redemption Notice, will be in writing and will be deemed given when delivered by personal service, overnight courier or first-class mail, postage prepaid, to the holder's registered address as shown on the Company's share register.

(11)The Company's right to redeem Subordinate Voting Shares pursuant to this Schedule will not be exclusive of any other right the Company may have or hereafter acquire under any agreement or any provision of the articles or notice of articles of the Company or otherwise with respect to the acquisition by the Company of Subordinate Voting Shares or any restrictions on holders thereof.

(12)In connection with the conduct of its Business, the Company may require that a Subject Shareholder provide to one or more Governmental Authorities, if and when required, information and fingerprints for a criminal background check, individual history form(s), and other information required in connection with applications for Licenses.

(13)In the event that any provision (or portion of a provision) of this Section or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Section (including the remainder of such provision, as applicable) will continue in full force and effect.

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EXHIBIT 10.52

FIFTH AMENDMENT TO LEASE AGREEMENT

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of October 27, 2023 (the “Amendment Effective Date”), by and between IIP-NY 2 LLC, a Delaware limited liability company (“Landlord”), and Vireo Health of New York, LLC, a New York limited liability company (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of October 23, 2017, as amended by that certain First Amendment to Lease Agreement dated as of December 7, 2018, as further amended by that certain Second Amendment to Lease Agreement dated as of April 10, 2020, as further amended by that certain Third Amendment to Lease Agreement dated as of September 24, 2021, and as further amended by that certain Fourth Amendment to Lease Agreement dated as of February 24, 2023 (collectively, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 256 County Route 117 in Perth, New York; and
B.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.
2.TI Allowance.  Tenant has requested, and Landlord has agreed, to increase the TI Allowance by an additional Fourteen Million Dollars ($14,000,000.00) (the “Third Additional TI Allowance”).  Accordingly, the first sentence of Section 5.1 of the Existing Lease is hereby amended and restated in its entirety as follows:

"Tenant shall cause appropriate improvements consistent with the Permitted Use (the "Tenant Improvements") to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit E (the "Work Letter") at a cost to Landlord not to exceed Sixty-Seven Million Four Hundred Thirty-Five Thousand Dollars ($67,435,000.00) (the "TI Allowance")."

In addition, the last two sentences of Section 5.2 of the Existing Lease are hereby deleted in their entirety and replaced with the following:

"In addition, Landlord’s obligation to disburse any of the TI Allowance in excess of Sixty-Five Million Four Hundred Thirty-Five Thousand Dollars ($65,435,000.00) shall be conditional upon the satisfaction of the following: (a) Tenant's delivery to Landlord of a certificate of occupancy for the Premises suitable for the Permitted Use, as applicable; (b) Tenant's delivery to Landlord of a Certificate of Substantial Completion in the form of the American Institute of Architects document G704, executed by the project architect and the general contractor or such other form or certification as may be reasonably acceptable to Landlord; (c) Tenant's satisfaction of the conditions precedent to funding of the TI Allowance set forth in Section 6.3 of the Work Letter; and (d) there shall be no uncured event of default by Tenant under this Lease.  Following the completion of the Tenant Improvements, Landlord may order, at Tenant’s expense, a current title report or lien search for the Premises to confirm that the Premises remains free and clear of all liens relating to the completion of the Tenant Improvements.  Tenant agrees to promptly pay or reimburse Landlord for the costs relating to such title report or lien search upon receipt of an invoice from Landlord."

3.Application of Security Deposit to Satisfy Mechanic’s Liens; Restoration Payments. Tenant acknowledges that (a) a claim of mechanic’s lien was filed on behalf of Johnson Controls, Inc. against the Property on September 14, 2023 in Fulton County, New York in the amount of Four Hundred Thirty-Nine Thousand Eight-Hundred Fifty-Nine and 26/100 Dollars ($439,859.26); (b) a claim of mechanic’s lien was filed on behalf of Jersen Construction Group, LLC against the Property on September 1, 2023 in Fulton County, New York in the amount of Five Hundred Thirty-Three Thousand Five-Hundred Eighty-Four and 03/100 Dollars ($533,584.03); and (c) a claim of mechanic’s lien was filed on behalf of Schenectady Hardware & Electric Co., Inc. against the Property on October 10, 2023 in Fulton County, New York in the amount of Three Million Three Hundred Fifty-Nine Thousand Eight Hundred Seventy-Six and 34/100 Dollars ($3,359,876.34) (collectively, the “Liens”).  Tenant has requested, and Landlord has agreed, to apply the entire Security Deposit toward the payment of the Liens.  Accordingly, Tenant agrees that Landlord may utilize the Security Deposits toward the amounts owed to one or more of the contractors for which the Liens were filed in such amounts as are deemed appropriate by Landlord, in its discretion, so long as applied toward one or more of the Liens (collectively, the “Security Deposit Drawdown”), provided that Landlord shall be entitled to require appropriate support documentation and releases from such contractors as a condition to any such payments being made by Landlord.  Notwithstanding any provisions in the Lease to the contrary, Tenant shall thereafter restore the Security Deposit over a twelve (12) month period commencing on February 1, 2024 and continuing each month thereafter through January 1, 2025, by paying a pro rata amount of the Security Deposit Drawdown concurrent with payments of monthly Rent during such period (the “Restoration Payments”).  Notwithstanding the foregoing and any provision of the Existing Lease, upon the occurrence of a subsequent Default under the Lease, Tenant shall be required to fully restore the Security Deposit and any portion of the Security Deposit Drawdown that has not been repaid to Landlord through Restoration Payments or otherwise shall be deemed immediately due and payable to Landlord, and if not paid within two (2) business days of the occurrence of such Default, such amounts shall thereafter be subject to late charges and accrue default interest under the Lease.
4.Monthly Base Rent.  Notwithstanding anything in the Existing Lease to the contrary, in consideration of the Third Additional TI Allowance, commencing on November 1, 2023: (a) the monthly Base Rent shall increase by Two Hundred Ten Thousand Dollars ($210,000.00) (the “Third Additional Base Rent”); (b) in lieu of the Base Rent adjustments set forth in Section 6.5 of the Existing Lease, the Third Additional Base Rent shall be subject to an annual upward adjustment of three percent (3.0%) of the then-current Third Additional Base Rent, with the first such adjustment to become effective commencing on November 1, 2024, and subsequent adjustments to become effective on every successive annual anniversary thereof for so long as the Lease continues in effect; and (c) the rent chart attached as Exhibit F to this Amendment sets forth the monthly aggregate Base Rent and Property Management Fee for the Term of the Lease, including the adjustments to Base Rent as set forth in the Lease.  Concurrently with the execution of this Amendment, Tenant shall prepay Rent for the time period from November 1, 2023 through January 31, 2024 in the aggregate amount of Two Million Nine Hundred Thirty-Four Thousand Nine Hundred Ninety-Nine and 90/100 Dollars ($2,934,999.90) (the “Prepaid Rent”), which consists of (x) Base Rent and Property Management Fees totaling Two Million Nine Hundred Eight Thousand Four Hundred Sixty and 34/100 Dollars ($2,908,460.34) and (y) pro rata estimated taxes and insurance premiums of Twenty-Six Thousand Five Hundred Thirty-Nine and 56/100 Dollars ($26,539.56).  Notwithstanding the foregoing, upon the occurrence of any subsequent Default by Tenant under the Lease, Landlord shall be entitled to apply such Prepaid Rent to any amounts due and payable by Tenant to Landlord as a result of such Default.
5.One-Time Lease Termination Option.  So long as there is no material default or any Default that has occurred and is continuing, Tenant shall have a one-time right, exercisable by written notice (the “Lease Termination Notice”) delivered to Landlord on or before January 15, 2024 (the “Termination Notice Expiration Date”), to terminate the Lease (the “Lease Termination”) effective as of a date specified therein that is on or before February 28, 2024 (the “Lease Termination Date”); provided that, on or prior to the Lease Termination Date: (a) Tenant pays to Landlord the sum of Fourteen Million Dollars ($14,000,000.00) (the “Lease Termination Fee”); (b) Tenant pays all amounts due and owing as Rent up to and through the Lease Termination Date; (c) Tenant vacates and surrenders the Premises to Landlord in the condition required by the Lease; (d) prior to the Lease Termination Date, Tenant has not surrendered, terminated, transferred or assigned its rights in any permits, licenses or approvals required by the applicable state and local authorities for the operation of the Premises as a licensed cannabis cultivation and processing facility, nor has Tenant entered into any contract or other agreement of any kind with any party regarding the foregoing; and (e) prior to the Lease Termination Date, no affiliate of Tenant under any Additional Lease Agreement shall have surrendered, terminated, transferred or assigned its rights in any permits, licenses or approvals required by the applicable state and local authorities for the operation of the premises as a licensed cannabis cultivation and processing facility, nor has such tenant entered into any contract or other agreement of any kind with any party regarding the foregoing.  Furthermore, so long as there is no material default or any Default that has occurred and is continuing, Tenant shall have the right to extend the Termination Notice Expiration Date from January 15, 2024 to March 15, 2024 by delivering all of the following to Landlord on or before February 1, 2024: (x) written notice of Tenant’s request to extend the Termination Notice Expiration Date; (y) the total amount of Rent due and payable on February 1, 2024, and (z) prepaid Rent for the full amount of Rent payable on March 1, 2024.  In the event that Tenant satisfies the foregoing requirements to extend the Termination Notice Expiration Date to March 15, 2024, then any subsequent Lease Termination Notice shall specify a date therein for the Lease Termination that is on or before April 30, 2024.  In the event that Tenant fails to deliver a Lease Termination Notice on or before the Termination Notice Expiration Date (as the same may be extended pursuant to this Section 5) or otherwise fails to satisfy the requirements of this Section 5 as set forth herein, then Tenant shall be deemed to have waived the right to terminate the Lease pursuant to this Section 5 and the provisions of this Section 5 shall be deemed null, void and of no further force and effect, provided that any Lease Termination Fee actually paid by Tenant to Landlord shall be applied toward Tenant’s obligations to pay Rent under the Lease.
6.Stipulation.  In consideration of Landlord agreeing to enter into this Amendment, upon Landlord’s request, Tenant shall execute and deliver to Landlord such stipulations of judgment, warrants and any other documents, and perform such other acts as may be required to permit (a) the immediate entry of a judgment of possession in favor of Landlord awarding it possession of the Premises, (b) the immediate issuance of a warrant of eviction directing the removal and eviction of Tenant and all other occupants from the Premises, including, without limitation a stipulation of settlement in the form substantially set forth as Exhibit G hereto (the “NY Stipulation”); (c) the immediate entry of a judgment of possession in favor of any affiliate of Landlord under an Additional Lease Agreement awarding it possession of the applicable premises; and (d) the immediate issuance of a warrant of eviction directing the removal and eviction of any affiliate of Tenant under an Additional Lease Agreement and all other occupants from the applicable premises (collectively, the “Eviction Documents”), which Eviction Documents shall be held in escrow by Landlord in accordance with the terms of this Section 6.  In the event that there is any monetary or material, non-monetary Default that is continuing or any monetary or material, non-monetary Default that occurs from and after February 1, 2024, then upon five (5) business days’ advance notice to Tenant and without limiting the exercise of any right or remedy that Landlord or any affiliate of Landlord may have under Applicable Laws or otherwise pursuant to the Lease or any Additional Lease Agreement, Landlord and any affiliate of Landlord under any Additional Lease Agreement shall have the automatic right, exercisable in its sole discretion, to file and submit one or more Eviction Documents to the appropriate authorities with jurisdiction, and Tenant agrees to reasonably cooperate and cause any affiliate of Tenant under any Additional Lease Agreement to reasonably cooperate in all respects to effectuate the surrender and turnover of possession of the Premises to Landlord in accordance with the terms of the Lease and of possession of the applicable premises to any affiliate of Landlord under any Additional Lease Agreement pursuant to the terms thereof.  In the event that Tenant or any affiliate of Tenant fails to deliver any Eviction Documents, including the NY Stipulation, within five (5) business days of Landlord’s request, such failure shall automatically be deemed a Default hereunder.
7.Cooperation; Reimbursements.  Tenant covenants and agrees to reasonably cooperate with Landlord in connection with any potential sale, re-lease, financing or sublet of the Premises, including with respect to any potential new tenants or subtenants that Landlord may introduce to Tenant.  Without limiting the foregoing, Tenant agrees to provide reasonable access to the Premises and to Tenant’s general contractor, subcontractors and appropriate key employees and to response to reasonable requests for information pertaining to the Premises in connection with any reasonable due diligence investigation undertaken by such third parties, provided Tenant shall not be required to incur any out of pocket costs or to provide proprietary or confidential information or trade secrets.  Tenant further agrees to exercise commercially reasonable efforts to continue to actively market Tenant’s business and/or an assignment or sublet of the Premises and upon request, to provide Landlord with status updates with respect to Tenant’s financial condition and any such marketing efforts or ongoing negotiations, subject to any confidentiality restrictions.

8.Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.
9.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
10.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.
11.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.
12.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
13.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-NY 2 LLC,

a Delaware limited liability company

By:

Name:Catherine Hastings

Title:Chief Operating Officer

TENANT:

VIREO HEALTH OF NEW YORK, LLC,

a New York limited liability company

By:
Name:
Title:

EXHIBIT 10.53

GOODNESS GROWTH HOLDINGS, INC.
NON-PLAN
STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:Joshua Rosen

Number of Shares:2,000,000 Subordinate Voting Shares

Date of Grant:December 14, 2022

Exercise Price per Share:USD$0.301

Expiration Date:	December 14, 2032 (5:00 p.m., Central Time on the day preceding the tenth anniversary of the Date of Grant.)

Vesting Schedule: Subject to the Employment Agreement by and between Vireo Health, Inc. (the “Subsidiary Employer”) and the optionee identified above (the “Optionee”), dated December 4, 2022 (the “Employment Agreement”), 500,000 of the Shares covered by the Option shall be immediately exercisable, 500,000 of the Shares covered by the Option shall become exercisable and vest on the March 1, 2023, an additional 500,000 of the Shares covered by the Option shall become exercisable and vest on June 1, 2023, and the final 500,000 of the Shares covered by the Option shall become exercisable and vest on October 1, 2023.

This is a non-statutory Stock Option Agreement (this “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Subsidiary Employer and the Optionee entered into the Employment Agreement.
2.Pursuant to the Employment Agreement, the Optionee is eligible to receive an incentive compensation in the form of an option to purchase subordinate voting shares (“Shares”) of the Company’s capital stock, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in

1 Closing price on Canadian Securities Exchange, 12/13/2022 (CAD$0.395) divided by Bank of Canada closing USD/CAD exchange rate, 12/13/2022 (1.3547) = USD$0.29156. To avoid issuing in-the-money options, rounded up to USD$0.30.

the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.
3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is employed by the Company on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.
(4)For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), Optionee may exercise his Option within thirty (30) days of termination, or such longer period of time as is specified in section 9.2(b) of the Employment Agreement. Unless otherwise provided by the Board, if on the date of termination Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination Optionee does not exercise his or her Option within the time specified by the Board, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his or her Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination Optionee does not exercise his Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.

5.Manner of Option Exercise.
5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in the Employment Agreement and in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 or 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Employment Agreement or this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise set forth in this Agreement.

8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail.
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, adminstrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.
14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this

Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.
15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code (“Section 409A)), and to the administrative regulations and rulings promulgated thereunder.
16.Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.
17.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Kyle Kingsley

Kyle Kingsley

Its:Chief Executive Officer

OPTIONEE /s/ Joshua Rosen Joshua Rosen

EXHIBIT 10.54

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:Kyle Kingsley

Number of Shares:671,402 Subordinate Voting Shares

Date of Grant:December 14, 2022

Exercise Price per Share:USD$0.301

Expiration Date:December 14, 2032 (5:00 p.m., Central Time on the day preceding the tenth anniversary of the Date of Grant.)

Exercise Schedule: Subject to Section 4 hereof 25% (167,850) of the Shares covered by the Option shall become exercisable and vest on the December 31, 2023, an additional 6.25% (41,962) of the Shares covered by the Option shall become exercisable and vest on March 31, 2024, and an additional 6.25% (41,962) of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through September 30, 2026, and a final 41,970 of the Shares covered by the Option shall vest on December 31, 2026, such that all Shares covered by the Option shall be exercisable on December 31, 2026.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”).
2.Pursuant to the Second Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in

1 Closing price on Canadian Securities Exchange, 12/13/2022 (CAD$0.395) divided by Bank of Canada closing USD/CAD exchange rate, 12/13/2022 (1.3547) = USD$0.29156. To avoid issuing in-the-money options, rounded up to USD$0.30.

the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.
3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.
1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified by the Board, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.
5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to

Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.

14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.
15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ John Heller

John Heller

Its:Chief Financial Officer

OPTIONEE /s/ Kyle Kingsley Kyle Kingsley

EXHIBIT 10.55

GOODNESS GROWTH HOLDINGS, INC.
INCENTIVE STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:Kyle Kingsley

Number of Shares:5,100,821 Subordinate Voting Shares

Date of Grant:January 4, 2023

Exercise Price per Share:USD$0.33

Expiration Date:May 1, 2028 (5:00 p.m., Central Time)

Vesting and Exercise: 100% of the Shares covered by the Option are immediately exercisable and vested upon grant.

This is an Incentive Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the optionee identified above (“Optionee”), entered into and effective as of date of grant identified above (the “Grant Date”). Any capitalized term that is not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.

II.BACKGROUND
1.The Company has adopted and maintains the Plan authorizing the Administrator to, among other things, grant Incentive Stock Options to certain Employees, Directors, Consultants, and other persons providing services to the Company and its Subsidiaries.
2.The Administrator has determined that Optionee is eligible to receive an Award under the Plan in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Plan, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. The Option is intended to be an “incentive stock option” as that term is defined in Section 422 of the Code and is subject to the $100,000 limitation described in Section 6(c) of the Plan, including the provisions of that Section 6(c) that treat any portion of the Option that exceeds such limitation, or does not otherwise qualify as an incentive stock option, as a Non-statutory Stock Option that is not an incentive stock option but otherwise exercisable on, and subject to, the same terms as the Option.
2.Exercise Price per Share. The Exercise Price per Share shall not be less than the Fair Market Value per Share as of the Grant Date, or if Optionee owns stock representing greater than 10% of the voting power of the Company or any Parent or Subsidiary (a “10% Owner”), 110% of the Fair Market Value per Share as of the Grant Date, as may be further adjusted pursuant to the Plan.

3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earliest of (i) the Expiration Date (which date may be no later than ten years after the Grant Date, or for a 10% Owner, five years after the Grant Date), (ii) upon the expiration of any termination set forth in Section 6(f) of the Plan, or (iii) pursuant to Section 13(a) or (c) of the Plan; provided, that unless otherwise provided by the Administrator, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is employed by the Company on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. If a Change in Control occurs, effective upon such Change in Control, the Option shall be treated as determined by the Administrator under Section 13(c) of the Plan.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be a Service Provider, other than upon Optionee’s termination as the result of Optionee’s Disability or death, the Option shall be treated as set forth under Section 6(f)(ii) of the Plan.
4.4Disability or Death of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s death or Disability, the Option shall be treated as set forth under Section 6(f)(iii) or (iv) of the Plan, respectively.
5.Manner of Option Exercise.
5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Administrator, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by the Plan and Section 6 below, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Administrator, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.

5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares distributable under the Plan shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of the Plan and this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Plan.
8.Restrictive Covenants Agreement. As an inducement to the Company to enter into this Agreement and grant the Option to Optionee, Optionee has executed or shall duly execute a Confidential Information, Intellectual Property Rights, Non-Competition and Non-Solicitation Agreement (the “Restrictive Covenants Agreement”), in the form approved by the Company as of the Date of Grant. Optionee acknowledges and agrees that the Company’s execution of this Agreement and the grant of the Option to Optionee are conditioned upon Optionee having previously executed or executing the Restrictive Covenants Agreement.
9.Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
10.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX

REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
11.Adjustments. Subject to the terms and conditions set forth in the Plan, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
12.Subject to Plan. The Option and the Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement shall be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement shall be interpreted by reference to the Plan. If any provisions of this Agreement are inconsistent with the terms of the Plan, the terms of the Plan shall prevail.
13.Shareholder Agreements. Upon the exercise of the Option, Optionee shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Optionee; and if Optionee fails to execute and deliver any such agreement, such Optionee shall nevertheless hold all stock subject to, and be bound by, such agreement.
14.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties to this Agreement.
15.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Plan and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.
16.Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option and the administration of the Plan.
17.Amendment and Waiver. Other than as provided in the Plan and subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Administrator may amend the Plan or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

18.Tax Consequences. OPTIONEE SHALL OBTAIN HIS/HER OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Grant Date, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. Optionee should seek professional tax advice before exercising the Option or disposing of the Shares.
19.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Grant Date.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ John Heller

John Heller

Its:Chief Financial Officer

By execution of this Agreement, Optionee acknowledges having received a copy of the Plan and agrees to all of the terms and conditions described in this Agreement and in the Plan.	OPTIONEE /s/ Kyle Kingsley Kyle Kingsley

EXHIBIT 10.56

GOODNESS GROWTH HOLDINGS, INC.
NON-PLAN
RESTRICTED STOCK UNIT AGREEMENT

(Employee Restricted Stock Unit Award)

I.	NOTICE OF GRANT

Name of Recipient:Kyle Kingsley

Number of Restricted Stock Units:679,064

Date of Grant:December 14, 2022

Vesting Schedule: Subject to Section III.4 hereof and to the Employment Agreement by and between Vireo Health, Inc. (the “Subsidiary Employer”) and the Recipient identified above (“Recipient”), dated December 21, 2020 (the “Original Agreement”), as amended by an Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”), the Restricted Stock Units (hereinafter defined) shall vest ratably on each of the first three anniversaries of the date of grant identified above (the “Date of Grant”), provided that the Recipient is a Service Provider on the applicable vesting date.

This is a Restricted Stock Unit Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc. and successor to Vireo Health, Inc. (the “Company”), and the Recipient, entered into and effective as of the Date of Grant.

II.	BACKGROUND
1.	The Subsidiary Employer and Recipient entered into the Employment Agreement.
2.	Recipient is eligible to receive an award under the Employment Agreement in the form of Restricted Stock Units, as further described in this Agreement.
III.	AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Restricted Stock Units to Recipient under the terms and conditions as follows:
1.	Grant of Award. The Company hereby grants to Recipient, as of the Date of Grant and subject to the terms and conditions of this Agreement and the Employment Agreement, the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents the right to receive one Share, or a cash payment equal to the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) of one Share as of the trading day prior to the date of settlement of the Award.
2.	Vesting and Forfeiture. The Award will vest as to the number of Restricted Stock Units and on the dates specified in the Notice of Grant above. Except as otherwise expressly provided in this Agreement or the Employment Agreement, if Recipient ceases to be an employee, member of the board of directors of the Company (the “Board”), or otherwise engaged by the Company or any affiliate of the Company to render services to such entity, then all Restricted Stock Units subject to this Award that have not yet vested shall be forfeited. In the event of the Recipient’s separation from service (as such term is defined in Section 409A of the Code and its related regulations (“409A”)) by the Company for Cause, all Restricted Stock Units, whether vested or unvested, shall be cancelled and forfeited as of the date of such separation from service for no consideration. In the event of the Recipient’s separation from service for any reason other than Cause, all vested Restricted Stock Units will remain outstanding and eligible for settlement on a Trigger Date.
3.	Nature of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Award are bookkeeping entries only and do not provide Recipient with any dividend, voting or other rights of a shareholder of the Company. The Restricted Stock Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in this Agreement are satisfied.
4.	Settlement of Units. Subject to the provisions of the Employment Agreement and this Agreement, the Company shall settle each vested Restricted Stock Unit by delivering to Recipient one Share to which such vested Restricted Stock Unit relates, a cash payment equal to the Fair Market Value of one such Share, or a combination of both upon the earliest to occur of the following (such earliest date being referred to herein as the “Trigger Date”): (a) the third (3rd) anniversary of the Date of Grant; (b) the death or permanent disability (as such term is defined in 409A) of Recipient; (c) a Change in Control of the Company; or (d) eighteen (18) months after the Recipient’s separation from service (as such term is defined in 409A) by the Company without Cause or by the Recipient for “Good Reason.”

For this purpose, “Cause” and “Good Reason” shall have the meanings ascribed to such terms in the Employment Agreement.

Such settlement shall occur as soon as practicable following the Trigger Date (but in no event later than ninety (90) days following the Trigger Date); provided, however, that if Recipient is a Specified Employee (as defined in 409A) and the Trigger Date is that which is described in subsection (d), above, then, to the extent required to comply with 409A, the settlement shall occur on the first business day following the earlier of (i) the day that is six (6) months after the Recipient’s separation from service, or (ii) the Recipient’s death.

5.	Transferability. The Award may not be assigned or transferred by Recipient other than by will or the laws of descent and distribution. The Restricted Stock Units held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Restricted Stock Units immediately prior to the transfer.
6.	No Shareholder Rights. Neither Recipient nor any permitted transferee of the Award will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Award unless and until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Employment Agreement.

7.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.
7.1	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available hereunder, will adjust the number, class, and price of shares of stock covered by the Award.
7.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Recipient as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
7.3	Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Board determines (subject to the provisions of the following paragraph) without a Recipient’s consent, including, without limitation, that (A) Award will be assumed, or substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice, the Award will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) any outstanding Award will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Board determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of the Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Recipient’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Recipient’s rights, then the Award may be terminated by the Company without payment), or (II) the replacement of the Award with other rights or property selected by the Board in its sole discretion; or (E) any combination of the foregoing. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Recipient will fully vest in and have the right to exercise all of his or her unvested Restricted Stock Units, and all restrictions on such Restricted Stock Units will lapse.
7.4	For the purposes of this Section III.7, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its publicly-traded parent company, the Board may, with the consent of the successor corporation, provide for the consideration to be received the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
7.5	Notwithstanding anything in this Section III.7 to the contrary, if a payment under this Agreement is subject to 409A and if the change in control definition contained in this Agreement does not comply with the definition of “change of control” for purposes of a distribution under 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under 409A without triggering any penalties applicable under 409A.
8.	Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Recipient may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.	Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF RECIPIENT (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO RECIPIENT FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE AWARD, INCLUDING, WITHOUT LIMITATION, THE GRANT OR SETTLEMENT OF THE RESTRICTED STOCK UNITS. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, RECIPIENT AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE OR LOCAL LAW.
10.	Adjustments. Subject to the terms and conditions set forth in the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Recipient, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to the Award.

11.	Additional Definitions.
11.1	“Change in Control” means the occurrence of any of the following events:
(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or
(ii)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)	For purposes of this Section III.11.a, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)	Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)	Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
11.2	“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Canadian Securities Exchange (the “CSE”), the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market of The Nasdaq Stock Market, or the NYSE American its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or
(iii)	In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Board.
11.3	“Share” means a Subordinate Voting Share of the Company’s capital stock, which is intended to qualify as service recipient stock under Treasury Regulation 1.409A-1(b)(5)(iii), as adjusted pursuant to Section 10 of this Agreement.
11.4	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to this Agreement. Each Restricted Stock Unit will be settled in Shares or cash, at the discretion of the Board. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
12.	Subject to Employment Agreement. The Award has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail.
13.	Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

14.	Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of laws provisions.
15.	Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and settlement of this Award and the administration of the Employment Agreement and supersede all prior agreements, arrangements, Employment Agreement and understandings relating to the grant and settlement of this Award.
16.	Amendment and Waiver. Other than as provided in the Employment Agreement and subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, Recipient agrees that the Administrator may amend the Employment Agreement or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Employment Agreement or the Agreement to any present or future law relating to Employment Agreement of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.
17.	Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Recipient’s acceptance of this Agreement by electronic means. Recipient hereby consents to receive all applicable documentation by electronic delivery and to participate in the Employment Agreement through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock Employment Agreement administrator.

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ John Heller

John Heller

Its:Chief Financial Officer

RECIPIENT

/s/ Kyle Kingsley

Kyle Kingsley

EXHIBIT 10.57

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:John Heller

Number of Shares:287,888 Subordinate Voting Shares

Date of Grant:June 7, 2023

Exercise Price per Share:USD$0.1757

Expiration Date:June 6, 2033 (5:00 p.m., Central Time)

Exercise Schedule: Subject to Section 4 hereof: (1) 71,972 of the Shares covered by the Option are vested upon grant and immediately exercisable; (2) 17,993 of the Shares covered by the Option shall become exercisable and vest on June 30, 2023; (3) an additional 17,993 of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through March 31, 2026; such that all Shares covered by the Option shall be exercisable on March 31, 2026.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement Agreement dated February 2, 2022 (the “First Amendment”), a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment”), and a Third Amendment to Employment Agreement dated June 6, 2023 (the “Third Amendment” and, collectively with the Original Agreement, the First Amendment, and the Second Amendment, the “Employment Agreement”).
2.Pursuant to the Third Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall be as specified above and, in any event, shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.

3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (as defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.

1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified in this Section 4.3, the Option will expire, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.

5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.
14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Joshua Rosen

Joshua Rosen

Its:Interim Chief Executive Officer

OPTIONEE /s/ John Heller John Heller

EXHIBIT 10.58

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:John Heller

Number of Shares:1,314,941 Subordinate Voting Shares

Date of Grant:June 7, 2023

Exercise Price per Share:USD$0.1757

Expiration Date:June 6, 2033 (5:00 p.m., Central Time)

Exercise Schedule: Subject to Section 4 hereof: (1) 821,838 of the Shares covered by the Option are vested upon grant and immediately exercisable; (2) 82,184 of the Shares covered by the Option shall become exercisable and vest on June 30, 2023; (3) an additional 82,184 of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through September 30, 2024; such that all Shares covered by the Option shall be exercisable on September 30, 2024.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement Agreement dated February 2, 2022 (the “First Amendment”), a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment”), and a Third Amendment to Employment Agreement dated June 6, 2023 (the “Third Amendment” and, collectively with the Original Agreement, the First Amendment, and the Second Amendment, the “Employment Agreement”).
2.Pursuant to the Third Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall be as specified above and, in any event, shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.

3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (as defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.

1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified in this Section 4.3, the Option will expire, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.

5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.
14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Joshua Rosen

Joshua Rosen

Its:Interim Chief Executive Officer

OPTIONEE /s/ John Heller John Heller

EXHIBIT 10.59

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:Patrick Peters

Number of Shares:247,131 Subordinate Voting Shares

Date of Grant:December 14, 2022

Exercise Price per Share:USD$0.301

Expiration Date:December 14, 2032 (5:00 p.m., Central Time on the day preceding the tenth anniversary of the Date of Grant.)

Exercise Schedule: Subject to Section 4 hereof 25% (61,785) of the Shares covered by the Option shall become exercisable and vest on the December 31, 2023, an additional 6.25% (15,446) of the Shares covered by the Option shall become exercisable and vest on March 31, 2024, and an additional 6.25% (15,446) of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through September 30, 2026, and a final 15,450 of the Shares covered by the Option shall vest on December 31, 2026, such that all Shares covered by the Option shall be exercisable on December 31, 2026.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”).
2.Pursuant to the Second Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in

1 Closing price on Canadian Securities Exchange, 12/13/2022 (CAD$0.395) divided by Bank of Canada closing USD/CAD exchange rate, 12/13/2022 (1.3547) = USD$0.29156. To avoid issuing in-the-money options, rounded up to USD$0.30.

the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.
3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.
1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified by the Board, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.
5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to

Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.

14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.
15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Kyle Kingsley

Kyle Kingsley

Its:Chief Executive Officer

OPTIONEE /s/ Patrick Peters Patrick Peters

EXHIBIT 10.60

GOODNESS GROWTH HOLDINGS, INC.
NON-PLAN
RESTRICTED STOCK UNIT AGREEMENT

(Employee Restricted Stock Unit Award)

I.	NOTICE OF GRANT

Name of Recipient:Patrick Peters

Number of Restricted Stock Units:205,777

Date of Grant:December 14, 2022

Vesting Schedule: Subject to Section III.4 hereof and to the Employment Agreement by and between Vireo Health, Inc. (the “Subsidiary Employer”) and the Recipient identified above (“Recipient”), dated December 21, 2020 (the “Original Agreement”), as amended by an Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”), the Restricted Stock Units (hereinafter defined) shall vest ratably on each of the first three anniversaries of the date of grant identified above (the “Date of Grant”), provided that the Recipient is a Service Provider on the applicable vesting date.

This is a Restricted Stock Unit Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc. and successor to Vireo Health, Inc. (the “Company”), and the Recipient, entered into and effective as of the Date of Grant.

II.	BACKGROUND
1.	The Subsidiary Employer and Recipient entered into the Employment Agreement.
2.	Recipient is eligible to receive an award under the Employment Agreement in the form of Restricted Stock Units, as further described in this Agreement.
III.	AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Restricted Stock Units to Recipient under the terms and conditions as follows:
1.	Grant of Award. The Company hereby grants to Recipient, as of the Date of Grant and subject to the terms and conditions of this Agreement and the Employment Agreement, the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents the right to receive one Share, or a cash payment equal to the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) of one Share as of the trading day prior to the date of settlement of the Award.
2.	Vesting and Forfeiture. The Award will vest as to the number of Restricted Stock Units and on the dates specified in the Notice of Grant above. Except as otherwise expressly provided in this Agreement or the Employment Agreement, if Recipient ceases to be an employee, member of the board of directors of the Company (the “Board”), or otherwise engaged by the Company or any affiliate of the Company to render services to such entity, then all Restricted Stock Units subject to this Award that have not yet vested shall be forfeited. In the event of the Recipient’s separation from service (as such term is defined in Section 409A of the Code and its related regulations (“409A”)) by the Company for Cause, all Restricted Stock Units, whether vested or unvested, shall be cancelled and forfeited as of the date of such separation from service for no consideration. In the event of the Recipient’s separation from service for any reason other than Cause, all vested Restricted Stock Units will remain outstanding and eligible for settlement on a Trigger Date.
3.	Nature of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Award are bookkeeping entries only and do not provide Recipient with any dividend, voting or other rights of a shareholder of the Company. The Restricted Stock Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in this Agreement are satisfied.
4.	Settlement of Units. Subject to the provisions of the Employment Agreement and this Agreement, the Company shall settle each vested Restricted Stock Unit by delivering to Recipient one Share to which such vested Restricted Stock Unit relates, a cash payment equal to the Fair Market Value of one such Share, or a combination of both upon the earliest to occur of the following (such earliest date being referred to herein as the “Trigger Date”): (a) the third (3rd) anniversary of the Date of Grant; (b) the death or permanent disability (as such term is defined in 409A) of Recipient; (c) a Change in Control of the Company; or (d) eighteen (18) months after the Recipient’s separation from service (as such term is defined in 409A) by the Company without Cause or by the Recipient for “Good Reason.”

For this purpose, “Cause” and “Good Reason” shall have the meanings ascribed to such terms in the Employment Agreement.

Such settlement shall occur as soon as practicable following the Trigger Date (but in no event later than ninety (90) days following the Trigger Date); provided, however, that if Recipient is a Specified Employee (as defined in 409A) and the Trigger Date is that which is described in subsection (d), above, then, to the extent required to comply with 409A, the settlement shall occur on the first business day following the earlier of (i) the day that is six (6) months after the Recipient’s separation from service, or (ii) the Recipient’s death.

5.	Transferability. The Award may not be assigned or transferred by Recipient other than by will or the laws of descent and distribution. The Restricted Stock Units held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Restricted Stock Units immediately prior to the transfer.
6.	No Shareholder Rights. Neither Recipient nor any permitted transferee of the Award will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Award unless and until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Employment Agreement.

7.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.
7.1	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available hereunder, will adjust the number, class, and price of shares of stock covered by the Award.
7.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Recipient as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
7.3	Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Board determines (subject to the provisions of the following paragraph) without a Recipient’s consent, including, without limitation, that (A) Award will be assumed, or substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice, the Award will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) any outstanding Award will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Board determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of the Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Recipient’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Recipient’s rights, then the Award may be terminated by the Company without payment), or (II) the replacement of the Award with other rights or property selected by the Board in its sole discretion; or (E) any combination of the foregoing. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Recipient will fully vest in and have the right to exercise all of his or her unvested Restricted Stock Units, and all restrictions on such Restricted Stock Units will lapse.
7.4	For the purposes of this Section III.7, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its publicly-traded parent company, the Board may, with the consent of the successor corporation, provide for the consideration to be received the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
7.5	Notwithstanding anything in this Section III.7 to the contrary, if a payment under this Agreement is subject to 409A and if the change in control definition contained in this Agreement does not comply with the definition of “change of control” for purposes of a distribution under 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under 409A without triggering any penalties applicable under 409A.
8.	Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Recipient may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.	Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF RECIPIENT (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO RECIPIENT FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE AWARD, INCLUDING, WITHOUT LIMITATION, THE GRANT OR SETTLEMENT OF THE RESTRICTED STOCK UNITS. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, RECIPIENT AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE OR LOCAL LAW.
10.	Adjustments. Subject to the terms and conditions set forth in the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Recipient, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to the Award.

11.	Additional Definitions.
11.1	“Change in Control” means the occurrence of any of the following events:
(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or
(ii)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)	For purposes of this Section III.11.a, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)	Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)	Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
11.2	“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Canadian Securities Exchange (the “CSE”), the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market of The Nasdaq Stock Market, or the NYSE American its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or
(iii)	In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Board.
11.3	“Share” means a Subordinate Voting Share of the Company’s capital stock, which is intended to qualify as service recipient stock under Treasury Regulation 1.409A-1(b)(5)(iii), as adjusted pursuant to Section 10 of this Agreement.
11.4	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to this Agreement. Each Restricted Stock Unit will be settled in Shares or cash, at the discretion of the Board. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
12.	Subject to Employment Agreement. The Award has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail.
13.	Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

14.	Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of laws provisions.
15.	Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and settlement of this Award and the administration of the Employment Agreement and supersede all prior agreements, arrangements, Employment Agreement and understandings relating to the grant and settlement of this Award.
16.	Amendment and Waiver. Other than as provided in the Employment Agreement and subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, Recipient agrees that the Administrator may amend the Employment Agreement or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Employment Agreement or the Agreement to any present or future law relating to Employment Agreement of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.
17.	Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Recipient’s acceptance of this Agreement by electronic means. Recipient hereby consents to receive all applicable documentation by electronic delivery and to participate in the Employment Agreement through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock Employment Agreement administrator.

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Kyle Kingsley

Kyle Kingsley

Its:Chief Executive Officer

RECIPIENT

/s/ Patrick Peters

Patrick Peters

EXHIBIT 10.61

GOODNESS GROWTH HOLDINGS, INC.
NON-STATUTORY STOCK OPTION AGREEMENT

I.NOTICE OF GRANT

Name of Optionee:Amber Shimpa

Number of Shares:321,284 Subordinate Voting Shares

Date of Grant:December 14, 2022

Exercise Price per Share:USD$0.301

Expiration Date:	December 14, 2032 (5:00 p.m., Central Time on the day preceding the tenth anniversary of the Date of Grant.)

Exercise Schedule: Subject to Section 4 hereof 25% (80,231) of the Shares covered by the Option shall become exercisable and vest on the December 31, 2023, an additional 6.25% (20,080) of the Shares covered by the Option shall become exercisable and vest on March 31, 2024, and an additional 6.25% (20,080) of the Shares covered by the Option shall become exercisable and vest on the last day of each calendar quarter thereafter through September 30, 2026, and a final 20,083 of the Shares covered by the Option shall vest on December 31, 2026, such that all Shares covered by the Option shall be exercisable on December 31, 2026.

This is non-statutory Stock Option Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc., and successor to Vireo Health, Inc. (the “Company”), and the Optionee entered into and effective as of date of grant identified above (the “Date of Grant”).

II.BACKGROUND
1.The Company and the Optionee entered into an Employment Agreement dated December 1, 2020 (the “Original Agreement”), as amended by a First Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”).
2.Pursuant to the Second Amendment, the Optionee is eligible to receive an incentive compensation in the form of an Option, as further described in this Agreement.
III.AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Option to Optionee under the terms and conditions as follows.
1.Grant of Option. The Company hereby grants to Optionee an Option to purchase the Shares specified above, according to the terms and subject to the conditions hereinafter set forth and as set forth in

1 Closing price on Canadian Securities Exchange, 12/13/2022 (CAD$0.395) divided by Bank of Canada closing USD/CAD exchange rate, 12/13/2022 (1.3547) = USD$0.29156. To avoid issuing in-the-money options, rounded up to USD$0.30.

the Employment Agreement. The Option is not an incentive stock option as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
2.Exercise Price per Share. The Exercise Price per Share shall not be less than the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) per Share as of the trading day prior to the Date of Grant.
3.Expiration. The Option shall expire at 5:00 p.m. Central Time on the earlier of (i) the Expiration Date (which date may be no later than ten years after the Date of Grant, and (ii) the time specified in section 9.2(b) of the Employment Agreement; provided that, if on the date of termination Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option will be forfeited and lapse.
4.Vesting and Exercise.
4.1Vesting Schedule. The Option will vest and become exercisable as to the number of Shares and on the dates specified in the Notice of Grant above, but only if Optionee is a Service Provider (defined below) on such dates. The exercise schedule will be cumulative, meaning that to the extent the Option has not been exercised and has not expired, terminated, or been cancelled, the Option may be exercised to purchase all or any portion of the Shares available under the exercise schedule.
4.2Change in Control. (a) “Change in Control” means the occurrence of any of the following events:
(i)Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Company’s board of directors (the “Board”) will not be considered a Change in Control; or
(ii)Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv)The occurrence of any of the events described in subsections (i), (ii) or (iii) above may also be referred to as a “CIC Transaction” herein and in the Employment Agreement.
1.For purposes of this Section 4.2, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)Notwithstanding the foregoing, a transaction will not be deemed a Change in Control or a CIC Transaction unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)Further and for the avoidance of doubt, a transaction will not constitute a Change in Control or a CIC Transaction if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
4.3Termination of Relationship as a Service Provider. If Optionee ceases to be an employee, member of the Board or consultant to Company (“Service Provider”), other than upon Optionee’s termination as a Service Provider as the result of Optionee’s death or total and permanent disability as defined in Code Section 22(e)(3), as reasonably determined by the Board (“Disability”), the Optionee may exercise his/her/their Option within thirty (30) days of termination, or such longer period of time as is specified in section 2.b of the First Amendment. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified by the Board, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.4Disability of Optionee. If Optionee ceases to be a Service Provider as a result of Optionee’s Disability, he may exercise his/her/their Option within six (6) months of termination, or such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in the this Agreement) to the extent the Option is vested on the date of termination. Unless otherwise provided by the Board, if on the date of termination the Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If after termination the Optionee does not exercise his/her/their Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
4.5Death of Optionee. If Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or within such longer period of time as is specified in the Employment Agreement (but in no event later than the expiration of the term of such Option as set forth in this Agreement) to the extent that the Option is vested on the date of death, by Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form reasonably acceptable to the Board. If no such beneficiary has been designated by Optionee, then such Option may be exercised by the personal representative of Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution. If at the time of death Optionee is not vested as to his/her/their entire Option, the Shares covered by the unvested portion of the Option will be forfeit and lapse. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will be forfeit and lapse.
5.Manner of Option Exercise.
5.1Notice. This Option may be exercised by Optionee in whole or in part from time to time, subject to the conditions contained in this Agreement, by delivery, in person, by electronic transmission, or through the mail, to the Company at its principal executive office in Minneapolis, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice must be in a form satisfactory to the Board, must identify the Option, must specify the number of Shares with respect to which the Option is being exercised, and must be signed by the person so exercising the Option. Such notice must be accompanied by payment in full of the total exercise price of the Shares purchased based on the Exercise Price per Share. In the event that the Option is being exercised, as provided by Sections 4 and 6 of this Agreement, by any person or persons other than Optionee, the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option.
5.2Payment. At the time of exercise of this Option, Optionee shall pay the total exercise price of the Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Board, in its sole discretion and to the extent permitted by law, may allow such payment to be made, in whole or in part, through a cashless exercise in which Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired; by delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price of such Shares; or by authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised.
5.3Delivery of Certificates. As soon as practicable after the effective exercise of the Option, Optionee shall be recorded on the stock transfer books of the Company as the owner of the Shares purchased, and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership, electronic delivery of such Shares to a brokerage account designated by such person, or book-entry registration of such Shares with the Company’s transfer agent. Notwithstanding anything to the contrary in this Agreement, no certificate, electronic delivery or book-entry registration representing the Shares shall be issued and delivered unless the issuance thereof complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. All Shares so issued shall be fully paid and nonassessable.
6.Transferability. During the lifetime of Optionee, only Optionee or Optionee’s guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by Optionee otherwise than by will or the laws of descent and distribution. The Option held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to its transfer and may be exercised by such transferee as and to the extent that the Option has become exercisable and has not terminated in accordance with the provisions of this Agreement.
7.No Shareholder Rights. Neither Optionee nor any permitted transferee of this Option will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Option until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to

Optionee’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made.
8.Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Optionee may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Option, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF OPTIONEE (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO OPTIONEE FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE OPTION, INCLUDING, WITHOUT LIMITATION, THE GRANT OR EXERCISE OF THIS OPTION OR A DISQUALIFYING DISPOSITION OF ANY SHARES, OR (B) REQUIRE OPTIONEE PROMPTLY TO REMIT THE AMOUNT OF SUCH WITHHOLDING TO THE COMPANY BEFORE ACTING ON OPTIONEE’S NOTICE OF EXERCISE OF THIS OPTION. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, OPTIONEE AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE, OR LOCAL LAW.
10.Adjustments. Subject to the terms and conditions set forth in this Agreement or the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board, in order to prevent dilution or enlargement of the rights of Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.
11.Subject to Employment Agreement. The Option has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail
12.Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the parties to this Agreement.
13.Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of law provisions.

14.Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and supersede all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.
15.Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, the Optionee agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

15Tax Consequences. OPTIONEE SHALL OBTAIN HIS OWN LEGAL AND TAX ADVICE REGARDING THE EXERCISE OF ALL OR ANY PORTION OF THE OPTION AND THE DISPOSITION OF ANY SHARES AND SHALL NOT BE ENTITLED TO RELY UPON ANY STATEMENTS OR CALCULATIONS, ORAL OR WRITTEN, PROVIDED BY THE COMPANY OR ANY EMPLOYEE OR AGENT THEREOF. Optionee acknowledges that Optionee may incur tax liability as a result of the purchase or disposition of the Shares and that the Code as in effect on the Date of Grant states that if any Shares received upon exercise of the Option are sold within one year of exercise or two years of the Date of Grant, the Option will not be treated as an incentive stock option for tax purposes under the Code. The Company shall not be liable in the event the Option is for any reason deemed not to be an incentive stock option or for a disqualifying disposition of an incentive stock option. In addition, although the Option is intended to be exempt from Section 409A of the Code, the Company shall not be liable to the Optionee in the event the Option is considered to be subject to Section 409A, which may subject Optionee to additional taxes, interest, and possible penalties. OPTIONEE SHOULD SEEK PROFESSIONAL TAX ADVICE BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

16.Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Optionee’s acceptance of this Agreement by electronic means. Optionee hereby consents to receive all applicable documentation by electronic delivery.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Kyle Kingsley

Kyle Kingsley

Its:Chief Executive Officer

OPTIONEE /s/ Amber Shimpa Amber Shimpa

EXHIBIT 10.62

GOODNESS GROWTH HOLDINGS, INC.
NON-PLAN
RESTRICTED STOCK UNIT AGREEMENT

(Employee Restricted Stock Unit Award)

I.	NOTICE OF GRANT

Name of Recipient:Amber Shimpa

Number of Restricted Stock Units:267,510

Date of Grant:December 14, 2022

Vesting Schedule: Subject to Section III.4 hereof and to the Employment Agreement by and between Vireo Health, Inc. (the “Subsidiary Employer”) and the Recipient identified above (“Recipient”), dated December 21, 2020 (the “Original Agreement”), as amended by an Amendment to Employment Agreement dated February 2, 2022 (the “First Amendment”) and a Second Amendment to Employment Agreement dated December 14, 2022 (the “Second Amendment” and, collectively with the Original Agreement and the First Amendment, the “Employment Agreement”), the Restricted Stock Units (hereinafter defined) shall vest ratably on each of the first three anniversaries of the date of grant identified above (the “Date of Grant”), provided that the Recipient is a Service Provider on the applicable vesting date.

This is a Restricted Stock Unit Agreement (the “Agreement”), by and between Goodness Growth Holdings, Inc., a British Columbia corporation formerly known as Vireo Health International, Inc. and successor to Vireo Health, Inc. (the “Company”), and the Recipient, entered into and effective as of the Date of Grant.

II.	BACKGROUND
1.	The Subsidiary Employer and Recipient entered into the Employment Agreement.
2.	Recipient is eligible to receive an award under the Employment Agreement in the form of Restricted Stock Units, as further described in this Agreement.
III.	AGREEMENT. Subject to the Employment Agreement, the Company hereby grants the Restricted Stock Units to Recipient under the terms and conditions as follows:
1.	Grant of Award. The Company hereby grants to Recipient, as of the Date of Grant and subject to the terms and conditions of this Agreement and the Employment Agreement, the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents the right to receive one Share, or a cash payment equal to the closing sales price on the Canadian Securities Exchange (“Fair Market Value”) of one Share as of the trading day prior to the date of settlement of the Award.
2.	Vesting and Forfeiture. The Award will vest as to the number of Restricted Stock Units and on the dates specified in the Notice of Grant above. Except as otherwise expressly provided in this Agreement or the Employment Agreement, if Recipient ceases to be an employee, member of the board of directors of the Company (the “Board”), or otherwise engaged by the Company or any affiliate of the Company to render services to such entity, then all Restricted Stock Units subject to this Award that have not yet vested shall be forfeited. In the event of the Recipient’s separation from service (as such term is defined in Section 409A of the Code and its related regulations (“409A”)) by the Company for Cause, all Restricted Stock Units, whether vested or unvested, shall be cancelled and forfeited as of the date of such separation from service for no consideration. In the event of the Recipient’s separation from service for any reason other than Cause, all vested Restricted Stock Units will remain outstanding and eligible for settlement on a Trigger Date.
3.	Nature of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Award are bookkeeping entries only and do not provide Recipient with any dividend, voting or other rights of a shareholder of the Company. The Restricted Stock Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in this Agreement are satisfied.
4.	Settlement of Units. Subject to the provisions of the Employment Agreement and this Agreement, the Company shall settle each vested Restricted Stock Unit by delivering to Recipient one Share to which such vested Restricted Stock Unit relates, a cash payment equal to the Fair Market Value of one such Share, or a combination of both upon the earliest to occur of the following (such earliest date being referred to herein as the “Trigger Date”): (a) the third (3rd) anniversary of the Date of Grant; (b) the death or permanent disability (as such term is defined in 409A) of Recipient; (c) a Change in Control of the Company; or (d) eighteen (18) months after the Recipient’s separation from service (as such term is defined in 409A) by the Company without Cause or by the Recipient for “Good Reason.”

For this purpose, “Cause” and “Good Reason” shall have the meanings ascribed to such terms in the Employment Agreement.

Such settlement shall occur as soon as practicable following the Trigger Date (but in no event later than ninety (90) days following the Trigger Date); provided, however, that if Recipient is a Specified Employee (as defined in 409A) and the Trigger Date is that which is described in subsection (d), above, then, to the extent required to comply with 409A, the settlement shall occur on the first business day following the earlier of (i) the day that is six (6) months after the Recipient’s separation from service, or (ii) the Recipient’s death.

5.	Transferability. The Award may not be assigned or transferred by Recipient other than by will or the laws of descent and distribution. The Restricted Stock Units held by any such transferee will continue to be subject to the same terms and conditions that were applicable to the Restricted Stock Units immediately prior to the transfer.
6.	No Shareholder Rights. Neither Recipient nor any permitted transferee of the Award will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Award unless and until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Recipient’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in the Employment Agreement.

7.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.
7.1	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available hereunder, will adjust the number, class, and price of shares of stock covered by the Award.
7.2	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Recipient as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.
7.3	Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Board determines (subject to the provisions of the following paragraph) without a Recipient’s consent, including, without limitation, that (A) Award will be assumed, or substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (B) upon written notice, the Award will terminate upon or immediately prior to the consummation of such merger or Change in Control; (C) any outstanding Award will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Board determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (D) (I) the termination of the Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Recipient’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Recipient’s rights, then the Award may be terminated by the Company without payment), or (II) the replacement of the Award with other rights or property selected by the Board in its sole discretion; or (E) any combination of the foregoing. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Recipient will fully vest in and have the right to exercise all of his or her unvested Restricted Stock Units, and all restrictions on such Restricted Stock Units will lapse.
7.4	For the purposes of this Section III.7, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Subordinate Voting Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common shares of the successor corporation or its publicly-traded parent company, the Board may, with the consent of the successor corporation, provide for the consideration to be received the payout of a Restricted Stock Unit, for each Share subject to such Award, to be solely common shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the merger or Change in Control.
7.5	Notwithstanding anything in this Section III.7 to the contrary, if a payment under this Agreement is subject to 409A and if the change in control definition contained in this Agreement does not comply with the definition of “change of control” for purposes of a distribution under 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under 409A without triggering any penalties applicable under 409A.
8.	Securities Law and Other Restrictions. Notwithstanding any other provision of the Employment Agreement or this Agreement, the Company shall not be required to issue, and Recipient may not sell, assign, transfer or otherwise dispose of, any Shares, unless (a) there is in effect with respect to the Shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.
9.	Tax Withholding. THE COMPANY IS ENTITLED TO (A) WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF RECIPIENT (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO RECIPIENT FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT-RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE AWARD, INCLUDING, WITHOUT LIMITATION, THE GRANT OR SETTLEMENT OF THE RESTRICTED STOCK UNITS. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, RECIPIENT AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE OR LOCAL LAW.
10.	Adjustments. Subject to the terms and conditions set forth in the Employment Agreement, in the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Administrator, in order to prevent dilution or enlargement of the rights of Recipient, shall make appropriate adjustment (which determination shall be conclusive) as to the number and kind of securities or other property (including cash) subject to the Award.

11.	Additional Definitions.
11.1	“Change in Control” means the occurrence of any of the following events:
(i)	Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Change in Control; or
(ii)	Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or
(iii)	Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)	For purposes of this Section III.11.a, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company.
(v)	Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(vi)	Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (A) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (B) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
11.2	“Fair Market Value” means, as of any date, the value of the Shares determined as follows:
(i)	If the Shares are listed on any established stock exchange or a national market system, including without limitation the Canadian Securities Exchange (the “CSE”), the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market of The Nasdaq Stock Market, or the NYSE American its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.
(ii)	If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or
(iii)	In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Board.
11.3	“Share” means a Subordinate Voting Share of the Company’s capital stock, which is intended to qualify as service recipient stock under Treasury Regulation 1.409A-1(b)(5)(iii), as adjusted pursuant to Section 10 of this Agreement.
11.4	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to this Agreement. Each Restricted Stock Unit will be settled in Shares or cash, at the discretion of the Board. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.
12.	Subject to Employment Agreement. The Award has been granted and issued under, and is subject to the terms of, the Employment Agreement. The terms of the Employment Agreement are incorporated by reference in this Agreement in their entirety. The provisions of this Agreement shall be interpreted as to be consistent with the Employment Agreement, and any ambiguities in this Agreement shall be interpreted by reference to the Employment Agreement. If any provisions of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of the Employment Agreement shall prevail.
13.	Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

14.	Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the Employment Agreement and governed by the laws of the Province of British Columbia, without regard to conflicts of laws provisions.
15.	Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and settlement of this Award and the administration of the Employment Agreement and supersede all prior agreements, arrangements, Employment Agreement and understandings relating to the grant and settlement of this Award.
16.	Amendment and Waiver. Other than as provided in the Employment Agreement and subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, Recipient agrees that the Administrator may amend the Employment Agreement or this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Employment Agreement or the Agreement to any present or future law relating to Employment Agreement of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.
17.	Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Recipient’s acceptance of this Agreement by electronic means. Recipient hereby consents to receive all applicable documentation by electronic delivery and to participate in the Employment Agreement through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock Employment Agreement administrator.

The parties hereto have executed this Agreement effective as of the Date of Grant.

GOODNESS GROWTH HOLDINGS, INC.

By:/s/ Kyle Kingsley

Kyle Kingsley

Its:Chief Executive Officer

RECIPIENT

/s/ Amber Shimpa

Amber Shimpa

Exhibit 21.1

SUBSIDIARIES

Subsidiary	State of Organization
1776 Hemp, LLC	Delaware
EHF Cultivation Management, LLC	Arizona
Elephant Head Farm, LLC	Arizona
MaryMed, LLC dba Green Goods	Maryland
Mayflower Botanicals Inc.	Massachusetts, but converted to For Profit 11/16/2018
MJ Distributing C201, LLC	Nevada
MJ Distributing P132, LLC	Nevada
Resurgent Biosciences, Inc. (fka Resurgent Pharmaceuticals, Inc.)	Delaware
Retail Management Associates, LLC	Arizona
Verdant Grove, LLC	Delaware, but converted to Massachusetts on 3/21/2020
Vireo Health of Arizona, LLC	Delaware
Vireo Health of Charm City, LLC dba Green Goods Baltimore	Maryland
Vireo Health of Massachusetts, LLC	Delaware
Vireo Health of Minnesota, LLC (fka Minnesota Medical Solutions LLC) dba Green Goods	Minnesota
Vireo Health of Nevada I, LLC	Nevada
Vireo Health of New Mexico, LLC	Delaware
Vireo Health of New York LLC (fka Empire State Health Solutions LLC)	New York
Vireo Health of Puerto Rico, LLC	Delaware
Vireo Health de Puerto Rico LLC	Puerto Rico
Vireo Health, Inc.	Delaware
Xaas Agro, Inc.	Puerto Rico

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-252690) on Form S-8 of our report dated April 1, 2024, relating to the financial statements of Goodness Growth Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants
April 1, 2024

Exhibit 31.1

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Joshua Rosen, certify that:

1. I have reviewed this Annual Report on Form 10-K of Goodness Growth Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2024
By: /s/ Joshua Rosen

Joshua Rosen

Chief Executive Officer

Exhibit 31.2

CERTIFICATION PURSUANT TO

RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Joshua Rosen, certify that:

1. I have reviewed this Annual Report on Form 10-K of Goodness Growth Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: April 1, 2024

By:/s/ Joshua Rosen

Joshua Rosen

Interim Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the report of Goodness Growth Holdings, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joshua Rosen
Joshua Rosen
Chief Executive Officer & Interim Chief Financial Officer
April 1, 2024